FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-19

Free Writing Prospectus

Structural and Collateral Term Sheet

$826,053,066

(Approximate Initial Pool Balance)

Wells Fargo Commercial Mortgage Trust 2021-C59

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Argentic Real Estate Finance LLC

LMF Commercial, LLC

Wells Fargo Bank, National Association

UBS AG

BSPRT CMBS Finance, LLC

Barclays Capital Real Estate Inc.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2021-C59

April 13, 2021

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	UBS SECURITIES LLC Co-Lead Manager and Joint Bookrunner	BARCLAYS Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., UBS Securities, LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C59	Transaction Highlights

I.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Argentic Real Estate Finance LLC	12	16	$217,774,542	26.4%
LMF Commercial, LLC	17	31	155,653,910	18.8
Wells Fargo Bank, National Association	6	6	147,070,000	17.8
UBS AG	13	24	108,136,165	13.1
BSPRT CMBS Finance, LLC	9	9	102,323,128	12.4
Barclays Capital Real Estate Inc.	6	13	95,095,321	11.5
Total	63	99	$826,053,066	100.0%

Loan Pool:

Initial Pool Balance:	$826,053,066
Number of Mortgage Loans:	63
Average Cut-off Date Balance per Mortgage Loan:	$13,111,953
Number of Mortgaged Properties:	99
Average Cut-off Date Balance per Mortgaged Property(1):	$8,343,970
Weighted Average Mortgage Interest Rate:	3.968%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	45.0%
Weighted Average Original Term to Maturity or ARD (months):	118
Weighted Average Remaining Term to Maturity or ARD (months):	115
Weighted Average Original Amortization Term (months)(2):	357
Weighted Average Remaining Amortization Term (months)(2):	355
Weighted Average Seasoning (months):	3
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1)(2):	2.36x
Weighted Average U/W Net Operating Income Debt Yield(1)(2):	10.6%
Weighted Average Cut-off Date Loan-to-Value Ratio(1)(2):	58.3%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1)(2):	53.9%
% of Mortgage Loans with Additional Subordinate Debt(3):	6.4%
% of Mortgage Loans with Single Tenants(4):	20.1%

(1)     With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)    For certain of the mortgage loans, underwritten net cash flow, underwritten net operating income and appraised values of the related mortgaged properties were determined, or were calculated based on information as of a date, prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the loan-to-value, debt service coverage and debt yield metrics presented in this term sheet may not reflect current market conditions.

(3)   The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

(4)   Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C59	Transaction Highlights

II.       COVID-19 Update

The following table contains information regarding the status of the mortgage loans and mortgaged properties provided by the respective borrowers as of the date set forth in the “Information As Of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the mortgage loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. Any information in the following table will be superseded by the information contained under the heading “Description of the Mortgage Pool—COVID-19 Considerations” in the Preliminary Prospectus.

Mortgage Loan Seller	Information as of Date	Origination Date	Mortgaged Property Name	Mortgaged Property Type	February Debt Service Payment Received (Y/N)	March Debt Service Payment Received (Y/N)	April Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Total SF or Unit Count Making Full February Rent Payment (%)	UW February Base Rent Paid (%)	Total SF or Unit Count Making Full March Rent Payment (%)	UW March Base Rent Paid (%)
WFB	4/12/2021	4/9/2021	Two Penn Center	Office	NAP(1)	NAP(1)	NAP(1)	No	No	Yes(2)	72.4%	88.3%	71.5%	87.1%
AREF	3/17/2021	2/3/2021	Amazon @ Atlas	Office	NAP	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
AREF	3/17/2021	3/17/2021	Tri-State Distribution Center	Industrial	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	4/2/2021	3/31/2021	Magna Seating HQ	Office	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	3/31/2021	2/14/2020	MGM Grand & Mandalay Bay(3)	Hospitality	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	4/7/2021	4/5/2021	Seacrest Homes	Multifamily	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	3/29/2021	11/24/2020	Phoenix Industrial Portfolio V	Industrial	Y	Y	Y	N	N	N	95.8%	96.0%	100.0%	100.0%
WFB	3/31/2021	3/30/2021	Consumer Cellular	Office	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
WFB	3/31/2021	3/5/2021	160 Pine Street	Office	NAP(4)	NAP(4)	[NAP](4)	N	N	Y(5)	75.7%	97.3%	75.7%	97.3%
AREF	3/17/2021	2/12/2021	Metairie MOB Portfolio	Various	NAP	NAP	Y	N	N	Y(6)	100.0%	100.0%	100.0%	100.0%
LMF	4/6/2021	1/28/2021	Burke Town Center	Retail	NAP	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	4/6/2021	3/12/2021	Southridge Center	Retail	NAP	NAP	NAP	N	N	Y(7)	100.0%	100.0%	100.0%	100.0%
UBS AG	3/31/2021	1/29/2021	8800 Baymeadows	Office	NAP(8)	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	4/7/2021	2/3/2021	Seaport Homes	Multifamily	NAP	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
AREF	3/31/2021	4/1/2021	2209 Sulphur Spring	Industrial	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
AREF	3/31/2021	4/1/2021	Southeast G6 Portfolio	Hospitality	NAP	NAP	NAP	N	N	N	(9)	(9)	(9)	(9)
BSPRT	3/32021	2/3/2021	Crescent Gateway	Mixed Use	NAP	Y	Y	N	N	N	100.0%	100.0%	98.4%	98.3%
BSPRT	3/23/2021	3/24/2021	Herndon Square	Office	NAP	NAP	NAP	N	N	N	100.0%	100.0%	96.7%	97.7%
LMF	4/6/2021	3/18/2021	Aspen Court Apartments	Multifamily	NAP	NAP	NAP	N	N	N	98.3%	98.5%	96.6%	97.5%
LMF	4/6/2021	12/11/2020	Bensalem Plaza Shopping Center	Retail	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
AREF	10/10/2020	2/4/2020	Athens West Shopping Center(10)	Retail	Y	Y	Y	Y	Y	Y	100.0%	100.0%	100.0%	100.0%
LMF	4/6/2021	3/10/2021	Chico Mobile Country Club	Manufactured Housing Community	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	4/6/2021	12/2/2020	Allerand Portfolio 1	Retail	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
WFB	3/31/2021	3/25/2021	Ontario Gateway	Office	NAP(1)	NAP(1)	NAP(1)	N	N	Y(11)	95.4%	92.4%	95.4%	97.7%
LMF	4/6/2021	2/11/2021	Cobble Hill Multifamily Portfolio	Mixed Use	NAP	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	3/29/2021	2/26/2021	Walgreens Portfolio	Retail	NAP(4)	NAP(4)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	4/6/2021	3/25/2021	Gateway Business Park	Industrial	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	3/30/2021	2/16/2021	Dearborn Industrial Portfolio	Industrial	NAP(4)	NAP(4)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	4/6/2021	12/11/2020	Detroit Chassis	Industrial	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	4/6/2021	3/16/2021	Goldman Multifamily Portfolio Tranche 5	Multifamily	NAP	NAP	NAP	N	N	N	(12)	(12)	99.0%(12)	99.0%(12)
AREF	2/28/2021	3/31/2021	The Loom	Office	NAP	NAP	NAP	N	N	N(13)	100.0%	100.0%	100.0%	100.0%
BSPRT	4/7/2021	3/15/2021	Walgreens Bayamón	Retail	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
AREF	3/3/2021	4/7/2021	Sedona Village	Retail	NAP(14)	NAP(14)	NAP(14)	N	N	Y(15)	100.0%	100.0%	[__]%	[__]%
LMF	4/6/2021	3/23/2021	Washington Street Storage Portfolio #2	Self Storage	NAP	NAP	NAP	N	N	N	(16)	(16)	(16)	(16)
UBS AG	4/1/2021	2/25/2021	The Shops at 407 & Corner Shoppes	Retail	NAP(4)	NAP(4)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
AREF	3/22/2021	2/12/2021	10 Industrial Avenue	Industrial	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
WFB	3/22/2021	3/26/2021	Oak Park Michigan Storage	Self Storage	NAP(1)	NAP(1)	NAP(1)	N	N	N	90.7%	98.3%	90.7%	98.5%
WFB	3/22/2021	3/26/2021	Farmington Hills Michigan Storage	Self Storage	NAP(1)	NAP(1)	NAP(1)	N	N	N	86.8%	99.2%	86.7%	98.7%
UBS AG	4/1/2021	3/26/2021	Haight & Fillmore Apartments	Multifamily	NAP(1)	NAP(1)	NAP(1)	N	N	Y(17)	92.9%	98.8%	96.4%	99.6%
LMF	4/6/2021	2/10/2021	GoodFriend Self Storage - East Harlem	Other	NAP	Y	Y	N	N	Y(18)	100.0%	100.0%	100.0%	100.0%
LMF	4/6/2021	3/3/2021	Whispering Palms Apartments	Multifamily	NAP	NAP	Y	N	N	N	NAV	97.9%	NAV	100.8%
Barclays	4/9/2021	3/11/2021	Elite RV & Boat Storage	Self Storage	NAP	NAP	NAP	N	N	N	99.2%(19)	99.2%(19)	98.7%(19)	98.7%(19)
AREF	3/23/2021	3/31/2021	Arcadia Shopping Center	Retail	NAP	NAP	NAP	N	N	Y(20)	100.0%	100.0%	100.0%	100.0%
AREF	3/20/2021	3/23/2021	Turtle Creek Apartments	Multifamily	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	3/31/2021	2/16/2021	Walgreens-Burbank	Retail	NAP(4)	NAP(4)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	3/29/2021	2/5/2021	Village Circle Apartments	Multifamily	NAP(8)	Y	Y	N	N	N	97.0%	97.0%	NAV	NAV
LMF	4/6/2021	2/26/2021	CVS Portfolio	Retail	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C59	Transaction Highlights

Mortgage Loan Seller	Information as of Date	Origination Date	Mortgaged Property Name	Mortgaged Property Type	February Debt Service Payment Received (Y/N)	March Debt Service Payment Received (Y/N)	April Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Total SF or Unit Count Making Full February Rent Payment (%)	UW February Base Rent Paid (%)	Total SF or Unit Count Making Full March Rent Payment (%)	UW March Base Rent Paid (%)
LMF	4/6/2021	3/5/2021	La Hacienda Apartments	Multifamily	NAP	NAP	Y	N	N	N	NAV	103.1%	95.8%	96.0%
LMF	4/6/2021	3/15/2021	260 Centre Avenue	Multifamily	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	3/29/2021	2/26/2021	Walgreens-Coralville	Retail	NAP(4)	NAP(4)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	4/6/2021	3/26/2021	Outerbanks Portfolio	Hospitality	NAP	NAP	NAP	N	N	N	(21)	(21)	(21)	(21)
UBS AG	3/31/2021	3/29/2021	Astoria Portfolio	Industrial	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
Barclays	3/31/2021	3/31/2021	Tramec Sloan Industrial Building	Industrial	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	3/29/2021	2/26/2021	Walgreens-Germantown	Retail	NAP(4)	NAP(4)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	4/1/2021	12/23/2019	Davita - Lakeport	Office	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	4/11/2021	3/12/2020	Oak Park & Pecan Acres MHC Portfolio	Manufactured Housing Community	Y	Y	Y	N	N	N	NAV	96.5%	NAV	NAV
Barclays	4/1/2021	4/5/2021	850-860 Meridian Avenue	Multifamily	NAP	NAP	NAP	N	N	N	100.0%(22)	100.0%(22)	100.0%(23)	100.0%(23)
BSPRT	3/31/2021	2/24/2021	Oakwood Flex Complex	Mixed Use	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	4/2/2021	1/29/2021	Peace River Village MHC	Manufactured Housing Community	NAP	Y	Y	N	N	N	98.3%	97.7%	100.0%	100.0%
UBS AG	4/1/2021	12/17/2020	StorQuest Phoenix - Bell Road	Self Storage	Y	Y	Y	N	N	N	98.4%	98.9%	99.3%	98.2%
LMF	4/11/2021	3/12/2020	Dunedin Mini Storage	Self Storage	Y	Y	Y	N	N	N	NAV	105.1%	NAV	NAV
BSPRT	4/5/2021	2/11/2021	Dollar General Port Wentworth	Retail	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%

(1)	The related Mortgage Loans have their first due date in May 2021.

(2)	With respect to the Two Penn Center mortgage loan, six (6) tenants, representing approximately 7.2% of net rentable area and 6.2% of underwritten base rent, requested and received rent relief. Additionally, fifteen (15) retail tenants, representing approximately 3.1% of net rentable area and 4.5% of underwritten base rent, are currently abated and the borrower sponsor has indicated the past due rent will be forgiven.

(3)	With respect to the MGM Grand & Mandalay Bay mortgage loan, the borrowers sent a notice to the mortgage lender on February 8, 2021, which provides that the borrowers expect that, when the mortgage lender determines the DSCR as of December 31, 2020, a MGM Grand & Mandalay Bay Trigger Period will occur under the terms of the MGM Grand & Mandalay Bay Whole Loan documents. Accordingly, the borrowers have provided notice to the mortgage lender of their desire to elect to deliver an excess cash flow guaranty for the benefit of the mortgage lender in lieu of depositing all excess cash flow into a reserve account in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents. The borrowers proposed (i) BREIT Prime Lease Holdings LLC and (ii) MGM Growth Properties Operating Partnership LP to be the guarantors under the excess cash flow guaranty.

(4)	The related Mortgage Loans have their first due date in April 2021.

(5)	With respect to the 160 Pine Street mortgage loan, five (5) tenants, representing approximately 23.5% of net rentable area and 21.7% of underwritten base rent, requested relief and four (4) tenants, representing approximately 21.1% of net rentable area and 19.9% of underwritten base rent, received such rent relief.

(6)	With respect to the Metairie MOB Portfolio mortgaged properties, four (4) tenants, representing approximately 17.3% of net rentable area and 14.5% of underwritten base rent, were granted relief by the borrower sponsor in which the borrower sponsor, for the rents that were due in April and/or May of 2020, either allowed the tenants to utilize common area maintenance reimbursement to cover up to two months of base rent or deferred rent. All tenants were current on their rents for February and March of 2021.

(7)	With respect to the Southridge Center mortgaged property, three (3) tenants executed rent deferral agreements, including Petco (2.4% of net rentable area and 5.3% of underwritten base rent), Lovely Nails & Salon (0.5% of net rentable area and 1.3%% of underwritten base rent) and Buffalo Wild Wings (ground leased outparcel). Petco deferred $12,750 per month from April 2020 through July 2020 and is required to repay $4,636 per month from February 2021 through December 2021. Lovely Nails deferred $2,100 per month from April 2020 through June 2020 and repaid $1,050 per month from July 2020 through December 2020. Buffalo Wild Wings deferred $5,042 per month from May 2020 through August 2020 and is required to repay $3,361 per month from January 2021 through June 2021.

(8)	The related Mortgage Loans have their first due date in March 2021.

(9)	With respect to the Southeast G6 Portfolio – Studio 6 Augusta mortgaged property, the February and March 2021 occupancy, ADR and RevPAR information was 47.4%, $32.68 and $15.48 and [__]%, $[__] and $[__], respectively.

With respect to the Southeast G6 Portfolio – Motel 6 Augusta mortgaged property, the February and March 2021 occupancy, ADR and RevPAR information was 68.3%, $43.13 and $29.44 and [__]%, $[__] and $[__], respectively.

With respect to the Southeast G6 Portfolio – Motel 6 Greenville mortgaged property, the February and March 2021 occupancy, ADR and RevPAR information was 61.6%, $41.26 and $25.43 and [__]%, $[__] and $[__], respectively.

With respect to the Southeast G6 Portfolio – Studio 6 Savannah mortgaged property, the February and March 2021 occupancy, ADR and RevPAR information was 54.5%, $43.66 and $23.79 and [__]%, $[__] and $[__], respectively.

With respect to the Southeast G6 Portfolio – Studio 6 Chamblee mortgaged property, the February and March 2021 occupancy, ADR and RevPAR information was 84.3%, $48.06 and $40.50 and [__]%, $[__] and $[__], respectively.

(10)	With respect to the Athens West Shopping Center mortgaged property, pursuant to that certain Modification to Loan Documents, dated as of May 6, 2020 (the “Modification Agreement”), by and among the lender, the borrower and the guarantor, the borrower acknowledged to the lender that a cash management period was continuing, and a shortfall reserve subaccount in the amount of $320,000 was established with (i) a $160,000 deposit from the borrower and (ii) the funds remaining in the earnout subaccount after a partial prepayment of the Mortgage Loan in the amount of $100,000 from funds in the earnout subaccount. Pursuant to the Modification Agreement, the lender was required to apply 50% of any amounts remaining in the shortfall reserve subaccount as of October 6, 2020 to a partial prepayment of the Mortgage Loan on the following payment date (with any amounts remaining in the shortfall reserve subaccount after such partial prepayment required to be transferred into the rollover reserve subaccount to be applied towards approved leasing expenses), and the borrower was required to pay the applicable yield maintenance premium. On November 6, 2020, the lender applied the amount of $119,584.21 from funds in the shortfall reserve subaccount to a partial prepayment of the Mortgage Loan, with the remaining amounts being transferred into the rollover reserve subaccount. On January 6, 2021, the cash management period was terminated after the lender determined that the borrower satisfied certain conditions under the Modification Agreement.

(11)	With respect to the Ontario Gateway mortgage loan, three (3) tenants, representing approximately 13.9% of net rentable area and 12.1% of underwritten base rent, requested and received rent relief.

(12)	With respect to the Goldman Multifamily Portfolio Tranche 5, February collections are not applicable due to the Goldman Multifamily Portfolio Tranche 5 properties being in lease up during that time. The seller and current property manager acquired the Goldman Multifamily Portfolio Tranche 5 properties between December 2019 and July 2020 in certain states of distress. The seller rehabilitated and stabilized the Goldman Multifamily Portfolio Tranche 5 properties from an occupancy and rent perspective, which is reflected in the 93.4% occupancy level as of March 12, 2021. Of the seven (7) Goldman Chicago Multifamily Portfolio Tranche 5 properties in the portfolio, six were purchased out of receivership and one had been fully vacant. Total SF or Unit Count Making Full March Rent Payment (%) and UW March Base Rent Paid (%) are based on rent collections through March 31, 2021 as a percentage of the in-place annual contract rent. The March 2021 rent collections assume 100.0% collection of subsidized rent, however, some of the payments had yet to be received as of March 31, 2021, due to the timing of The Chicago Housing Authority’s rent determination process.

(13)	With respect to The Loom mortgaged property, the borrower sponsor indicated that no tenants have requested or received rent relief. The borrower sponsor provided an accounts receivable report dated March 9, 2021 that shows an amount of $1,025 that is over thirty days delinquent.

(14)	The related Mortgage Loan has its first due date in June 2021.

(15)	With respect to the Sedona Village mortgaged property, eight (8) tenants, representing approximately 29.7% of net rentable area and 41.9% of underwritten base rent, requested rent relief, which the borrower did not grant. All eight (8) tenants are currently making their full rent payments.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C59	Transaction Highlights

(16)	With respect to the Washington Street Storage Portfolio #2, as of April 7, 2021, 5.7% of underwritten base rents were 31-60 days overdue, 4.5% of underwritten base rents were 61-90 days overdue and 3.8% of underwritten rents were 91-120 days overdue.

(17)	With respect to the Haight & Fillmore Apartments, two (2) commercial tenants have requested rent relief, representing approximately 7.5% of net rentable area and 3.6% of underwritten base rent. According to the sponsor, since November 2020, Paula's Café (3.9% of net rentable area and 0.0% of underwritten base rent) has been permitted by the Sponsor to pay partial rent of $32.00 per sq. ft. until the restaurant is permitted to open at 100.0% capacity. At that time, the Sponsor will negotiate new lease terms and settle on the deferred rent of approximately $25,000. UBS is not including rental income from Paula's Cafe in underwriting. Dolled & Dapper (3.6% of net rentable area and 3.6% of underwritten base rent) requested rent relief from the Sponsor, and will pay an adjusted rent of $42.86 per sq. ft. for the remainder of the lease term, which will end on December 31, 2021.

(18)	With respect to the GoodFriend Self Storage – East Harlem, the mortgaged property is ground leased to 166 East 124th St. Storage, LLC (the “Ground Tenant”), which entity master leased all of the space to GoodFriend Self Storage (“GoodFriend”). GoodFriend received their certificate of occupancy in May 2020 and has been leasing up the mortgaged property. GoodFriend paid approximately 47% of its rent between the months of April and August before paying the balance of back rent in September 2020. GoodFriend is now current on rent payments as of November 2020. The Ground Tenant has paid all ground rent payable under the ground lease to the borrower when due.

(19)	With respect to the Elite RV & Boat Storage mortgaged property, "Total SF or Unit Count Making Full February Rent Payment (%)", “UW February Base Rent Paid (%)", "Total SF or Unit Count Making Full March Rent Payment (%)" and "UW March Base Rent Paid (%)" are based on rent collections through April 8, 2021.

(20)	With respect to the Arcadia Shopping Center mortgaged property, one (1) tenant, representing 7.9% of net rentable area and 8.4% of the underwritten base rent, is paying 40% of base rent. Note that the lender did not include any income from the tenant in the underwriting and therefore the tenant is excluded from the calculations above. Furthermore, four (4) tenants, representing 46.5% of net rentable area and 50.8% of the underwritten executed lease amendments generally deferred up to two (2) months of rent between April and June of 2020. These four (4) tenants are paying back the rents in twelve (12) installments, with all repayment periods ending January 1, 2022.

(21)	With respect to the Outerbanks Portfolio – Colonial Inn mortgaged property, for the trailing 12 months as of February 2021, occupancy, ADR and RevPAR information was 47.8%, $152.76 and $72.96, respectively. With respect to the Outerbanks Portfolio – Seahorse Inn mortgaged property, for the trailing 12 months as of February 2021, occupancy, ADR and RevPAR information was 45.3%, $135.19 and $61.18, respectively.

(22)	With respect to the 850-860 Meridian Avenue mortgage loan, "Total SF or Unit Count Making Full February Rent Payment (%)" and "UW February Base Rent Paid (%)" are based on rent collections through February 28, 2021.

(23)	With respect to the 850-860 Meridian Avenue mortgage loan, "Total SF or Unit Count Making Full March Rent Payment (%)" and "UW March Base Rent Paid (%)" are based on rent collections through April 4, 2021.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C59	Characteristics of the Mortgage Pool

III.       Summary of the Whole Loans

No.	Loan Name	Mortgage Loan Seller in WFCM 2021-C59	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
5	MGM Grand & Mandalay Bay	Barclays	$36,500,000	$1,634,200,000	BX 2020-VIVA(2)	KeyBank National Association	Situs Holdings, LLC	BX 2020-VIVA	$670,139
								BX 2020-VIV2	$794,861
								BX 2020-VIV3	$1,000,000
								BX 2020-VIV4	$550,000,000
								Benchmark 2020-B18	$65,000,000
								Benchmark 2020-B19	$80,000,000
								Benchmark 2020-B20	$70,000,000
								Benchmark 2020-B21	$75,000,000
								Benchmark 2020-B22	$75,000,000
								Benchmark 2021-B23	$75,000,000
								Benchmark 2021-B24	$79,985,667
								DBJPM 2020-C9	$50,000,000
								BBCMS 2020-C8	$69,500,000
								BBCMS 2021-C9	$58,000,000
								GSMS 2020-GSA2	$65,000,000
								WFCM 2020-C58	$45,000,000
								CSAIL 2021-C20	$39,055,333
								Future Securitization(s)	$198,694,000
6	Seacrest Homes	BSPRT	$30,000,000	$48,000,000	WFCM 2021-C59	Wells Fargo Bank, National Association	Argentic Services Company LP	Future Securitization(s)	$18,000,000
7	Phoenix Industrial Portfolio V	UBS AG	$29,774,501	$94,285,919	GSMS 2020-GSA2	Midland Loan Services, a Division of PNC Bank N.A	LNR Partners LLC	GSMS 2020-GSA2	$65,000,000
15	Seaport Homes	BSPRT	$18,000,000	$32,000,000	WFCM 2021-C59	Wells Fargo Bank, National Association	Argentic Services Company LP	BBCMS 2021-C9	$14,000,000
18	Crescent Gateway	BSPRT	$15,929,166	$47,787,499	BBCMS 2021-C9	Midland Loan Services, a Division of PNC Bank N.A	Midland Loan Services, a Division of PNC Bank N.A	BBCMS 2021-C9	$32,000,000
19	Herndon Square	BSPRT	$15,477,747	$30,456,211	WFCM 2021-C59	Wells Fargo Bank, National Association	Argentic Services Company LP	Future Securitization(s)	$15,000,000
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes any related Subordinate Companion Loans.

(2)	Control rights are currently exercised by the holder of the related Subordinate Companion Loan until the occurrence and during the continuation of a control appraisal period for the related whole loan, as described under "Description of the Mortgage Pool--The Whole Loans--The Non-Serviced A/B Whole Loans--MGM Grand & Mandalay Bay" in the Preliminary Prospectus

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2021-C59	Characteristics of the Mortgage Pool

IV.       Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	12	$298,757,599	36.2%	57.3%	55.3%	2.77x	10.5%	10.0%	3.602%
CBD	4	167,970,000	20.3	51.4	51.4	3.48	11.1	10.7	3.184
Suburban	5	109,309,044	13.2	65.2	61.6	1.92	9.7	8.9	4.095
Medical	2	13,178,556	1.6	64.2	54.5	1.53	8.8	8.7	4.602
Urban	1	8,300,000	1.0	62.4	51.1	1.78	11.2	10.2	3.990
Retail	25	135,004,723	16.3	59.9	55.0	2.10	10.7	10.1	4.255
Anchored	4	52,110,797	6.3	54.7	48.8	2.52	12.9	11.6	4.068
Single Tenant	17	48,073,926	5.8	61.1	58.4	1.96	9.3	9.1	4.262
Shadow Anchored	1	22,000,000	2.7	71.0	62.4	1.33	8.5	8.3	4.720
Unanchored	3	12,820,000	1.6	57.9	55.1	2.21	11.3	10.8	4.192
Industrial	18	129,936,323	15.7	62.3	55.8	1.77	9.7	9.1	4.200
Warehouse Distribution	6	74,624,501	9.0	64.1	58.5	1.66	9.2	8.7	4.337
Warehouse	2	26,717,105	3.2	58.1	52.5	1.74	8.8	8.3	3.971
Flex	8	16,174,090	2.0	62.4	54.4	2.40	12.2	11.4	3.875
Manufacturing	2	12,420,628	1.5	60.5	48.8	1.74	11.3	10.4	4.299
Multifamily	17	107,314,415	13.0	59.9	55.1	1.94	9.1	8.8	4.119
Mid Rise	4	59,450,000	7.2	53.5	53.5	2.30	8.9	8.8	3.791
Garden	6	38,864,415	4.7	66.4	55.8	1.41	9.1	8.6	4.658
Low Rise	7	9,000,000	1.1	73.8	62.1	1.81	10.8	10.3	3.958
Hospitality	8	56,772,776	6.9	40.4	36.9	4.13	18.2	17.6	4.010
Full Service	2	36,500,000	4.4	35.5	35.5	4.95	17.9	17.9	3.558
Extended Stay	4	15,979,272	1.9	47.8	38.8	2.77	19.0	17.0	4.590
Limited Service	2	4,293,503	0.5	54.3	41.7	2.22	18.4	16.7	5.700
Mixed Use	5	43,963,247	5.3	63.6	52.7	1.44	8.8	8.6	4.281
Office/Retail	2	31,045,251	3.8	65.0	52.4	1.39	8.5	8.3	4.325
Multifamily/Retail	2	10,300,000	1.2	61.7	56.1	1.33	7.9	7.8	4.170
Industrial/Office	1	2,617,996	0.3	55.1	44.2	2.47	16.0	14.5	4.200
Self Storage	9	31,512,500	3.8	66.1	60.3	1.69	9.5	9.3	4.080
Self Storage	9	31,512,500	3.8	66.1	60.3	1.69	9.5	9.3	4.080
Manufactured Housing Community	4	16,291,482	2.0	57.8	53.9	2.01	9.2	9.0	3.960
Manufactured Housing Community	4	16,291,482	2.0	57.8	53.9	2.01	9.2	9.0	3.960
Other	1	6,500,000	0.8	41.4	41.4	2.31	11.1	11.1	4.720
Leased Fee	1	6,500,000	0.8	41.4	41.4	2.31	11.1	11.1	4.720
Total/Weighted Average:	99	$826,053,066	100.0%	58.3%	53.9%	2.36x	10.6%	10.1%	3.968%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Two Penn Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance:	$67,900,000		Location:	Philadelphia, PA
	Cut-off Date Balance:	$67,900,000		Size:	516,108 SF
	% of Initial Pool Balance:	8.2%		Cut-off Date Balance Per SF:	$131.56
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$131.56
	Borrower Sponsor:	Alex Schwartz		Year Built/Renovated:	1956/1987
	Guarantor:	Alex Schwartz		Title Vesting:	Fee
	Mortgage Rate:	3.2680%		Property Manager:	ASI Management
	Note Date:	April 9, 2021		Current Occupancy (As of):	84.8% (12/2/2020)
	Seasoning:	1 month		YE 2019 Occupancy(2):	93.5%
	Maturity Date:	April 11, 2031		YE 2018 Occupancy(2):	95.6%
	IO Period:	120 months		YE 2017 Occupancy(2):	94.9%
	Loan Term (Original):	120 months		YE 2016 Occupancy(2):	93.3%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$118,700,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$229.99
	Call Protection:	L(25), D(91), O(4)		As-Is Appraisal Valuation Date:	February 26, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(3)
	Additional Debt:	None		YE 2020 NOI:	$7,751,540
	Additional Debt Type (Balance):	NAP		YE 2019 NOI:	$8,294,775
				YE 2018 NOI:	$8,172,766
				YE 2017 NOI:	$7,659,069
				U/W Revenues:	$13,458,637
				U/W Expenses:	$5,395,108
Escrows and Reserves(1)				U/W NOI:	$8,036,529
	Initial	Monthly	Cap	U/W NCF:	$7,515,876
Real Estate Taxes	$125,966	$125,966	NAP	U/W DSCR based on NOI/NCF:	3.58x / 3.34x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.9% / 11.1%
Replacement Reserve	$0	$6,472	$233,006	U/W Debt Yield at Maturity based on NOI/NCF:	11.9% / 11.1%
TI/LC reserve	$500,000	$43,009	$1,500,000	Cut-off Date LTV Ratio:	57.2%
Gap Rent Reserve	$14,625	NAP	NAP	LTV Ratio at Maturity:	57.2%
Additional Tenant Reserve	$1,142,036	NAP	NAP

Sources and Uses
Sources			Uses
Original loan amount	$67,900,000	100.0%	Loan payoff(4)	$44,048,623	64.9%
			Closing costs	754,912	1.1
			Reserves	1,933,447	2.9
			Return of equity	21,163,018	31.2
Total Sources	$67,900,000	100.0%	Total Uses	$67,900,000	100.0%

(1)	See “Escrows” section below.

(2)	Represents occupancy as of the fourth quarter of each year.

(3)	While the Two Penn Center Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Two Penn Center Mortgage Loan more severely than assumed in the underwriting of Two Penn Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The Two Penn Center Mortgage Loan paid off the existing CMBS loan that was securitized in DBUBS 2011-LC2A.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$67,900,000
1500 John F. Kennedy Boulevard	Two Penn Center	Cut-off Date LTV:	57.2%
Philadelphia, PA 19102		U/W NCF DSCR:	3.34x
		U/W NOI Debt Yield:	11.9%

The Mortgage Loan. The mortgage loan (the “Two Penn Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 516,108 square foot office building located in Philadelphia, Pennsylvania (the “Two Penn Center Property”).

The Borrower and Borrower Sponsor. The borrower is Crown Two Penn Center Associates Limited Partnership (the “Two Penn Center Borrower”), a Pennsylvania limited partnership and single purpose entity, with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Two Penn Center Loan. The borrower sponsor is Alex Schwartz.

The non-recourse carveout guarantor is Alex Schwartz. Mr. Schwartz is the principal and owner of ASI Management, a real estate company founded in 1996 and located in Philadelphia, Pennsylvania with approximately 100 employees. Mr. Schwartz has an ownership interest in nine office buildings totaling approximately 2.6 million square feet in Philadelphia, Pennsylvania, inclusive of the Two Penn Center Property (as defined below).

The Property. The Two Penn Center Property comprises a 516,108 square foot, Class B, high-rise office property with ground floor and subterranean concourse retail located in Philadelphia, Pennsylvania. Constructed in 1956 and renovated in 1987, the Two Penn Center Property is situated on an 1.17 acre site with views of Love Park and Dilworth Park on the north and east side of the building. The typical floor plate is approximately 24,000 square feet and the retail represents approximately 8.5% of the net rentable area and 12.2% of the underwritten rent. The Suburban Station regional rail station, which provides access to suburban Philadelphia, is accessible from the Two Penn Center Property’s concourse level. There is no dedicated parking, however, the Love Park Garage, with 810 parking spaces, is accessible via the underground concourse. Since 2012, the Two Penn Center Borrower has spent approximately $6.5 million on renovations including complete replacement of 16 floors of bathrooms, renovation of 17 common area hallways, replacement of 75 HVAC fan coil units, installation of a new HVAC control system, and modernization of the freight elevator. As of December 2, 2020, the Two Penn Center Property was 84.8% leased to 134 tenants, with no tenant making up more than 6.9% of net rentable area and 7.9% of underwritten base rent.

Major Tenants.

Philadelphia Municipal Authority (A-/A2/A; F/M/S&P; 35,504 square feet; 6.9% of net rentable area; 7.9% of underwritten base rent; October 31, 2022 and 11/30/2027 lease expirations) – Philadelphia Municipal Authority has been a tenant at the property since 2003 and most recently renewed 31,499 square feet of space in 2017 for an additional 10 years. The tenant has 1, 5-year renewal option on this space at 3% above then current base rent. In addition, the tenant signed a five year lease for another 4,005 square feet of space in 2017, which expires on October 31, 2022, and has no renewal options.

GSA-Federal Government (AAA/ Aaa/AA+; F/M/S&P; 25,964 square feet; 5.0% of net rentable area; 6.5% of underwritten base rent; 5/31/2024 lease expiration) – GSA has been a tenant at the property since 2011, and the space is used by the Social Security Administration. The tenant recently renewed its lease for three years, effective June 1, 2021. The GSA has two, 2-year renewal options remaining. The tenant can terminate its lease, in whole or part, at any time after the 24th month of the renewal term, with 180 days’ written notice.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$67,900,000
1500 John F. Kennedy Boulevard	Two Penn Center	Cut-off Date LTV:	57.2%
Philadelphia, PA 19102		U/W NCF DSCR:	3.34x
		U/W NOI Debt Yield:	11.9%

The following table presents certain information relating to the tenancy at the Two Penn Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Philadelphia Municipal Authority	A-/A2/A	35,504	6.9%	$26.55	$942,766	7.9%	11/30/2027(2)	Y	N
GSA-Federal Government	AAA/ Aaa/AA+	25,964	5.0%	$29.98	$778,332	6.5%	5/31/2024	Y	Y(3)
Spear, Greenfield & Richman	NR/NR/NR	12,847	2.5%	$20.26	$260,319	2.2%	4/30/2025	N	Y(4)
Silvers & Langsam, PC	NR/NR/NR	12,601	2.4%	$25.00	$315,025	2.6%	2/282028	N	N
Leonard, Sciolla, Hutchinson	NR/NR/NR	9,521	1.8%	$24.50	$233,265	1.2%	2/28/2023	Y	N

Total Major Tenants		96,437	18.3%	$26.23	$2,529,707	21.1%
Non-Major Tenant		341,408	66.2%	$27.70	$9,458,137	78.9%

Occupied Collateral		437,845	84.8%	$27.38	$11,987,884	100.0%

Vacant		78,263	15.2%

Collateral Total		516,108	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through June 2022 totalling $348,757.

(2)	The Philadelphia Municipal Authority occupies four suites. Three of the suites, totalling 31,449 square feet expire 11/30/2027, and the fourth suite, totalling 4,005 square feet, expires October 31, 2022.

(3)	The GSA has the right to terminate their lease on 31,449 square feet after June 1, 2023 with 180 days’ notice.

(4)	Spear, Greenfield & Richman has two suites has a one-time right to terminate their lease at the expiration of the 36th month (February 1, 2023), with four months written notice and payment of a termination fee equal to two months of the third year’s base rent.

The following table presents certain information relating to the lease rollover schedule at the Two Penn Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	18	20,798	4.0%	20,798	4.0%	$557,317	4.7%	$26.80
2021	18	47,354	9.2%	68,152	13.2%	$1,171,826	9.8%	$24.75
2022	22	60,458	11.7%	128,610	24.9%	$1,637,258	13.7%	$27.08
2023	14	69,404	13.4%	198,014	38.3%	$1,928,012	16.1%	$27.78
2024	20	45,279	8.8%	243,293	47.1%	$1,497,585	12.5%	$33.07
2025	13	54,559	10.6%	297,852	57.7%	$1,473,404	12.3%	$27.01
2026	11	45,601	8.8%	343,453	66.5%	$1,183,393	9.9%	$25.95
2027	8	46,445	9.0%	389,898	75.5%	$1,249,838	10.4%	$26.91
2028	6	31,369	6.1%	421,267	81.6%	$914,255	7.6%	$19.57
2029	2	5,941	1.2%	427,208	82.8%	$155,147	1.3%	$26.11
2030	1	2,627	0.5%	429,835	83.3%	$77,234	0.6%	$29.40
2031	1	5,446	1.1%	435,381	84.4%	$140,725	1.2%	$25.84
Thereafter(3)	3	2,564	0.5%	437,945	84.9%	$1,890	0.0%	$0.74
Vacant		78,263	15.2%	516,108	100.0%	$2,246,314	18.7%	$28.70
Total/Weighted Average	134	516,108	100.0%			$14,234,198	100.0%	$27.58

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the Lease Expiration Schedule.

(3)	Includes a 2,378 square foot conference center, a 60 square foot maintenance closet and a 126 square foot storage space that have no expiration dates.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$67,900,000
1500 John F. Kennedy Boulevard	Two Penn Center	Cut-off Date LTV:	57.2%
Philadelphia, PA 19102		U/W NCF DSCR:	3.34x
		U/W NOI Debt Yield:	11.9%

The following table presents historical occupancy percentages at the Two Penn Center Property:

Historical Occupancy(1)

2016	2017	2018	2019	12/2/2020(2)
93.3%	94.9%	95.6%	93.5%	84.8%

(1)	Historical Occupancy obtained from a third party research provider and represents occupancy as of the fourth quarter of each year.
(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of April 12, 2021, the Two Penn Center Property is open and operating; however, most of the office tenants are working remotely. Approximately 88.3% of tenants by UW base rent and 72.4%% of tenants by square footage paid full rent in February. Approximately 87.1% of tenants by UW base rent and 71.5% of tenants by square footage paid full rent in March. Six tenants totaling 7.2% of net rentable area received formal rent relief. Additionally, there are 15 ground floor retail and concourse retail tenants, totaling 3.1% of net rentable area, that currently have abated rent. There is no formal agreement with the Two Penn Center Borrower for these spaces, however, the Borrower has indicated they will forgive the past due rent. The first payment for the Two Penn Center Mortgage Loan is due May 11, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Two Penn Center Property:

Cash Flow Analysis

	2017	2018	2019	2020	U/W	%(1)	U/W $ per SF
Base Rent	$11,092,070	$11,977,771	$12.243,391	$11,050,926	$14,234,198(2)(3)	90.6%	$27.58
Grossed Up Vacant Space	0	0	0	0	0	0	0.00
Gross Potential Rent	$11,092,070	$11,977,771	$12,243,391	$11,050,926	$14,234,198	90.6%	$27.58
Total Recoveries	1,045,902	1,469,990	1,450,812	1,320,493	1,425,211	9.1	2.76
Other Income	34,506	21,088	57,755	45,541	45,541	0.3	0.09
Net Rental Income	$12,172,478	$13,468,849	$13,751,958	$12,416,960	$15,704,951	100.0%	$30.43
(Vacancy & Credit Loss)	0	0	0	0	(2,246,314)	(15.8)	(4.35)
Effective Gross Income	$12,172,478	$13,468,849	$13,751,958	$12,416,960	$13,458,637	85.7%	$26.08

Real Estate Taxes	1,140,877	1,436,239	1,517,394	1,579,796	1,601,295	11.9	3.10
Insurance	123,463	138,689	154,876	163,011	172,361	1.3	0.33
Management Fee	300,000	300,000	360,000	360,000	403,759	3.0	0.78
Other Operating Expenses	2,949,069	3,421,155	3,424,913	2,562,613	3,217,693	23.9	6.23
Total Operating Expenses	$4,513,409	$5,296,083	$5,457,183	$4,665,420	$5,395,108	40.1%	$10.45

Net Operating Income	$7,659,069	$8,172,766	$8,294,775	$7,751,540	$8,063,529	59.9%	$15.62
Replacement Reserves	0	0	0	0	81,545	0.6	0.16
TI/LC	0	0	0	0	466,108	3.5	0.90
Net Cash Flow	$7,659,069	$8,172,766	$8,294,775	$7,751,540	$7,515,876	55.8%	$14.56

NOI DSCR	3.40x	3.63x	3.69x	3.45x	3.58x
NCF DSCR	3.40x	3.63x	3.69x	3.45x	3.34x
NOI Debt Yield	11.3%	12.0%	12.2%	11.4%	11.9%
NCF Debt Yield	11.3%	12.0%	12.2%	11.4%	11.1%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent includes rent steps through June 2022 totaling $348,757.

(3)	The U/W Base Rent includes 15 ground floor retail and concourse retail tenants totaling 3.1% of net rentable area and 2.3% of underwritten rent, that are either closed, or open but only paying partial rent. Additionally, it includes 4 office tenants and 2 retail tenants totaling 3.6% of net rentable area and 4.4% of underwritten rent, that are greater than 90 days delinquent on rent.

Appraisal. The appraiser concluded to an “As-Is Market Value” of $118,700,000 as of February 26, 2021. The appraiser also included a “Prospective Market Value Upon Stabilization” of $126,700,000 as of March 1, 2022.

Environmental Matters. According to the Phase I environmental site assessment dated March 2, 2021, there are no Recognized, Controlled Recognized, or Historical Recognized Environmental Conditions at the Two Penn Center Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$67,900,000
1500 John F. Kennedy Boulevard	Two Penn Center	Cut-off Date LTV:	57.2%
Philadelphia, PA 19102		U/W NCF DSCR:	3.34x
		U/W NOI Debt Yield:	11.9%

Market Overview and Competition. The Two Penn Center Property is located in the Center City area of Philadelphia, Pennsylvania. Located in the core of City Center, the Two Penn Center Property is approximately 0.1 miles from City Hall and across the street from Love Park to the north and Dilworth Park to the east. The Suburban Station of the regional rail system, which provides access to the Pennsylvania suburbs, can be accessed directly through the concourse of the Two Penn Center Property. Additionally, the Two Penn Center Property is approximately 0.4 miles from I-676, and 1.5 miles from both I-95 and I-76. The Philadelphia International Airport is approximately 9.2 miles south of the Two Penn Center Property.

City Center is a major employment hub within the Philadelphia Metro area and is comprised predominantly of high-rise office towers with ground level retail. It has numerous retail and restaurant venues and is within walking distance of high-end apartment and condominium properties as well as the Art Museum, Rittenhouse Square and Logan Square. According to a third party research report, the estimated 2020 population within a two- and five-mile radius was approximately 286,888 and 993,482, respectively; and the estimated 2020 average household income within the same radii was approximately $97,572 and $66,995, respectively.

According to the appraisal, the Two Penn Center Property is situated within the West Market office submarket of the Philadelphia Office Market. As of the fourth quarter 2020, the submarket reported a total inventory of approximately 25.6 million square feet with a 14.2% vacancy rate and averaging asking rent of $33.15 PSF.

The appraiser identified six office leases negotiated in competitive buildings in the marketplace with direct adjusted rents ranging from $25.25 to $28.75 per square foot, full service + electric, with an average of $26.80 per square foot. The appraiser concluded to a market rent of $27.00 per square foot, full service + electric.

The appraiser identified five retail leases negotiated in competitive buildings in the marketplace with direct adjusted rents ranging from $54.17 to $108.30 per square foot, triple net, with an average of $70.67 per square foot. The appraiser concluded to a market rent of $60.00 per square foot, triple net.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Two Penn Center Property:

Market Rent Summary(1)

	Office	Retail – Ground Floor	Retail-Concourse
Market Rent (PSF)	$27.00	$60.00	$40.00
Lease Term (Years)	7	5	5
Lease Type (Reimbursements)	Full Service + Electric	NNN	NNN
Rent Increase Projection	2.5% per annum	2.5% per annum	2.5% per annum
Tenant Improvements (New/Renew (PSF)	$35/$7	$20/$5	$5/$1
Free Rent (Months)(2)	5 / 3	0 / 0	0 / 0

(1)	Information obtained from the appraisal.

(2)	Due to COVID impact, free rent on all currently vacant office space is projected at 5 months, with 3 months thereafter.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$67,900,000
1500 John F. Kennedy Boulevard	Two Penn Center	Cut-off Date LTV:	57.2%
Philadelphia, PA 19102		U/W NCF DSCR:	3.34x
		U/W NOI Debt Yield:	11.9%

The table below presents certain information relating to comparable sales pertaining to the Two Penn Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Independence Blue Cross Building 1901 Market Street	Philadelphia, PA	1987/2014	100%	800,695	Jun-20	$360,000,000	$449.61
BNY Mellon Center 1735 Market Street	Philadelphia, PA	1990/1997	83%	1,286,936	Mar-19	$455,000,000	$353.55
PNC Bank Building 1600 Market Street	Philadelphia, PA	1983/1997	82%	825,968	Feb-18	$160,000,000	$193.71
2000 Market Street 2000-2024 Market Street	Philadelphia, PA	1973	98%	665,274	Jun-18	$138,500,000	$212.09
1760 Market Street 1760 Market Street	Philadelphia, PA	1980/2015	85%	126,689	Mar-18	$31,500,000	$248.64
Duane Morris Plaza 30. South 17th Street	Philadelphia, PA	1975/2002	94%	617,476	Nov-17	$145,800,000	$236.12
Independence Hall Portfolio 111 South Independence Mall	Philadelphia, PA	1895/1981	61%	694,325	Apr-19	$186,675,000	$268.86
Arborcrest Corporate Campus 721 Arbor Way	Philadelphia, PA	2012/2018	94%	855,188	Dec-20	$225,000,000	$263.10

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable office leases related to Two Penn Center Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Two Penn Center (subject) Philadelphia, PA	1956/1987	516,108(2)	84.8%(2)
1801 Market Street Philadelphia, PA	1981	657,303	NAV	Hatzel & Buehler Inc	2,827	Apr-21	5.8 Yrs	$30.00	FSG
1515 Market Street Philadelphia, PA	1960/2007	502,213	NAV	Sweeney & Sheehan	11,300	May-20	11.0 Yrs	$28.75	FS +TE
1835 Market Street Philadelphia, PA	1986	686,503	NAV	WithumSmith+Brown	8,108	Sep-20	11.0 Yrs	$30.00	FSG
1800 JFK Boulevard Philadelphia, PA	1988	480,728	NAV	Council for Relationships	2,216	Aug-20	5.2 Yrs	$25.25	FS +TE
1500 Market Street Philadelphia, PA	1974/1991	1,759,193	NAV	State Farm	12,000	Oct-20	8.7 Yrs	$31.00	FSG
1760 Market Street Philadelphia, PA	1980	126,689	NAV	Slam Architects	3,294	Oct-20	3.8 Yrs	$27.50	FS +TE

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$67,900,000
1500 John F. Kennedy Boulevard	Two Penn Center	Cut-off Date LTV:	57.2%
Philadelphia, PA 19102		U/W NCF DSCR:	3.34x
		U/W NOI Debt Yield:	11.9%

The following table presents certain information relating to comparable retail leases related to the Two Penn Center Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Two Penn Center (subject) Philadelphia, PA	1956/1987	516,108(2)	84.8%(2)
1801 Market Street Philadelphia, PA	1981	657,303	NAV	Arden Federal Credit Union	3,210	Mar-19	9.8 Yrs	$57.29	NNN
30 South 15th Street Philadelphia, PA	1985/2019	243,748	NAV	Pret-a-manger	1,784	Dec-19	10.2 Yrs	$71.00	NNN
1801 Market Street Philadelphia, PA	1981	657,303	NAV	PNC Bank	3,210	Aug-19	5.0 Yrs	$125.00	Gross
1818 Market Street Philadelphia, PA	1972/2018	999,828	NAV	Bank of America	4,504	Feb-18	5.0 Yrs	$66.52	FS +TE

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes - The loan documents require an upfront real estate tax reserve of $125,966 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $125,966).

Insurance - The loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially $15,082).

Notwithstanding the foregoing, the Two Penn Center Borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the Two Penn Center Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the Two Penn center Borrower provides the lender with paid receipts for the payment of the insurance premiums by no later than ten business days prior to the expiration dates of such policies.

Replacement Reserve - The loan documents require ongoing monthly replacement reserves of $6,472 ($0.15 per square foot annually), capped at $233,006 ($0.45 per square foot annually), so long as no event of default has occurred and is continuing and the Two Penn Center Borrower is adequately maintaining the Two Penn Center Property as determined by the lender based on an annual site inspection.

Gap Rent Reserve - The loan documents require an upfront reserve of $14,625 related to outstanding free rent pursuant to a lease with Horn Williamson.

TI/LC Reserve - The loan documents require an upfront general TI/LC reserve of $500,000 and ongoing monthly TI/LC reserves of $43,009 ($1.00 PSF annually), capped at $1,500,000, so long as no event of default is continuing.

Additional Tenant Reserve - The loan documents require an upfront reserve of $1,142,036 which represents 12 months of base rent and reimbursements for tenants that are currently delinquent on rent. So long as no event of default has occurred and is continuing, lender will release funds upon a written request from the Two Penn Center Borrower along with satisfactory evidence, including a satisfactory tenant estoppel that (a) with respect to any Retail/Concourse Tenant (as defined below), the tenant has been in occupancy, open for business, and has paid full, unabated rent for a period of two consecutive calendar quarters or (b) with respect to a Delinquent Tenant (as defined below), lender has received a current aged receivables report reflecting the tenant has paid full, unabated rent for two consecutive quarters. The funds will be disbursed in minimum increments of $200,000.

“Retail/Concourse Tenant” means the retail tenants (or any satisfactory replacement tenants) located on the ground floor or concourse, with rent abated by the sponsor, as detailed in the loan documents.

“Delinquent Tenant” means office tenants Philip N. Pasquarello Esq., Law Offices of Joel J Kofsky, Events by Scott Mirkin Inc., or Orphanides & Toner LLC, and retail tenants Express Breakfast & Lunch and Manh P. Cheng/City Nails.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$67,900,000
1500 John F. Kennedy Boulevard	Two Penn Center	Cut-off Date LTV:	57.2%
Philadelphia, PA 19102		U/W NCF DSCR:	3.34x
		U/W NOI Debt Yield:	11.9%

Lockbox and Cash Management. The Two Penn Center Mortgage Loan is structured with an in-place hard lockbox and the Two Penn Center Borrower and property manager are required to direct the tenants to pay rent directly into such lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. Upon the occurrence of a Cash Trap Event Period (as defined below), the lender will establish a cash management account into which all funds in the deposit account will be deposited on each monthly payment date. During the continuance of a Cash Trap Event Period, the lender will withdraw all funds from the cash management account and disburse in accordance with the cash management waterfall, with any excess funds held in an excess cash flow subaccount controlled by the lender and held as additional security for so long as the Cash Trap Event Period continues.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents; or

(ii)	the amortizing net cash flow debt service coverage ratio (“NCF DSCR”) being less than 1.20x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the amortizing NCF DSCR being greater than or equal to 1.30x for two consecutive calendar quarters.

Property Management. The Two Penn Center Property is managed by ASI Management.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. Not required.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Amazon @ Atlas

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/[AA-(sf)]/[BB+(sf)]		Property Type – Subtype:	Office – CBD
	Original Principal Balance:	$48,400,000		Location:	Seattle, WA
	Cut-off Date Balance:	$48,400,000		Size:	170,331 SF
	% of Initial Pool Balance:	5.9%		Cut-off Date Balance Per SF:	$284.15
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$284.15
	Borrower Sponsor:	TechCore, LLC		Year Built/Renovated:	1971/2018
	Guarantor:	TechCore, LLC		Title Vesting:	Fee
	Mortgage Rate:	2.4050%		Property Manager:	Unico Properties LLC
	Note Date:	February 3, 2021		Current Occupancy (As of):	100.0% (5/1/2021)
	Seasoning:	3 months		YE 2020 Occupancy:	100.0%
	Maturity Date:	February 6, 2031		YE 2019 Occupancy:	100.0%
	IO Period:	120 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	120 months		As-Is Appraised Value(2):	$121,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$710.38
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraisal Valuation Date:	January 13, 2021
	Call Protection:	L(27),D(86),O(7)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information(3)
				TTM NOI (9/30/2020)(4):	$5,289,352
				YE 2019 NOI(4):	$3,114,370
				YE 2018 NOI(5):	NAV
				U/W Revenues:	$8,494,809
				U/W Expenses:	$2,638,705
Escrows and Reserves(1)				U/W NOI(4):	$5,856,104
	Initial	Monthly	Cap	U/W NCF:	$5,822,038
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	4.96x / 4.93x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	12.1% / 12.0%
Replacement Reserve	$0	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.1% / 12.0%
TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio:	40.0%
				LTV Ratio at Maturity:	40.0%

Sources and Uses(5)
Sources			Uses
Original loan amount	$48,400,000	39.7%	Purchase cost(6)	$121,334,221	99.5%
Equity contribution	73,527,084	60.3	Closing costs	592,863	0.5
	,
Total Sources	$121,927,084	100.0%	Total Uses	$121,927,084	100.0%
(1)	See “Escrows” section below.

(2)	The appraisal also concluded a “go-dark” value and land value of $98,000,000 and $48,000,000, respectively.

(3)	While the Amazon @ Atlas Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Amazon @ Atlas Mortgage Loan more severely than assumed in the underwriting of the Amazon @ Atlas Mortgage Loan. The pandemic could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The differences between the YE 2019 NOI, TTM NOI (9/30/2020) and U/W NOI are primarily due to expiration of the initial rent abatements and straight-line rent steps applied in the lender’s underwriting.

(5)	YE 2018 NOI is not available as the Amazon @ Atlas Property (as defined below) was substantially renovated in 2018 and Amazon’s (as defined below) rent commenced in May 2019.

(6)	The borrower sponsor acquired the Amazon @ Atlas Property on December 22, 2020 unencumbered and subsequently financed the acquisition with the Amazon @ Atlas Mortgage Loan. The referenced purchase cost amount represents the purchase price of $121 million and related closing costs of $334,221 on the acquisition.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$48,400,000
301 and 325 Eastlake Avenue East; 300 Yale Avenue North	Amazon @ Atlas	Cut-off Date LTV:	40.0%
Seattle, WA 98109		U/W NCF DSCR:	4.93x
		U/W NOI Debt Yield:	12.1%

The Mortgage Loan. The mortgage loan (the “Amazon @ Atlas Mortgage Loan”) is evidenced by a first mortgage encumbering the fee simple interest in a 170,331 square foot, five story, office property located in Seattle, Washington (the “Amazon @ Atlas Property”).

The Borrower and Borrower Sponsor. The borrowing entity for the Amazon @ Atlas Mortgage Loan is GI TC Lake Union LLC, a special purpose entity with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Amazon @ Atlas Mortgage Loan.

The borrower sponsor and non-recourse carve-out guarantor is TechCore, LLC (“TechCore”). TechCore is a subsidiary of GI Partners, L.L.C. (“GI Partners”), a middle market private equity firm based in San Francisco, California. TechCore, LLC is a core investment vehicle actively investing in or owning technology-advantaged real estate in the United States, including data centers, carrier hotels, corporate campuses for technology tenants, and life science properties, located in primary markets. Affiliates of GI Partners and CalPERS, a public pension fund, have a 0.5% and 99.5% ownership interest in the borrower, respectively. In 2012, CalPERS and GI Partners commenced a program to acquire core technology-advantaged properties and as of January 2021, GI Partners has invested in over 3 million square feet of core technology-advantaged real estate for TechCore including acquisition of 11525 Main Street in Broomfield, Colorado, 9911 Belward Campus Drive in Rockville, Maryland, 850 Winter Street, One Wilshire, and Liberty Park at Tysons.

The Property. The Amazon @ Atlas Property is a five-story, office property totaling 170,331 square feet located at 301 and 325 Eastlake Avenue East, and 300 Yale Avenue North in the central business district (“CBD”) of Seattle, Washington. The Amazon @ Atlas Property is highly visible along the Interstate 5, the primary arterial freeway through the CBD of Seattle, and is in walking distance to Amazon’s primary headquarters. The Amazon @ Atlas Property was built in 1971 and 1981. The Amazon @ Atlas Property was originally constructed as two separate, independent office buildings, and were later joined together to create one large floor plate plan. As a result, the building features two separate cores, two sets of restrooms, and double the egress capability. The Amazon @ Atlas Property contains 158,433 square feet of office and 11,898 square feet of storage space.

The Amazon @ Atlas Property previously traded in December 2014 for $52 million ($305 per square foot), essentially dark as the then single tenant, had less than 12 months of remaining lease term and had given notice to vacate. The $305 per square foot “as dark” sale price from 2014 compares favorably to the loan basis of $284 per square foot for the Amazon @ Atlas Mortgage Loan. Between 2017 and 2019, major renovation work was completed prior to commencement of tenant improvement work, totaling approximately $21.1 million. The renovation included significant replacement of mechanical equipment, elevator improvements, a modernized lobby, and a new rooftop deck and locker rooms. Tenant improvements were completed between 2018 and 2019, totaling an approximately $15.3 million contribution from the previous owner of the Amazon @ Atlas Property and an undisclosed amount from the tenant. Tenant buildout included research and development (“R&D”) lab space on the first floor. The Amazon @ Atlas Property is served by 294 surface parking spaces within a parking structure at 1.73 per 1,000 square feet of net rentable area. As of May 1, 2021, the Amazon @ Atlas Property is 100.0% leased to Amazon.com Services LLC (“Amazon”), as successor-in-interest to Amazon Fulfillment Services, Inc.

COVID-19 Update. As of April 8, 2021, the Amazon @ Atlas Property is open. Tenants representing 100.0% of the occupied NRA and 100.0% of underwritten in place base rent for occupied space have paid both March and April 2021 rent payments. As of April 8, 2021, the borrower sponsors indicated that Amazon has not requested rent relief. As of April 8, 2021, there has been no forbearance or modification request on the Amazon @ Atlas Mortgage Loan, which had a first payment date of March 6, 2021.

Major Tenant. Amazon, a subsidiary of Amazon.com, Inc., is the sole tenant at the Amazon @ Atlas Property and leases 100.0% of the space through April 2029. The Amazon @ Atlas Property is occupied by the R&D department of Amazon and is being used primarily to design, build, and test drone robots. The lease provides for two, five-year renewal options with a 13-month notice requirement. The lease does not provide for any contraction or termination options, other than in the event of landlord breach of responsibilities.

The lease is guaranteed by Amazon.com, Inc. Amazon.com, Inc. guarantees the tenant’s payment obligations under the lease up to $20,000,000 (the “Guaranteed Amount”), all of the tenant’s payment obligations with respect to self-insurance, default interest (in the amount specified by the lease), and reasonable costs and attorney’s fees incurred in connection with the collection of such amounts. Notwithstanding the foregoing, so long as the tenant is not then in default under the lease beyond applicable notice and cure periods, the Guaranteed Amount will be reduced to (i) $15,000,000 on September 27, 2024, (ii) $10,000,000 on September 27, 2025, (iii) $5,000,000 on September 27, 2026, and (iv) $0 on September 27, 2027. If the tenant is in default beyond applicable notice and cure periods on any of the foregoing specified dates, then the Guaranteed Amount will not be reduced on such date nor on any future date.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$48,400,000
301 and 325 Eastlake Avenue East; 300 Yale Avenue North	Amazon @ Atlas	Cut-off Date LTV:	40.0%
Seattle, WA 98109		U/W NCF DSCR:	4.93x
		U/W NOI Debt Yield:	12.1%

The following table presents certain information relating to the tenancy at the Amazon @ Atlas Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
Amazon.com Services LLC	A+/A2/AA-	170,331	100.0%	$28.74	$4,895,643	100.0%	4/30/2029	Y(3)	N(4)
Total Major Tenant		170,331	100.0%	$28.74	$4,895,643	100.0%
Vacant Space		0	0.0%
Collateral Total		170,331	100.0%

(1)	Based on the underwritten rent roll, including average straight-line rent increases occurring through September 2026.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	The lease provides for two, five-year renewal options with a 13-month notice requirement.

(4)	The lease does not provide for any termination options other than in the event of landlord breach of responsibilities.

The following table presents certain information relating to the lease rollover schedule at the Amazon @ Atlas Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	1	170,331	100.0%	170,331	100.0%	$4,895,643	100.0%	$28.74
2030	0	0	0.0%	0	100.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	0	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	0	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	170,331	100.0%			$4,895,643	100.0%	$28.74

(1)	Based on the underwritten rent roll. Rent includes base rent and average straight-line rent increases occurring through September 2026.

The following table presents historical occupancy percentages at the Amazon @ Atlas Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(2)	12/31/2020(2)	5/1/2021(3)
100.0%	100.0%	100.0%	100.0%

(1)	The Amazon @ Atlas Property was substantially renovated in 2018 and Amazon’s rent commenced in May 2019.

(2)	Information obtained from the Amazon @ Atlas borrower.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$48,400,000
301 and 325 Eastlake Avenue East; 300 Yale Avenue North	Amazon @ Atlas	Cut-off Date LTV:	40.0%
Seattle, WA 98109		U/W NCF DSCR:	4.93x
		U/W NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Amazon @ Atlas Property:

Cash Flow Analysis

	2019	TTM 9/30/2020	U/W(1)	%(3)	U/W $ PSF
Base Rent	$4,225,580	$4,578,777	$4,737,210	53.3%	$27.81
Contractual Rent Steps(2)	0	0	413,303	4.7	2.43
Grossed Up Vacant Space	0	0	0	0.0	0.00
Gross Potential Rent	$4,225,580	$4,578,777	$5,150,514	58.0%	$30.24
Other Income	1,159,504	1,148,988	1,150,048	12.9	6.75
Total Recoveries	1,111,961	1,861,931	2,580,814	29.1	15.15
Net Rental Income	$6,497,045	$7,589,695	$8,881,375	100.0%	$52.14
(Vacancy & Credit Loss)(4)	0	0	(386,566)	(7.5)	(2.27)
Effective Gross Income	$6,497,045	$7,589,695	$8,494,809	95.6%	$49.87

Real Estate Taxes	403,650	700,874	842,355	9.9	4.95
Insurance	75,347	80,637	185,024	2.2	1.09
Management Fee	87,437	162,351	254,844	3.0	1.50
Other Operating Expenses	1,268,215	1,356,482	1,356,482	16.0	7.96
Total Operating Expenses	$1,834,649	$2,300,343	$2,638,705	31.1%	$15.49

Net Operating Income(5)	$4,662,395	$5,289,352	$5,856,104	68.9%	$34.38
Replacement Reserves	0	0	34,066	0.4	0.20
TI/LC	0	0	0	0.0	0.00
Net Cash Flow	$4,662,395	$5,289,352	$5,822,038	68.5%	$34.18

NOI DSCR	3.95x	4.48x	4.96x
NCF DSCR	3.95x	4.48x	4.93x
NOI Debt Yield	9.6%	10.9%	12.1%
NCF Debt Yield	9.6%	10.9%	12.0%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender U/W.
(2)	Annual U/W Base Rent includes average straight-line rent increases occurring through September 2026.

(3)	Represents (i) percent of Net Rental income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	Underwritten economic vacancy is 5.0%. The Amazon @ Atlas Property is 100.0% leased as of May 1, 2021.

(5)	The differences between the YE 2019 NOI, TTM NOI (9/30/2020) and U/W NOI are primarily due to the expiration of initial rent abatements (eight months) and straight-line rent steps applied in the lender’s underwriting.

Appraisal. The appraiser calculated an “as-is” Appraised Value of $121,000,000 for the Amazon @ Atlas Property as of January 13, 2021. The appraisal also concluded a “go-dark” value and land value of $98,000,000 and $48,000,000, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated January 19, 2021, there was no evidence of any recognized environmental conditions at the Amazon @ Atlas Property.

Market Overview and Competition. The Amazon @ Atlas Property is located in the Denny Triangle neighborhood of the Seattle CBD. The Seattle CBD historically has generally been defined as being bordered by Elliott Bay to the west, South King Street to the south, Interstate 5 to the east, and Stewart Street to the north. The Amazon @ Atlas Property is specifically located in the South Lake Union neighborhood which is transitioning from an area with older, low-rise commercial and industrial uses to a hub for technology, media, global health, education and software, resulting from public and private sector infrastructure investment. The Fred Hutchinson Cancer Research Center and Zymogenetics were some of the first companies to locate to the area. Recent life science-oriented developments include the University of Washington, Seattle BioMed, Seattle Children’s Research Institute, Group Health, Seattle Cancer Care Alliance, Novo Nordisk, Rosetta, Allen Institute for Brain Science and PATH. The Gates Foundation’s 600,000 square foot campus is nearby bordering the subject neighborhood at its west. Also of note, Alexandria Realty Trust and BioMed Realty Trust have projects planned for the area. According to a third-party report, the 2020 population and median household income are approximately 3.1 million and $96,100, respectively for the Seattle-Bellevue-Everett Washington MSA.

According to a third-party report, the Amazon @ Atlas Property is located in the Lake Union office submarket. The Lake Union office submarket has an inventory of approximately 15.5 million square feet, an 2.9% vacancy rate, and average gross asking rents of $42.22 per square foot as of third quarter of 2020. Approximately 1.05 million square feet are under construction with 11.0% pre-leased. The Lake Union submarket is driven by large companies, most notably Amazon, which occupies roughly 4.5 million square feet and

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$48,400,000
301 and 325 Eastlake Avenue East; 300 Yale Avenue North	Amazon @ Atlas	Cut-off Date LTV:	40.0%
Seattle, WA 98109		U/W NCF DSCR:	4.93x
		U/W NOI Debt Yield:	12.1%

has had a major presence there since 2009. Facebook also occupies approximately 1 million square feet in Lake Union. Further, Lake Union has a high concentration of biotech firms. For example, Juno Therapeutics (a Celgene company) leases the 290,000 square feet 400 Dexter, which serves as the biopharmaceutical company's R&D center. On the research side, the Allen Institute for Brain Science, Fred Hutchison Cancer Research, and the University of Washington combine to occupy more than 500,000 square feet of space in the submarket. Several of these institutions, namely the University of Washington, have contributed to research studies focused on COVID-19.

The appraisal concluded to a market rent of $40.00 per square foot (net) and $13.00 per square foot (net) for the office and storage spaces, respectively. The average in place rent at the Amazon @ Atlas Property of $27.81 per square foot is approximately 27.0% below the appraiser’s concluded market rents.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Amazon @ Atlas Property:

Market Rent Summary(1)

	Office	Storage
NRA (SF)	158,433	11,898
Market Rent (PSF)	$40.00	$13.00
Lease Term (Years)	10 years	10 years
Lease Type (Reimbursements)	Net	Net
Rent Increase Projection	3.0%/yr.	NAV

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Amazon @ Atlas Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Year Built	Sale Date	Actual Sale Price	Sale Price (PSF)
First 7 Eagle	Seattle, WA	75,722	1980	Sep-20	$50,685,000	$669.36
Amazon.com Phase VIII	Seattle, WA	317,804	2015	Dec-19	$270,100,000	$849.89
Roosevelt Commons	Seattle, WA	229,299	2002	Dec-19	$157,000,000	$684.70
Arbor Blocks East & West	Seattle, WA	388,911	2018	Nov-19	$414,970,000	$1,067.01
500 Yale – WeWork	Seattle, WA	74,853	2009	Dec-18	$52,350,000	$699.37
Amazon Roxanne building	Seattle, WA	130,710	2013	May-18	$129,500,000	$990.74

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$48,400,000
301 and 325 Eastlake Avenue East; 300 Yale Avenue North	Amazon @ Atlas	Cut-off Date LTV:	40.0%
Seattle, WA 98109		U/W NCF DSCR:	4.93x
		U/W NOI Debt Yield:	12.1%

The following tables present certain information relating to comparable office leases for the Amazon @ Atlas Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	NRA (SF)	Stories	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (YRS)	Annual Base Rent PSF	Lease Type
The Waterfront Building 801 North 34th Street Seattle, WA	1998	169,412	3	Adobe Systems	31,840	3Q20	84	$40.00	Net

Watershed Building 900 North 34th Street Seattle, WA	2020	66,554	7	Pushspring / T-Mobile	11,950	2Q20	120	$50.00	Net

Metropolitan Park West 1100 Olive Way Seattle, WA	1980	337,680	19	Axon Enterprises	20,965	2Q20	66	$56.00	Gross

1918 Eighth 1918 8th Avenue Seattle, WA	2009	668,886	36	RBC Wealth Management	35,424	2Q20	60	$49.00	NNN

AGC Building 1200 Westlake Avenue North Seattle, WA	1971	114,896	10	Confidential	2,473	2Q20	60	$43.00	Gross

2505 Second 2502 2nd Avenue Seattle, WA	1989	733,301	7	DataClef, Inc.	5,373	2Q20	120	$40.00	Gross

3101 Western 3101 Western Avenue Seattle, WA	1984	193,552	8	Holmes, Weddle & Barcott	11,957	4Q19	84	$42.00	Gross

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – During the continuance of a Cash Sweep Period (as defined below), the Amazon @ Atlas Mortgage Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During the continuance of a Cash Sweep Period, the Amazon @ Atlas Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months. Notwithstanding the foregoing, the borrower’s obligation to make monthly deposits on account of insurance premiums will be waived so long as, among other things (i) a blanket insurance policy reasonably acceptable to lender is provided that satisfies the insurance requirements in the Amazon @ Atlas Mortgage Loan documents, (ii) no event of default will have occurred and be continuing, and (iii) the borrower provides periodic evidence of acceptable renewals and timely-paid premiums.

Lockbox and Cash Management. The Amazon @ Atlas Mortgage Loan is structured with a hard lockbox with springing cash management upon a Cash Sweep Period. At origination, the Amazon @ Atlas borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender.

During a Cash Sweep Period, all funds in the lockbox account are required to be deposited on a daily basis into a lender-controlled cash management account. So long as no event of default is continuing under the Amazon @ Atlas Mortgage Loan documents, funds in the cash management account are required to be applied, among other things (i) to make any required deposits into the tax and insurance reserves, (ii) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, (iii) to pay debt service on the Amazon @ Atlas Mortgage Loan, and (iv) to pay any remainder into either a lease sweep reserve account to the extent that the Cash Sweep Period is due solely to the existence of a Lease Sweep Period (as defined below), or otherwise into an excess cash flow account, to be held by the lender as additional security for the Amazon @ Atlas Mortgage Loan during the continuance of the Cash Sweep Period.

A “Cash Sweep Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default; (ii) the DSCR falling below 2.75x at the end of any fiscal quarter; or (iii) the commencement of a Lease Sweep Period.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$48,400,000
301 and 325 Eastlake Avenue East; 300 Yale Avenue North	Amazon @ Atlas	Cut-off Date LTV:	40.0%
Seattle, WA 98109		U/W NCF DSCR:	4.93x
		U/W NOI Debt Yield:	12.1%

A “Lease Sweep Period” will commence upon the occurrence of any of the following, among others: (a) upon the failure of a Specified Tenant (as defined below) to extend or renew its lease for at least five years by the date that is the earlier of (i) the date that is ten months prior to the expiration of such Specified Tenant’s lease or (ii) the date by which such Specified Tenant is required to give notice of its exercise of a renewal option; (b) upon early surrender, cancellation or termination of a Specified Tenant lease; (c) upon a Specified Tenant going dark in 50% or more of its leased space subject to certain permitted temporary closures set forth in the Amazon @ Atlas Mortgage Loan documents; (d) upon monetary default or material non-monetary default under a Specified Tenant’s lease beyond any applicable notice and cure or grace periods; (e) upon a bankruptcy or insolvency of a lease guarantor of a Specified Tenant, or if no lease guarantor exists for a Specified Tenant, such Specified Tenant; or (f) upon decline in credit rating of a lease guarantor of a Specified Tenant, or if no lease guarantor exists for a Specified Tenant, such Specified Tenant, below BBB+ by S&P (or the equivalent rating by certain other rating agencies).

A “Major Lease” means the Sole Tenant lease and any other lease which covers the premises leased under the Sole Tenant lease.

“Specified Tenant” means individually and collectively, the Sole Tenant, and any other tenant under a Major Lease (and any guarantor of any such tenant’s lease, as applicable).

“Sole Tenant” means Amazon.com Services LLC.

Property Management. The Amazon @ Atlas Property is managed by Unico Properties LLC, a third party. Unico Properties LLC was formed in 1953 and is headquartered in Seattle, Washington. The company’s portfolio currently consists of over 17.0 million SF of commercial space primarily in Washington, Oregon, Texas, Utah and Colorado. Its portfolio contains primarily office space, but also includes medical, retail and multifamily residential properties. Unico Properties LLC provides property management, development, investment, leasing and marketing services.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Amazon @ Atlas Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Amazon @ Atlas borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Amazon @ Atlas Property, provided that such coverage is available at a cost that does not exceed an amount equal to two times the amount of the then current property casualty insurance premium that is payable in respect of the Amazon @ Atlas Property and business interruption/rental loss insurance required under the Loan Documents (without giving effect to the cost of terrorism and earthquake components of such Property and business interruption/rental insurance) obtained as of the date the applicable new terrorism insurance is being obtained.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Tri-State Distribution Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Industrial – Warehouse Distribution
	Original Principal Balance:	$41,000,000		Location:	West Nyack, NY
	Cut-off Date Balance:	$41,000,000		Size:	249,247 SF
	% of Initial Pool Balance:	5.0%		Cut-off Date Balance Per SF:	$164.50
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$164.50
	Borrower Sponsor:	Yaakov E. Sod		Year Built/Renovated:	2008/NAP
	Guarantor:	Yaakov E. Sod		Title Vesting:	Fee
	Mortgage Rate:	4.7750%		Property Manager:	Self-managed
	Note Date:	March 17, 2021		Current Occupancy (As of)(2):	100.0% (3/1/2021)
	Seasoning:	1 months		YE 2020 Occupancy:	64.5%
	Maturity Date:	April 6, 2031		YE 2019 Occupancy:	58.6%
	IO Period:	120 months		YE 2018 Occupancy:	99.7%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$63,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$252.76
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraisal Valuation Date:	February 17, 2021
	Call Protection:	L(25),D(91),O(4)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information(3)
				TTM NOI (1/31/2021)(4):	$1,999,756
				YE 2020 NOI(4):	$1,953,306
				YE 2019 NOI(4):	$1,379,177

				U/W Revenues:	$3,911,994
				U/W Expenses:	$1,051,201
Escrows and Reserves(1)				U/W NOI(4):	$2,860,793
	Initial	Monthly	Cap	U/W NCF:	$2,835,868
Taxes	$218,566	$54,642	NAP	U/W DSCR based on NOI/NCF(5):	1.46x / 1.45x
Insurance	$11,340	$5,670	NAP	U/W Debt Yield based on NOI/NCF(5):	7.1% / 7.0%
Replacement Reserve	$0	$2,077	$100,000	U/W Debt Yield at Maturity based on NOI/NCF(5):	7.1% / 7.0%
TI/LC Reserve	$400,000	$0	$400,000	Cut-off Date LTV Ratio(5):	64.2%
Outstanding Obligations Reserve	$547,187	$0	NAP	LTV Ratio at Maturity(5):	64.2%
Streamline Funds	$100,000	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$41,000,000	100.0%	Loan payoff(6)	$31,125,827	75.9%
			Return of equity	$8,030,835	19.6
			Upfront Reserves	$1,277,093	3.1
			Closing costs	$566,246	1.4
Total Sources	$41,000,000	100.0%	Total Uses	$41,000,000	100.0%
(1)	See “Escrows” section below.
(2)	Current occupancy includes 100,220 square feet or 40.2% of NRA which are leased but the tenants are not yet in occupancy and rent has not commenced on the space. An Outstanding Obligations Reserve in the amount of $547,187 was collected at closing which includes the outstanding tenant improvement and gap rent for those tenants.
(3)	While the Tri-State Distribution Center Mortgage Loan (as defined below) was originated after the emergence of the COVID-19 pandemic and the economic disruption resulting from measures to combat the pandemic. The pandemic is an evolving situation and could impact the Tri-State Distribution Center Mortgage Loan more severely than assumed in the underwriting of the Tri-State Distribution Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(4)	The differences between the YE 2019 NOI, YE 2020 NOI, TTM NOI (1/31/2021) and U/W NOI are primarily due to an anchor tenant vacating at the end of 2018 and the space was backfilled in 2021. See “The Property” section below.
(5)	U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio, and LTV Ratio at Maturity are calculated net of the $547,187 Outstanding Obligations reserve. U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio, and LTV Ratio at Maturity without netting the reserve would be 1.44x/1.43x, 7.0%/6.9%, 7.0%/6.9%, 65.1%, and 65.1%, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #3	Cut-off Date Balance:	$41,000,000
225, 227, and 229 North Route 303	Tri-State Distribution Center	Cut-off Date LTV:	64.2%
West Nyack, NY 10994		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.1%

(6)	The Tri-State Distribution Center Mortgage Loan was used to pay off a prior floating rate debt that was originated by an affiliate of Argentic Real Estate Finance LLC which was contributed to the AREIT 2019-CRE3 transaction.

The Mortgage Loan. The mortgage loan (the “Tri-State Distribution Center Mortgage Loan”) is evidenced by a first mortgage encumbering the fee simple interest in a 249,247 square foot industrial property located in West Nyack, New York (the “Tri-State Distribution Center Property”).

The Borrowers and Borrower Sponsor. The borrowing entities for the Tri-State Distribution Center Mortgage Loan are KIP Partners LLC and Milrose TIC Owner LLC, as tenants-in-common, each a special purpose entity with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Tri-State Distribution Center Mortgage Loan.

The borrower sponsor and non-recourse carve-out guarantor is Yaakov E. Sod. Yaakov E. Sod is the founding member of Milrose Capital and Premier Healthcare Management. Milrose Capital is a private investment firm focused on healthcare and real estate investments and Premier Healthcare Management is an operator of long-term care facilities located in Ohio.

The Property. The Tri-State Distribution Center Property is a multi-tenant industrial warehouse distribution property consisting of three, one-story buildings. It is located on the west side of New York Route 303 North, in the city of West Nyack, New York on a 12.585-acre site. The Tri-State Distribution Center Property was built from 2008 to 2010. The percentage of office build-out is approximately 11% with the remainder being warehouse/distribution space. The Tri-State Distribution Center Property features clear heights ranging from 18’ to 36’ and 27’ loading doors. The Tri-State Distribution Center Property provides 325 parking spaces for a parking ratio of 1.3 spaces per 1,000 square feet.

The borrower sponsor acquired the Tri-State Distribution Center Property in March 2018 after the anchor tenant, which occupied approximately 40% of the NRA at the time, had given notice to vacate at the end of 2018. The borrower sponsor’s initial business plan was to backfill the vacancy with another anchor tenant but subsequently decided to sub-divide the space to accommodate multi-tenants. The borrower sponsor began lease negotiations with PowerPak Civil and Safety, LLC to expand at the Tri-State Distribution Center Property in mid-2020 and finalized a lease in December 2020. The remaining vacancy was leased to New York Produce, Inc. which executed a lease in January 2021. The Tri-State Distribution Center Property is 100% leased to 11 tenants as of March 1, 2021. Prior to the anchor tenant’s departure, the Tri-State Distribution Center Property had an average occupancy of 98.2% between 2013 and 2018.

COVID-19 Update. As of April 6, 2021, the Tri-State Distribution Center Property is open and tenants are operating. As of April 6, 2021, the largest tenant, New York Produce, Inc., has not taken occupancy or began paying rent and the second largest tenant, PowerPark Civil and Safety, LLC, has not taken occupancy or began paying rent in 30,954 square feet of its expansion space. Both tenants are expected to be in place by June 2021. An Outstanding Obligations Reserve in the amount of $547,187 was collected at closing which represents approximately six months of the base rent for the respective tenants. Tenants representing 100.0% of the occupied NRA (149,027 square feet) and 100.0% of underwritten in place base rent for occupied space have paid both March and April 2021 rent payments. As of April 8, 2021, the borrower sponsor indicated no tenants have requested rent relief. As of April 8, 2021, there has been no forbearance or modification request on the Tri-State Distribution Center Mortgage Loan, which has a first payment date of May 6, 2021.

Major Tenant. The largest tenant at the Tri-State Distribution Center Property, New York Produce, Inc. (“NY Produce”), leases 69,266 square feet (27.8% of NRA). Founded in 1984, NY Produce is a produce distributer and provides fresh produce, groceries, dairy, and frozen products. Their customers include supermarkets, grocery stores, convenience stores, Hispanic markets and restaurants. Based on financials provided by the borrower sponsor, NY Produce reported a year-to-date as of September 30, 2020 annualized net income of approximately $1.4 million and total assets and net worth of $11.9 million and $2.9 million, respectively, as of September 30, 2020. NY Produce executed a lease in January 2021 that runs through February 2031 at an initial rent of $11 per square foot with 3.0% annual escalations. The lease provides for two, five-year renewal options and no termination options. NY Produce is reportedly investing $2 million of its own capital into building out its space.

The second largest tenant at the Tri-State Distribution Center Property, PowerPak Civil and Safety, LLC (“PowerPak”), leases 66,011 square feet (26.5% of NRA). Founded in 1989, PowerPak is a construction equipment supplier based in New York. Its inventory includes personal protective equipment, clothing and footwear, road safety signage and site supplies and tools. PowerPak delivers equipment directly to jobsites in the New York and New Jersey Metro Area. Based on financials provided by the borrower sponsor, PowerPak reported a year-to-date as of September 30, 2020 annualized net income of approximately $13.5 million and total assets and net worth of $17.4 million and $12.4 million, respectively, as of September 30, 2020. PowerPak has been in occupancy since November 2013, initially leasing 35,057 square feet but expanding to a total of 66,011 square feet under an expansion lease executed in December 2020. The lease expiration date is May 2028. The lease provides for one, five-year renewal option and no termination options.

The third largest tenant at the Tri-State Distribution Center Property, AptarGroup, Inc. (“Aptar”), leases 24,701 square feet (9.7% of NRA). Founded in 1992, Aptar is a publicly traded company on the New York Stock Exchange. Aptar is a provider of packaging, dispensing, and sealing solutions, primarily for the beauty, personal care, home care, prescription drug, consumer health care, injectable, and food and beverage markets. Aptar has been in occupancy since March 2018, and its lease runs through February 2028. The lease provides for one, ten-year renewal option and no termination options.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #3	Cut-off Date Balance:	$41,000,000
225, 227, and 229 North Route 303	Tri-State Distribution Center	Cut-off Date LTV:	64.2%
West Nyack, NY 10994		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.1%

The following table presents certain information relating to the tenancy at the Tri-State Distribution Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
New York Produce, Inc.	NR / NR / NR	69,266	27.8%	$11.00	$761,926	24.5%	2/28/2031	2, 5-year	N
PowerPak Civil & Safety, LLC	NR / NR / NR	66,011	26.5%	$11.00	$726,121	23.4%	5/31/2028	1, 5-year	N
AptarGroup Inc.	NR / NR / NR	24,071	9.7%	$13.38	$321,960	10.4%	2/28/2028	1, 10-year	N
Bashier	NR / NR / NR	16,900	6.8%	$12.01	$202,958	6.5%	9/30/2028	None	N
Content Critical	NR / NR / NR	16,800	6.7%	$12.88	$216,300	7.0%	10/31/2023	1, 5-year	N
Total Major Tenant		193,048	77.5%	$11.55	$2,229,265	71.8%
Other Tenants		56,199	22.5%	$15.56	$874,689	28.2%
Vacant Space		0	0.0	$0.00	0	0.0%
Collateral Total		249,247	100.0%	$12.45	$3,103,954	100.0%

(1)	Based on the underwritten rent roll, including rent steps occurring through March 2022.

The following table presents certain information relating to the lease rollover schedule at the Tri-State Distribution Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	12,000	4.8%	12,000	4.8%	148,975	4.8%	12.41
2022	0	0	0.0%	12,000	4.8%	0	0.0%	0.00
2023	1	16,800	6.7%	28,800	11.6%	216,300	7.0%	12.88
2024	4	42,099	16.9%	70,899	28.4%	682,664	22.0%	16.22
2025	0	0	0.0%	70,899	28.4%	0	0.0%	0.00
2026	1	2,100	0.8%	72,999	29.3%	43,050	1.4%	20.50
2027	0	0	0.0%	72,999	29.3%	0	0.0%	0.00
2028	5	106,982	42.9%	179,981	72.2%	1,251,039	40.3%	11.69
2029	0	0	0.0%	179,981	72.2%	0	0.0%	0.00
2030	0	0	0.0%	179,981	72.2%	0	0.0%	0.00
2031	1	69,266	27.8%	249,247	100.0%	761,926	24.5%	11.00
Thereafter	0	0	0.0%	249,247	100.0%	0	0.0%	0.00
Vacant	0	0	0.0%	249,247	100.0%	0	0.0%	0.00
Total/Weighted Average	13	249,247	100.00%			$3,103,954	100.0%	$12.45
(1)	Based on the underwritten rent roll. Rent includes base rent and rent steps occurring through March 2022.

The following table presents historical occupancy percentages at the Tri-State Distribution Center Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	3/1/2021(2)
99.7%	58.6%	64.5%	100.0%
(1)	Information obtained from the borrowers.
(2)	Information obtained from the underwritten rent roll dated March 1, 2021.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #3	Cut-off Date Balance:	$41,000,000
225, 227, and 229 North Route 303	Tri-State Distribution Center	Cut-off Date LTV:	64.2%
West Nyack, NY 10994		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Tri-State Distribution Center Property:

Cash Flow Analysis

	2019	2020	TTM 1/31/2021	U/W(1)(6)	%(2)	U/W $ PSF
Base Rent	$1,886,803	$ 2,362,486	$2,410,639	$3,064,512	74.4%	$12.30
Contractual Rent Steps(3)	0	0	0	39,442	1.0	0.16
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$1,886,803	$ 2,362,486	$2,410,639	$3,103,954	75.4%	$12.45

Other Income	0	0	0	19,096	0.5	0.08
Total Recoveries	503,549	630,454	640,030	993,833	24.1	3.99
Net Rental Income	$2,390,352	$ 2,992,940	$3,050,670	$4,116,883	100.0%	$16.52
(Vacancy & Credit Loss)(4)	0	0	0	(204,889)	(6.6)	(0.82)
Effective Gross Income	$2,390,352	$ 2,992,940	$3,050,670	$3,911,994	95.0%	$15.70

Real Estate Taxes	645,052	652,291	652,290	648,929	16.6	2.60
Insurance	58,178	60,203	60,446	68,074	1.7	0.27
Management Fee	102,240	119,055	121,340	117,360	3.0	0.47
Other Operating Expenses	205,705	208,085	216,838	216,838	5.5	0.87
Total Operating Expenses	$1,011,175	$1,039,634	$1,050,913	$1,051,201	26.9%	$4.22

Net Operating Income(5)	$1,379,177	$1,953,306	$1,999,756	$2,860,793	73.1%	$11.48
Replacement Reserves	0	0	0	24,925	0.6	0.10
TI/LC	0	0	0	0	0.0	0.00
Net Cash Flow	$1,379,177	$1,953,306	$1,999,756	$2,835,868	72.5%	$11.38

NOI DSCR	0.69x	0.98x	1.01x	1.46x
NCF DSCR	0.69x	0.98x	1.01x	1.45x
NOI Debt Yield	3.4%	4.8%	4.9%	7.1%
NCF Debt Yield	3.4%	4.8%	4.9%	7.0%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated into the lender U/W.
(2)	Represents (i) percent of Net Rental income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Annual U/W Base Rent includes rent steps occurring through March 2022.
(4)	Underwritten economic vacancy is 5.0%. The Tri-State Distribution Center Property is 100.0% leased as of March 1, 2021.
(5)	The differences between the YE 2019 NOI, YE 2020 NOI, TTM NOI (1/31/2021) and U/W NOI are primarily due an anchor tenant vacating at the end of 2018 and the space was backfilled in 2021. See “The Property” section above.
(6)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are calculated net of the $547,187 Outstanding Obligations reserve. NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield without netting the reserve would be 1.44x, 1.43x, 7.0%, 6.9%, respectively.

Appraisal. The appraiser concluded to an “as-is” Appraised Value of $63,000,000 for the Tri-State Distribution Center Property as of February 17, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated January 29, 2021, there was no evidence of any recognized environmental conditions at the Tri-State Distribution Center Property.

Market Overview and Competition. The Tri-State Distribution Center Property is located in Congers, a 3.07 square mile community in the Town of Clarkstown. Congers is located in the eastern section of Rockland County and is bounded by Haverstraw to the north, the Hudson River to the east, New City to the west, and Valley Cottage to the south. The Tri-State Distribution Center Property is north of the Tappan Zee (Cuomo) Bridge, a major Hudson River crossing access route to New York City and Connecticut. The Tri-State Distribution Center Property is specifically located on the west side of Route 303 North, a local high traffic commercial route that runs generally in a north/south direction. The Interstate 87/287 highway access is direct from Route 303 about four miles to the south. The Hudson River crossing via the Tappan Zee (Cuomo) Bridge is about 3 miles east of the intersection of Interstate 87/287 and Route 303.

According to the appraisal, the estimated 2021 population within a one-, five-, and ten-mile radius of the Tri-State Distribution Center Property was 4,776, 136,730, and 500,916, respectively. According to the appraisal, the estimated 2021 average household income within a one-, five-, and ten-mile radius of the Tri-State Distribution Center Property was $164,404, $149,669, and $152,858, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #3	Cut-off Date Balance:	$41,000,000
225, 227, and 229 North Route 303	Tri-State Distribution Center	Cut-off Date LTV:	64.2%
West Nyack, NY 10994		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.1%

According to a third-party report, the Tri-State Distribution Center Property is located in Rockland County industrial submarket which has a logistics inventory of 11.8 million square feet and a vacancy rate of 7.6% as of the fourth quarter of 2020. Rental rates increased from $12.25 per square foot in 2019 to $12.75 per square foot in 2020. No new supply was delivered to the submarket over the last 12 months, with only 111,513 square feet of net new inventory (0.94% of current inventory) projected to be supplied through 2025.

The appraisal identified six rent comparables with rental rates ranging from $10.11 per square foot to $14.00 per square foot triple net with an average of $12.32 per square foot. The appraisal concluded to a market rent of $13.00 per square foot (net) for the industrial space and $20.00 per square foot (net) for the office space.

The table below presents certain information relating to comparable sales pertaining to the Tri-State Distribution Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Year Built	Sale Date	Actual Sale Price	Sale Price (PSF)
Portside Distribution	Newark, NJ	289,451	2018	Dec-20	$79,600,000	$275.00
1201 Valley Brook Avenue	Lyndhurst, NJ	172,801	1970	Apri-20	$40,000,000	$231.48
25 Enterprise Avenue North	Secaucus, NJ	149,000	1980	Jan-20	$33,543,900	$225.13
Industrial Flex	Moonachie, NJ	168,800	2000	Feb-19	$39,600,000	$234.60
Stateline Business Park	Mahwah, NJ	271,176	2018	Jan-19	$62,000,000	$228.63
(1)	Information obtained from the appraisal.

The following tables present certain information relating to comparable industrial leases for the Tri-State Distribution Center Property:

Comparable Leases(1)

Property Name/Location	Distance	Year Built/ Renovated	Ceiling (feet)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (YRS)	Annual Base Rent PSF	Lease Type
6 Pearl Ct. Allendale, NJ	18.1 miles	1980	18’	ProxConcepts	7,300	Oct-20	5	$12.28	NNN
50 Spring St. Ramsey, NJ	18.3 miles	1974	18’	Ferguson	9,864	Oct-20	5	$12.04	NNN
100 Red School House Rd. Chestnut Ridge, NY	12.1 miles	1987	22’	Brand New Lighting	4,000	Jul-20	5	$13.00	NNN
5 Ethel Blvd. Wood Ridge, NJ	28.6 miles	2018	36’	Mane Concept	69,168	Apr-20	10	$12.50	NNN
10 Industrial Dr. Mahwah, NJ	17.6 miles	1988	18’	Vectornate	12,622	Mar-20	3	$14.00	NNN
100 Performance Dr. Mahwah, NJ	18.4 miles	2018	36’	Snow Joe	271,176	Feb-19	10	$10.11	NNN
(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The Tri-State Distribution Center Mortgage Loan documents require an upfront real estate tax reserve of $218,566 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $54,641).

Insurance – The Tri-State Distribution Center Mortgage Loan documents require an upfront insurance reserve of $11,340 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months (initially $5,670).

Replacement Reserve – The Tri-State Distribution Center Mortgage Loan documents require ongoing monthly replacement reserves of $2,077.

TI/LC Reserve – The Tri-State Distribution Center Mortgage Loan documents require an upfront TI/LC reserve of $400,000 (“TI/LC Reserve”) and in addition, an upfront TI/LC reserve of $100,000 associated with the Streamline tenant (“Streamline Funds”). If at any time, the funds in the TI/LC Reserve are less than $200,000, the borrower is required to replenish the reserve so the balance is equal to $400,000. In addition, if the borrower deposits funds such that the balance in the TI/LC Reserve is $400,000 on the date that is 28 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms), no Trigger Lease Sweep

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #3	Cut-off Date Balance:	$41,000,000
225, 227, and 229 North Route 303	Tri-State Distribution Center	Cut-off Date LTV:	64.2%
West Nyack, NY 10994		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.1%

Period (as defined below) pursuant to clause (i)(a) of the definition of Trigger Lease Sweep Period will commence. The borrower is required to also pay to the lender for transfer into the TI/LC Reserve all lease termination payments received by the borrower. With respect to the Streamline Funds, in the event, that borrower does not satisfy the conditions to disbursement of the Streamline Funds, the Streamline Funds is required to be deposited into the TI/LC Reserve.

A “Trigger Lease” means the NY Produce lease, the PowerPak lease, and any other lease (leased by such tenant and/or its affiliates) (“Trigger Tenant”) which (a) covers 15% or more of the rentable square feet of the Tri-State Distribution Center Property and/or (b) has a gross annual rent of more than 15% of the total annual rents of the Tri-State Distribution Center Property.

A “Trigger Lease Sweep Period” will commence upon the occurrence of any of the following, among others: (i) the earlier of (a) the date that is 28 months prior to the end of the term of any Trigger Lease (including any renewal terms) to the extent that there is not $400,000 on deposit in the TI/LC Reserve on such date, (b) the date that is 24 months prior to the end of the term of any Trigger Lease (including any renewal terms) or (c) the date the applicable Trigger Tenant gives notice, of its intention not to renew or extend; (ii) the date required under a Trigger Lease by which the applicable Trigger Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (iii) any Trigger Lease (or 20% or more of the demised premises under a Trigger Lease) is surrendered, cancelled or terminated prior to its then current expiration date or any Trigger Tenant gives notice of its intention to terminate, surrender or cancel its Trigger Lease (or any material portion thereof); (iv) any Trigger Tenant discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary default or material non-monetary default under any Trigger Lease by the applicable Trigger Tenant thereunder; or (vi) the occurrence of a Trigger Tenant insolvency proceeding.

Outstanding Obligations Reserve – The Tri-State Distribution Center Mortgage Loan documents require an upfront reserve of $547,187 (the “Outstanding Obligations Funds”) of which $380,963 and $166,224 are associated with the NY Produce and PowerPak leases, respectively. Provided no event of default has occurred and is continuing, funds will be disbursed to the borrower from the Outstanding Obligations Funds in the amount reserved for the applicable leases as set forth above following the satisfaction of each of the following conditions with respect to the NY Produce lease and/or the PowerPak lease: (i) receipt of a certificate from borrower stating (a) that all tenant improvement obligations associated with the applicable lease have been substantially completed and that all such work has been paid for or will be paid from such disbursement, (b) that all leasing commissions associated with the applicable lease have been paid for or will be paid from such disbursement and (c) that the applicable tenant has accepted possession of the premises demised under the Lease, is open for business, paying full unabated rent and there are not remaining rent abatements; (ii) if such disbursement is requested after July 17, 2021, the lender must have received an acceptable estoppel certificate from the applicable tenant stating that all such tenant improvements have been completed and no allowances or rent abatements remain outstanding; and (iii) the ratio (expressed as a percentage) calculated by the lender of (x) (1) the in place and paid current rent based upon the then current rent roll multiplied by 12, plus contractual rent bumps of $39,442, plus 95% recovery income, plus annualized parking income of $19,096, less (2) the January 2021 annualized operating expenses of $1,045,761 underwritten by the Lender in connection with origination of the Tri-State Distribution Center Mortgage Loan to (y) the unpaid principal as of such date, is equal to or greater than 7.0%. The borrower is not permitted to disbursement of any funds in connection with approved leasing expenses related to the NY Produce lease and/or PowerPak lease other than the Outstanding Obligations Funds. In the event that the Outstanding Obligations Funds have not been released to the borrower prior to the payment date occurring in April 2024, the lender will, in its sole discretion, apply the amounts on deposit in the Outstanding Obligations subaccount to a prepayment of the Tri-State Distribution Center Mortgage Loan on the next payment date. Any prepayment of the Tri-State Distribution Center Mortgage Loan pursuant to this event is subject to the yield maintenance premium, and the borrower is required to pay to the lender the applicable yield maintenance premium and all costs incurred by lender with respect to the prepayment, within ten business days.

Lockbox and Cash Management. The Tri-State Distribution Center Mortgage Loan is structured with a hard lockbox with springing cash management upon a Cash Management Period (as defined below). At origination, the borrowers and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. During a Cash Management Period, all funds in the lockbox account are required to be deposited on a daily basis into a lender-controlled cash management account. So long as no event of default is continuing under the Tri-State Distribution Center Mortgage Loan documents, funds in the cash management account are required to be applied, among other things (i) to make deposits into the tax and insurance reserves, (ii) to pay debt service on the Tri-State Distribution Center Mortgage Loan, (iii) to make deposits into the replacement reserves and to make payment into the TI/LC Reserve, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to pay any remainder into either a special rollover reserve during the continuance of a Cash Management Period or otherwise into a cash collateral account.

A “Cash Management Period” commences upon the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of any calculation date, the DSCR is less than 1.20x, (iv) if, as of any calculation date, the debt yield is less than 6.25% or (v) the commencement of a Trigger Lease Sweep Period.

Property Management. The Tri-State Distribution Center Property is managed by REPNY LLC, a borrower affiliate. REPNY LLC is a property management company based in Brooklyn, New York.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #3	Cut-off Date Balance:	$41,000,000
225, 227, and 229 North Route 303	Tri-State Distribution Center	Cut-off Date LTV:	64.2%
West Nyack, NY 10994		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.1%

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Tri-State Distribution Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Tri-State Distribution Center Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Magna Seating HQ

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office - Suburban
	Original Principal Balance:	$37,700,000		Location:	Novi, MI
	Cut-off Date Balance:	$37,700,000		Size:	180,000 SF
	% of Initial Pool Balance:	4.6%		Cut-off Date Balance Per SF:	$209.44
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$209.44
	Borrower Sponsors(1):	Various		Year Built/Renovated:	2017/NAP
	Guarantors(1):	Various		Title Vesting:	Fee
	Mortgage Rate:	3.5100%		Property Manager:	Self-managed
	Note Date:	March 31, 2021		Current Occupancy (As of):	100.0% (5/1/2021)
	Seasoning:	1 month		YE 2020 Occupancy:	100.0%
	Maturity Date:	April 6, 2031		YE 2019 Occupancy:	100.0%
	IO Period:	120 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$58,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$322.22
	Call Protection:	L(25),D(90),O(5)		As-Is Appraisal Valuation Date:	February 10, 2021
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information(3)
	Additional Debt Type (Balance):	NAP		TTM NOI (2/28/2021):	$3,583,074
				YE 2020 NOI:	$3,474,649
				YE 2019 NOI:	$2,983,713
				YE 2018 NOI:	$2,817,319
Escrows and Reserves(2)				U/W Revenues:	$4,193,217
	Initial	Monthly	Cap	U/W Expenses:	$828,955
Taxes	$0	Springing	NAP	U/W NOI:	$3,364,262
Insurance	$0	Springing	NAP	U/W NCF:	$3,073,437
Replacement Reserves	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.51x / 2.29x
TI/LC Reserves	$0	Springing	(2)	U/W Debt Yield based on NOI/NCF:	8.9% / 8.2%
				U/W Debt Yield at Maturity based on NOI/NCF:	8.9% / 8.2%
				Cut-off Date LTV Ratio:	65.0%
				LTV Ratio at Maturity:	65.0%

Sources and Uses
Sources			Uses
Original loan amount	$37,700,000	64.7%	Purchase Price	$58,000,000	99.5%
Sponsor Equity	20,592,145	35.3	Closing costs	792,145	1.4
			Seller Credit(4)	(500,000)	(0.9)
Total Sources	$58,292,145	100.0%	Total Uses	$58,292,145	100.0%
(1)	See “The Borrowers and Borrower Sponsors” section below.
(2)	See “Escrows” section below.
(3)	While the Magna Seating HQ Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Magna Seating HQ Mortgage Loan more severely than assumed in the underwriting of the Magna Seating HQ Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(4)	As part of the acquisition, the Magna Seating HQ Borrowers (as defined below) received a $500,000 credit as a result of the interest rate movement from the time of the purchase and sale agreement and the origination date of the Magna Seating HQ Mortgage Loan.

The Mortgage Loan. The mortgage loan (the “Magna Seating HQ Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 180,000 square foot suburban office property located in Novi, Michigan (the “Magna Seating HQ Property”).

The Borrowers and Borrower Sponsors. The borrower comprises nine tenants-in-common: Kingsberry 30020 Cabot, LLC, Daloa 30020 Cabot, LLC, Cowboy Village 30020 Cabot 1, LLC, Cowboy Village 30020 Cabot 2, LLC, CCM 30020 Cabot, LLC, JKA 30020 Cabot, LLC, JWA 30020 Cabot, LLC, LBC 30020 Cabot, LLC, each a single purpose Delaware limited liability company with one independent director, and 30020 Cabot Associates, LP, a single purpose Delaware limited partnership with one independent director (collectively, the “Magna Seating HQ Borrowers”). In connection with the origination of the loan, counsel to the Magna Seating HQ Borrowers delivered a non-consolidation opinion.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #4	Cut-off Date Balance:	$37,700,000
30020 Cabot Drive	Magna Seating HQ	Cut-off Date LTV:	65.0%
Novi, MI 48377		U/W NCF DSCR:	2.29x
		U/W NOI Debt Yield:	8.9%

The borrower sponsors are Harbor Group International (“HGI”) and Mark Shabad. HGI is a global real estate investment and management firm that invests in and manages diversified property portfolios including office, retail and multifamily properties. Currently, HGI owns and manages 46,000 multifamily units and 4.1 million square feet of commercial real estate. HGI has over 36 years of experience in the industry and over 1,000 employees worldwide. Additionally, Mark Shabad has a global real estate portfolio which includes one property in the U.S. and several others throughout the world. The non-recourse carveout guarantors are HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC, HGGP Capital XIII, LLC, each a Delaware limited liability company, and HGGP Capital XIV, LP, a Delaware limited partnership (collectively, the “Magna Seating HQ Guarantors”). An affiliate of the Magna Seating HQ Borrowers was subject to previous asset defaults. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Magna Seating HQ Property is a 180,000 square-foot suburban, office-oriented research and development property located on a 11.7-acre site in Novi, Michigan. The Magna Seating HQ Property was constructed in 2017 as a build-to-suit facility and is comprised of approximately 65% office space, 20% R&D space, and 15% high-bay industrial space. The Magna Seating HQ Property has a total of 645 parking spaces, resulting in a parking ratio of approximately 3.6 spaces per 1,000 square feet. According to the borrower sponsors, Magna Seating, the sole tenant, invested approximately $40 million of its own capital during the course of the Magna Seating HQ Property’s build-out. Onsite amenities at the Magna Seating HQ Property include a gym, conference rooms, breakrooms and a snack room. Although the Magna Seating HQ Property was a build-to-suit facility, the appraiser noted that the property could be converted to 100.0% office space, and the parking lot could be expanded to include an additional 150 vehicles, if Magna Seating’s needs were to change. As of May 1, 2021, the Magna Seating HQ Property was fully leased to Magna Seating through November 2034 with no termination options. Magna Seating has two, 10-year extension options remaining.

COVID-19 Update. As of April 2, 2021, the Magna Seating HQ Property is open and operating. Magna Seating has paid rent in full throughout the COVID-19 pandemic and never requested rent relief. As of the date hereof, there has been no forbearance or modification request on the Magna Seating HQ Mortgage Loan, which has a first payment date of May 6, 2021.

Major Tenant.

Magna Seating (180,000 square feet, 100.0% of net rentable area; 100.0% of underwritten base rent; November 30, 2034 lease expiration) – Magna Seating is a subsidiary of Magna International (NYSE: MGA), which is a leading global automotive supplier dedicated to delivering new mobility solutions and technology to auto manufacturers. Magna International was founded in 1957, is based out of Toronto, Ontario, Canada, and as of 2018 was the world’s third largest automotive parts supplier. Magna International employs approximately 158,000 people throughout the world and their products can be found on most vehicles today. Magna International’s products include body, chassis, exterior, seating, powertrain, active driver assistance, electronics, mirrors & lighting, mechatronics and roof systems, and come from 342 different manufacturing operations with engineering and sales centers in 27 countries. Magna Seating is one of four operating segments under Magna International. Magna Seating’s produces full seating systems, seat structures and other mechanism solutions for automobile manufactures. The other three operating segments are Body Exteriors & Structures, Power & Vision and Complete Vehicles. In 2020, the seating operating segments generated $4.5 billion in sales representing 13.6% of Magna International’s total sales. Magna Seating has been at the Magna Seating HQ Property since its completion in 2017 and has 13.6 years left on their lease, as well as two 10-year extension options.

The following table presents certain information relating to the tenancy at the Magna Seating HQ Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Magna Seating	NR/A3/A-	180,000	100.0%	$19.92	$3,584,952	100.0%	11/30/2034	2, 10-year	N
Occupied Collateral Total		180,000	100.0%	$19.92	$3,584,952	100.0%

Vacant Space		0	0.0%

Collateral Total		180,000	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through December 2021 totaling $45,845.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #4	Cut-off Date Balance:	$37,700,000
30020 Cabot Drive	Magna Seating HQ	Cut-off Date LTV:	65.0%
Novi, MI 48377		U/W NCF DSCR:	2.29x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the lease rollover schedule at the Magna Seating HQ Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	180,000	100.0%	180,000	100.0%	$3,584,952	100.0%	$19.92
Vacant	0	0	0.0%	180,000	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	180,000	100.0%			$3,584,952	100.0%	$19.92
(1)	Information obtained from the underwritten rent roll.
(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through December 2021 totalling $45,845.

The following table presents historical occupancy percentages at the Magna Seating HQ Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	5/1/2021(2)
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Information obtained from the borrower sponsor.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #4	Cut-off Date Balance:	$37,700,000
30020 Cabot Drive	Magna Seating HQ	Cut-off Date LTV:	65.0%
Novi, MI 48377		U/W NCF DSCR:	2.29x
		U/W NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Magna Seating HQ Property:

Cash Flow Analysis

	2018	2019	2020	TTM 2/28/2021	U/W	%(1)	U/W $ per SF
Base Rent	$2,854,679	$2,932,120	$3,417,200	$3,424,728	$3,539,113	80.9%	$19.66
Contractual Rent Steps	0	0	0	0	45,845(2)	1.0	0.25
Gross Potential Rent	$2,854,679	$2,932,120	$3,417,200	$3,424,728	$3,584,958	82.0%	$19.92
Other Income	0	0	0	0	0	0.0	0.00
Expense Reimbursements	443,139	598,408	573,235	580,072	787,507	18.0	4.38
Net Rental Income	$3,297,818	$3,530,527	$3,990,435	$4,004,800	$4,372,465	100.0%	$24.29
(Vacancy & Credit Loss)	0	0	0	0	(179,248)(3)	(5.0)	(1.00)
Effective Gross Income	$3,297,818	$3,530,527	$3,990,435	$4,004,800	$4,193,217	95.90%	$23.30

Real Estate Taxes	0	0	0	0	315,873	7.5	1.75
Insurance	21,917	22,778	27,000	27,000	46,718	1.1	0.26
Management Fee	95,497	98,532	98,532	80,096	83,864	2.0	0.47
Other Operating Expenses	363,085	425,505	390,254	314,630	382,499	9.1	2.12
Total Operating Expenses	$480,499	$546,814	$515,786	$421,726	$828,955	19.8%	$4.61

Net Operating Income	$2,817,319	$2,983,713	$3,474,649	$3,583,074	$3,364,262	80.2%	$18.69
Replacement Reserves	0	0	0	0	36,000	0.9	0.20
TI/LC	0	0	0	0	254,825	6.1	1.42
Net Cash Flow	$2,817,319	$2,983,713	$3,474,649	$3,583,074	$3,073,437	73.3%	$17.07

NOI DSCR	2.10x	2.22x	2.59x	2.67x	2.51x
NCF DSCR	2.10x	2.22x	2.59x	2.67x	2.29x
NOI Debt Yield	7.5%	7.9%	9.2%	9.5%	8.9%
NCF Debt Yield	7.5%	7.9%	9.2%	9.5%	8.2%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents rent steps through December 2021.
(3)	The underwritten vacancy is 5.0%. The Magna Seating HQ Property was 100.0% leased as of May 1, 2021.

Appraisal. The appraiser concluded to an “as-is market value” of $58,000,000 as of February 10, 2021. The appraiser also concluded to an “as-dark” appraised value of $42,230,000 as of February 10, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated January 18, 2021, there was no evidence of any recognized environmental condition at the Magna Seating HQ Property.

Market Overview and Competition. The Magna Seating HQ Property is located in Novi, Michigan, within the Haggerty Corridor Corporate Park, approximately 26 miles northwest of the Detroit CBD and 24 miles north of Detroit Metropolitan Airport. The Detroit metro area is the second largest in the Midwest and home to ten Fortune 500 company headquarters. Per the appraiser, the area benefits from a concentration of auto industry headquarters, production and R&D, highlighted by some of the major employers in the area including General Motors Corp., Ford Motor Co. and Chrysler Group LLC. Additionally, within a one-, three- and five-mile radius of the Magna Seating HQ Property over 80.0% of the current employment comes from “white collar” jobs which is above the Detroit metropolitan statistical area and Michigan averages of 64.0% and 60.8%, respectively. Freeway access to the Magna Seating HQ Property is provided by I-96, I-275, I-696, and M-5 interchange which is less than 2.5 miles from the Magna Seating HQ Property, meanwhile, local thoroughfares including 12 Mile Road, 13 Mile Road and Haggerty Road provide direct access to the Haggerty Corridor Corporate Park.

According to a third-party market research provider, the estimated 2020 population within a one-, three- and five-mile radius of the Magna Seating HQ Property was approximately 7,911, 57,025 and 174,137, respectively; and the estimated 2020 average household income within the same radii was approximately $115,168, $118,849 and $117,448, respectively.

According to a third-party market research report, the Magna Seating HQ Property is situated within the Central I-96 Corridor office submarket of the Detroit MSA. As of the fourth quarter 2020, the I-96 submarket reported a total inventory of approximately 6.3 million square feet with a 11.3% vacancy rate and average asking rent of $22.41 per square foot.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #4	Cut-off Date Balance:	$37,700,000
30020 Cabot Drive	Magna Seating HQ	Cut-off Date LTV:	65.0%
Novi, MI 48377		U/W NCF DSCR:	2.29x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Magna Seating HQ Property:

Market Rent Summary(1)

Flex / R&D
Market Rent (PSF)	$19.50
Lease Term (Years)	15
Lease Type (Reimbursements)	NNN
Rent Increase Projection	CPI Increases
Tenant Improvements (New Tenants) (PSF)	$20.00
Tenant Improvements (Renewals) (PSF)	$5.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Magna Seating HQ Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/ Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)	Adjusted Sale Price (PSF)
Magna Seating HQ (Subject)	Novi, MI	2017/NAP	180,000	Mar. 2021	$58,000,000	$322	NAP
553 Benson Road	Benton Harbor, MI	1974/NAP	85,158	Nov. 2020	$18,935,714	$222	$314
Troy Technology Park	Troy, MI	1986/NAP	97,389	Sep. 2020	$14,938,288	$153	$333
Truck-Lite Headquarters	Southfield, MI	2020/NAP	40,000	Feb. 2021	$8,500,000	$213	$319
Perimeter Park	Morrisville, NC	2006/2018	506,943	Sep. 2020	$189,100,000	$373	$320
Corning HQ	Charlotte, NC	2019/NAP	182,169	Apr. 2020	$58,500,000	$321	$328
Encompass Health	Vestavia Hills, AL	2018/NAP	199,305	Apr. 2019	$74,500,000	$374	$311
(1)	Information obtained from the appraisal.

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term (Yrs.)	Tenant Size	Annual Base Rent (PSF)	TI Allowance (PSF)	Lease Type
Magna Seating HQ 30020 Cabot Drive Novi, MI	2017/NAP	180,000	--	100.0%	13.6	180,000	$19.92	NAV	NNN
Wacker Chemical Innovation 4950 South State Road Ann Arbor, MI	2022/NAP	140,000	32.1 miles	100.0%	25.0	140,000	$27.70	NAV	Absolute Net
Cooper Standard 40300 Traditions Drive Northville, MI	2020/NAP	110,165	7.1 miles	100.0%	15.0	110,165	$29.14	NAV	Absolute Net
Masco Headquarters 17450 College Parkway Livonia, MI	2017/NAP	91,220	7.6 miles	100.0%	15.0	91,220	$22.10	NAV	Absolute Net
Marquette Building 243 West Congress Street Detroit, MI	1899/2020	170,000	25.7 miles	NAV	10.0	138,000	$29.00	NAV	NNN
Twelve Oaks Professional 41935 West 12 Mile Road Novi, MI	1979/2017	93,194	2.6 miles	100.0%	10.4	93,194	$15.50	NAV	Net
State Street Executive Park 5220 South State Road Ann Arbor, MI	2007/2017	60,362	32.4 miles	100.0%	10.6	60,362	$15.00	NAV	Net
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #4	Cut-off Date Balance:	$37,700,000
30020 Cabot Drive	Magna Seating HQ	Cut-off Date LTV:	65.0%
Novi, MI 48377		U/W NCF DSCR:	2.29x
		U/W NOI Debt Yield:	8.9%

Escrows.

Real Estate Taxes – The Magna Seating HQ Mortgage Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months. However, the Magna Seating HQ Borrowers will not be required to escrow such amounts if (i) no Cash Sweep Event Period (as defined below) has occurred and is continuing, (ii) Magna Seating is paying all taxes directly to the applicable taxing authority pursuant to the terms of the lease, and (iii) the borrower provides to the lender evidence reasonably acceptable to the lender that all taxes then due and payable with respect to the Magna Seating HQ Property have been paid in full on or prior to their due date within 30 day of their due date.

Insurance – The Magna Seating HQ Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. However, the Magna Seating HQ Borrowers’ obligation to make insurance reserve payments will be waived so long as (i) the insurance policies maintained by the Magna Seating HQ Borrowers are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (ii) the Magna Seating HQ Borrowers provide the lender with evidence reasonably acceptable to the lender of renewal of such policy and (iii) the Magna Seating HQ Borrowers provide the lender with paid receipts for the payment of the insurance premiums by no later than 30 business days prior to the expiration dates of said policies.

Replacement Reserve – During the continuance of a Trigger Period (as defined below), the Magna Seating HQ Mortgage Loan documents require ongoing monthly replacement reserves of $3,000 ($0.20 PSF annually).

TI/LC Reserve – During the continuance of a Trigger Period, the Magna Seating HQ Mortgage Loan documents require ongoing monthly TI/LC reserves of $22,500 ($1.50 PSF annually). If the Trigger Period commenced and is continuing solely due to the termination of the Magna Seating Lease with respect to, or Magna Seating vacating or ceasing its operation in, any portion (but less than all of) the Magna Seating HQ Property, the TI/LC Reserve deposits will be subject to a cap of $20.00 PSF of space that Magna Seating terminated under its lease, is no longer operating in, or vacated.

Lockbox and Cash Management. The Magna Seating HQ Mortgage Loan requires a springing lockbox account with springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrower or manager will be required to establish a lender-controlled lockbox account, instruct Magna Seating to make payments directly to the lockbox account, and deposit all other rents into such lockbox account within two business days of receipt. During a Trigger Period, all amounts in the lockbox account are to be transferred daily to the cash management account for the payment, among other things, of the debt service under the Magna Seating HQ Mortgage Loan, monthly escrows and other expenses described in the Magna Seating HQ Mortgage Loan documents. To the extent that there is excess cash flow following these disbursements and a Cash Sweep Event Period (as defined below) has occurred and is continuing, the excess cash will be held by the lender, in an excess cash flow subaccount, as additional security for the Magna Seating HQ Mortgage Loan.

A “Cash Sweep Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the debt yield falling below 7.0% for two consecutive calendar quarters based upon the two previous quarterly operating statements; or
(iii)	the occurrence of a Major Tenant Trigger Period (as defined below).

A Cash Sweep Event Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default;
•	with regard to clause (ii), the debt yield being equal to or greater than 7.25% for two consecutive calendar quarters based upon the two previous quarterly operating statements; or
•	with regard to clause (iii), a Major Tenant Trigger Period ceasing to exist in accordance with the terms below.

A “Trigger Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the debt yield falling below 7.0% for the previous calendar month; or
(iii)	the occurrence of a Major Tenant Trigger Period.

A Trigger Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default;
•	with regard to clause (ii), the debt yield being equal to or greater than 7.25% for two consecutive calendar quarters based upon the two previous quarterly operating statements; or

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #4	Cut-off Date Balance:	$37,700,000
30020 Cabot Drive	Magna Seating HQ	Cut-off Date LTV:	65.0%
Novi, MI 48377		U/W NCF DSCR:	2.29x
		U/W NOI Debt Yield:	8.9%

•	with regard to clause (iii), a Major Tenant Trigger Period ceasing to exist in accordance with the terms below.

A “Major Tenant Trigger Period” will commence upon the earliest of the following:

(i)	the occurrence of a Major Tenant (as defined below) failing, for three consecutive calendar months, to be in actual, physical possession of 30% or more of its space, failing, for three consecutive calendar months, to be open for business during customary hours, or otherwise vacating or terminating its lease for 30% or more of its space;
(ii)	a material action occurs with respect to any Major Tenant or its parent company; or
(iii)	a default by any Major Tenant under its lease which continues beyond the applicable cure periods.

A Major Tenant Trigger Period will end upon the occurrence of the following:

•	with regard to clause (i), the Major Tenant is in actual, physical occupancy of, and operating for business during customary hours in, at least 30% of its space and paying full unabated rent;
•	with regard to clause (ii), the applicable party is no longer subject to any bankruptcy or insolvency proceedings and, as applicable has affirmed the applicable lease pursuant to final, non-appealable order of court of competent jurisdiction;
•	with regard to clause (iii), the Major Tenant has fully cured the event of default under its lease to the borrower’s satisfaction and is in actual, physical occupancy of, and operating for business; or
•	the Magna Seating HQ Borrowers are leasing to a replacement and/or subleasing to an unaffiliated third party subtenant, at least 70% of the Major Tenant’s space.

A “Major Tenant” shall mean, (i) Magna Seating, or (ii) any other lease for office space that (a) is for 75,000 square feet or more, (b) contains any option, offer, or right of first refusal, or (c) is an affiliate of the Magna Seating HQ Borrowers.

Property Management. The Magna Seating HQ Property is managed by Harbor Group Management Co., LLC, a Virginia limited liability company and a borrower sponsor affiliate, and Friedman Real Estate Management, a Michigan corporation.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Magna Seating HQ Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Magna Seating HQ Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Magna Seating HQ Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Magna Seating HQ Borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – MGM Grand & Mandalay Bay

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller(1):	Barclays Capital Real Estate Inc.	Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	BBB+sf/BBB-(sf)/AA(sf)	Property Type – Subtype:	Hospitality – Full Service
Original Principal Balance(2):	$36,500,000	Location:	Las Vegas, NV
Cut-off Date Balance(2):	$36,500,000	Size(7):	9,748 Rooms
% of Initial Pool Balance:	4.4%	Cut-off Date Balance Per Room(2):	$167,645
Loan Purpose(3):	Acquisition	Maturity Date Balance Per Room(2)(4):	$167,645
Borrower Sponsors:	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP	Year Built/Renovated(8):	Various/NAP
Guarantors:	BREIT Operating Partnership L.P.;	Title Vesting:	Fee
MGM Growth Properties Operating	Property Manager:	Self-managed
Partnership LP	Current Occupancy (As of):	54.2% (12/31/2020)
Mortgage Rate:	3.5580%	YE 2019 Occupancy(7):	92.1%
Note Date:	February 14, 2020	YE 2018 Occupancy(7):	91.5%
Seasoning:	14 months	YE 2017 Occupancy(7):	91.0%
Anticipated Repayment Date(4):	March 5, 2030	YE 2016 Occupancy(7):	92.4%
IO Period:	120 months	Appraised Value(9):	$4,600,000,000
Loan Term (Original):	120 months	Appraised Value Per Room(9):	$471,892
Amortization Term (Original):	NAP	Appraisal Valuation Date:	January 10, 2020
Loan Amortization Type:	Interest-only, ARD
Call Protection(5):	GRTR 0.5% or YM(35),GRTR 0.5% or YM or D(78),O(7)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes
Additional Debt Type (Balance)(2):	Pari Passu ($1,597,700,000);	Underwriting and Financial Information(3)
B-Notes($804,400,000);	YE 2020 NOI:	$108,822,815
C-Notes ($561,400,000); Future	YE 2019 NOI:	$520,080,353
Mezzanine	YE 2018 NOI:	$617,369,266
YE 2017 NOI:	$605,037,208
U/W Revenues:	$2,106,295,488
Escrows and Reserves(6)	U/W Expenses:	$1,586,215,135
Initial	Monthly	Cap	U/W NOI:	$520,080,353
Taxes	$0	Springing	NAP	U/W NCF:	$487,305,761
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(2):	4.95x / 4.95x
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(2):	17.9% / 17.9%
U/W Debt Yield at Maturity based on NOI/NCF(2)(4):	17.9% / 17.9%
Cut-off Date LTV Ratio(2)(9):	35.5%
LTV Ratio at Maturity(2)(4)(9):	35.5%

Sources and Uses
Sources			Uses
Whole Loan	$3,000,000,000	65.0%	Purchase Price	$4,600,000,000	99.6%
Borrower Sponsor Equity(10)	1,617,792,163	35.0	Closing costs	17,792,163	0.4
Total Sources	$4,617,792,163	100.0%	Total Uses	$4,617,792,163	100.0%

(1)	The MGM Grand & Mandalay Bay Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“Barclays”), Deutsche Bank AG, New York Branch (“DBNY”) and Societe Generale Financial Corporation (“SGFC”).

(2)	The MGM Grand & Mandalay Bay Mortgage Loan (as defined below) is part of the MGM Grand & Mandalay Bay Whole Loan, which is comprised of (i) 50 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes,” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 which are pari passu with each other and subordinate to the MGM Grand & Mandalay Bay Senior Notes (the “MGM Grand & Mandalay Bay Junior Notes” or “MGM Grand & Mandalay Bay Subordinate Companion Loan”). The U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are 2.70x, 2.70x, 9.7%, 9.7%, 65.2% and 65.2%, respectively.

(3)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion (approximately $471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord, entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly-owned subsidiary of MGM Resorts International (“MGM”). Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR based on master lease rent, and UW NOI Debt Yield based on master lease rent presented in the chart above are

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The UW NCF DSCR, and the UW NCF Debt Yield for the MGM Grand & Mandalay Bay A Notes (based on the UW NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. Based on the YE 2020 adjusted EBITDAR of approximately $108.8 million, the MGM Grand & Mandalay Bay Mortgage Loan results in a DSCR of 1.01x (which is below the DSCR Threshold –see “Lockbox / Cash Management” herein for more detail). On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On February 10, 2021, MGM reported in its most recent fourth quarter Form 10-K filing that throughout the second, third and fourth quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The YE 2020 financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see the “Cash Flow Analysis” table herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(4)	The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a Final Maturity Date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.77000%; (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate, the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan; and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Whole Loan. The metrics presented in the chart above for Maturity Date Balance per room and LTV Ratio at Maturity are calculated based on the ARD.

(5)	The defeasance lockout period will be 35 payments beginning with and including the first payment date of April 5, 2020. The MGM Grand & Mandalay Bay Borrowers (as defined below) have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after February 14, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release (as defined below) or a Default Release (as defined below)).

(6)	See “Escrows” section herein.

(7)	Size and Occupancy are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing twelve months ending December 31, 2020, approximately 29.8% of revenues were generated by rooms, 27.1% of revenues were from gaming, 21.0% from food & beverage and 22.2% from other sources.

(8)	The MGM Grand Property (as defined below) was built in 1993 and the Mandalay Bay Property (as defined below) was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms renovation from 2010 to 2013. Additionally, approximately $118.9 million was spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,495 per room) of capital investment since 2010.

(9)	The aggregate Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly-owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease; and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Whole Loan. The Appraised Value was determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. See “Risk Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(10)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Whole Loan.

The Mortgage Loan. The MGM Grand & Mandalay Bay mortgage loan (the “MGM Grand & Mandalay Bay Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee simple interests in MGM Grand resort (the “MGM Grand”) and Mandalay Bay resort (the “Mandalay Bay”) (each a “Property” and together, the “Properties”) located in Las Vegas, Nevada. The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by the non-controlling Note A-14-6, with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $36.5 million. The MGM Grand & Mandalay Bay Mortgage Loan is part of a $3.0 billion whole loan that is evidenced by 74 promissory notes (the “MGM Grand & Mandalay Bay Whole Loan”). Only the MGM Grand & Mandalay Bay Mortgage Loan will be included in the mortgage pool for the WFCM 2021-C59 mortgage trust. The controlling note for the MGM Grand & Mandalay Bay Whole Loan is serviced in the BX 2020-VIVA securitization trust.

The relationship between the holders of the MGM Grand & Mandalay Bay Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus.

The MGM Grand & Mandalay Bay Whole Loan has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and MGM Grand & Mandalay Bay Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Whole Loan proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

Based on the contractual Master Lease rents in years 11 and 12 of $356 million and $363 million (rental payments fully guaranteed by MGM (Fitch: BB- / Moody’s: Ba3 / S&P: B+)), respectively, and a 5.55800% interest rate, the MGM Grand & Mandalay Bay Whole Loan would generate approximately $401 million of amortization in those two years (so long as the MGM Grand & Mandalay Bay Whole Loan remains outstanding during that period). The amortization will result in a year 12 loan-to-cost ratio of 56.3%, a debt yield of 20.0% (based on the year-end December 2019 EBITDAR) and a mortgage loan basis of approximately $266,572 per room.

Based on the Aggregate As-Is Appraised Value of approximately $7.35 billion as of January 10, 2020, the Cut-off Date/Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 22.2% and 22.2%, respectively. Based on the Aggregate Real Property Appraised Value of $4.6 billion as of January 10, 2020, the Cut-off Date/Maturity Date LTV for the MGM Grand & Mandalay Bay Senior Loan are 35.5% and 35.5%, respectively.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
A-9, A-10, A-11, A-12	$1,000,000	$1,000,000	BX 2020-VIV3	No
A-13-3, A-14-4, A-15-5, A-16-2	$550,000,000	$550,000,000	BX 2020-VIV4	No
A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
A-13-2, A-15-3	$80,000,000	$80,000,000	Benchmark 2020-B19	No
A-13-4, A-15-4	$70,000,000	$70,000,000	Benchmark 2020-B20	No
A-13-5, A-15-6	$75,000,000	$75,000,000	Benchmark 2020-B21	No
A-13-6, A-15-7	$75,000,000	$75,000,000	Benchmark 2020-B22	No
A-13-8, A-15-8	$75,000,000	$75,000,000	Benchmark 2021-B23	No
A-13-9, A-15-9	$79,985,667	$79,985,667	Benchmark 2021-B24	No
A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
A-14-1, A-16-1	$69,500,000	$69,500,000	BBCMS 2020-C8	No
A-14-5, A-16-3	$58,000,000	$58,000,000	BBCMS 2021-C9	No
A-13-7	$65,000,000	$65,000,000	GSMS 2020-GSA2	No
A-14-2, A-14-3	$45,000,000	$45,000,000	WFCM 2020-C58	No
A-15-10	$39,055,333	$39,055,333	CSAIL 2021-C20	No
A-14-6	$36,500,000	$36,500,000	WFCM 2021-C59	No
A-14-7(1)	$36,347,000	$36,347,000	An affiliate of Barclays	No
A-16-4, A-16-5, A-16-6, A-16-7, A-16-8, A-16-9, A-16-10, A-16-11, A-16-12(1)	$162,347,000	$162,347,000	SGFC	No
Total Senior Notes	$1,634,200,000	$1,634,200,000
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(2)	$329,861	$329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B(2)	$374,355,139	$374,355,139	BX 2020-VIV2	No
B-9-A, B-10-A, B-11-A, B-12-A(2)	$429,715,000	$429,715,000	BX 2020-VIV3	No
C-1, C-2, C-3, C-4(2)	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(3)
Total	$3,000,000,000	$3,000,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

(2)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.

(3)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

The Borrowers and Borrower Sponsors. The borrowers for the MGM Grand & Mandalay Bay Whole Loan are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (collectively, the “MGM Grand & Mandalay Bay Borrowers”). Each of the MGM Grand & Mandalay Bay Borrowers is a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the MGM Grand & Mandalay Bay Borrowers delivered a non-consolidation opinion in connection with the origination of the MGM Grand & Mandalay Bay Whole Loan.

On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Borrower Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion (approximately $471,892 per room). MGM OP and BREIT OP are affiliates of MGM Growth Properties LLC and Blackstone Real Estate Income Trust, Inc., respectively. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $174.0 billion as of September 30, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the MGM Grand & Mandalay Bay Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than 100.0%. For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a 25.0% indirect equity interest in the MGM Grand & Mandalay Bay Borrowers to a third party that is not an Affiliate of MGP OP and subsequently transfers a 10.0% indirect equity interest in the MGM Grand & Mandalay Bay Borrowers to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP's Liability Percentage and (ii) an increase of ten percentage points to MGP OP's Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the MGM Grand & Mandalay Bay Borrowers are liable for breaches of environmental covenants; provided, however, that if the MGM Grand & Mandalay Bay Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

The Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to a third party source, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 square feet of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 square feet of meeting space, 18 restaurants, an approximately 22,858 square foot spa, four swimming pools and approximately 41,800 square feet of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Room sizes range from 346 square feet to 11,517 square feet and offer one to four bedrooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 square feet per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 square feet per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award-winning resort is a premier conference hotel in Las Vegas with approximately 2.1 million square feet of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s Raiders, which opened in August 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 square feet of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 square foot spa, 10 swimming pools and approximately 54,000 square feet of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 square feet and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort's 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 square feet.

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,620 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,495 per room) of capital investment since 2010.

Scheduled Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties have been cancelled until further notice due to the COVID-19 pandemic. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a sale and investor solicitation process supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect. On October 20, 2020, it was further reported that the plan giving the lenders control and virtually all of the equity of Cirque was approved, and on November 24, 2020, Cirque announced the closing of the sale transaction with its secured lenders and its emergence from creditor protection under the CCAA in Canada and Chapter 15 in the United States.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited COVID-19 as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties that are not part of the collateral for the MGM Grand & Mandalay Bay Whole Loan) were effectively generating no revenue. In addition, in its Form 10-Q filing, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021. As of June 4, 2020, the MGM Grand Property was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which includes the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

shutdowns in the future. On August 28, 2020, several news outlets reported that MGM is expected to lay off approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID 19 pandemic U.S. workforce, due to the continued impact of the COVID-19 pandemic on MGM’s business. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that (i) throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results and (ii) although MGM has engaged in aggressive cost reduction efforts, it still has significant fixed and variable costs, which will adversely affect its profitability, and has seen and expects to continue to see weakened demand in light of continued domestic and international travel restrictions or warnings, restrictions on amenity use (such as gaming, restaurant and pool capacity limitations), consumer fears and reduced consumer discretionary spending, general economic uncertainty and increased rates of unemployment. As has been reported on MGM’s third quarter 2020 earnings call, MGM disclosed that it is evaluating plans to minimize mid-week Adjusted Property EBITDAR losses at its properties in light of its seasonal low period during the winter months, which could include reducing amenities at some of its properties and the closure of certain hotel towers. Effective as of November 30, 2020 and in place through February 2021, MGM temporarily closed the hotel tower operations at the Mandalay Bay Property from Monday through (and including) Wednesday each week. The casino, restaurants and certain other amenities at the Mandalay Bay Property remained open throughout the week. As of March 2021, the hotel tower operations at the Mandalay Bay Property are available seven days a week. The MGM Grand & Mandalay Bay Whole Loan is current through the March 2021 payment date and as of March 16, 2021, no loan modification or forbearance requests have been made. See “Risk Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million square feet of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, food and beverage, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

Historical EBITDAR

EBITDAR ($ millions)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(1)	June 2020 TTM(1)	Sep 2020TTM(1)	YE 2020 (1)	UW
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$220	$129	$75	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$161	$93	$33	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$381	$222	$109	$520
Debt Yield(2)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	12.7%	7.4%	3.6%	17.3%
Rent Coverage(3)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.3x	0.8x	0.4x	1.8x
A-Note Debt Service Coverage(4)	10.4x	11.7x	8.9x	6.3x	4.9x	5.4x	5.5x	6.8x	7.3x	8.2x	9.7x	10.3x	10.5x	8.8x	8.3x	6.5x	3.8x	1.8x	8.8x
Whole Loan Debt Service Coverage(4)	5.6x	6.4x	4.8x	3.5x	2.7x	2.9x	3.0x	3.7x	4.0x	4.5x	5.3x	5.6x	5.7x	4.8x	4.5x	3.5x	2.1x	1.0x	4.8x

(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which include the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it reopened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM, September 2020 TTM and YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. The $487 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $20.6 million during the March 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The $381 million presented above represents the adjusted June 2020 TTM EBITDAR,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

the $222 million presented above represents the adjusted September 2020 TTM EBITDAR and the $109 million presented above represents the adjusted YE 2020 EBITDAR, all of which take into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during the respective TTM and year-end periods (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender UW presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see “Cash Flow Analysis” herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Whole Loan Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.

(3)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

(4)	Calculations are based on EBITDAR for each respective period.

Historical Performance – MGM Grand(1)

	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)	Sept. 2020 TTM(2)	YE 2020(2)
RevPAR	$154	$162	$145	$113	$112	$128	$137	$138	$150	$155	$162	$167	$169	$174	$172	$161	$126	$90
Net Revenue ($ billions)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10	$0.87	$0.66	$0.49
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%	25%	19%	15%
(1)	Any financial information contained in this Term Sheet for the MGM Grand Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM, September 2020 TTM and YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both the MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Historical Performance – Mandalay Bay(1)

	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)	Sept. 2020 TTM(2)	YE 2020(2)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$185	$184	$188	$188	$186	$143	$100
Net Revenue ($ billions)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90	$0.67	$0.49	$0.33
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	26%	25%	25%	25%	24%	19%	10%
(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property that relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM, September 2020 TTM and YE 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both the MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the MGM Grand & Mandalay Bay Properties:

Cash Flow Analysis(1)

	2015	2016	2017	2018	2019	2020	U/W	%(2)	U/W Per Room(3)
Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	54.2%	92.1%
ADR	$179.08	$187.27	$193.58	$192.62	$196.52	$174.92	$196.52
RevPAR	$165.56	$172.97	$176.24	$176.18	$180.94	$94.62	$180.94

Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$242,653,190	$635,408,160	30.2%	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	221,109,735	379,532,959	18.0	38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	171,162,502	629,566,379	29.9	64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	180,684,674	461,787,990(4)	21.9	47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$815,610,101	$2,106,295,488	100.0%	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	144,539,055	265,201,312	12.6%	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	140,438,708	223,320,361	10.6	22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	154,636,674	449,487,794	21.3	46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	116,372,807	304,747,043	14.5	31,263
Total Departmental Expenses	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$555,987,244	$1,242,756,510	59.0%	$127,488

Property Maintenance	111,939,869	110,077,272	94,539,158	100,973,309	102,493,739	NAV(6)	102,493,739	4.9%	$10,514
Property Administration(5)	174,627,810	172,200,235	166,262,013	167,553,605	170,530,197	NAV(6)	170,530,197	8.1	17,494
Marketing & Advertising	38,202,199	39,405,548	39,688,932	45,724,651	42,793,494	NAV(6)	42,793,494	2.0	4,390
Fixed Expenses	23,317,324	23,039,610	21,544,460	24,507,471	27,641,195	NAV(6)	27,641,195	1.3	2,836
Management Fee	0	0	0	0	0	NAV(6)	0	0.0	0
Total Operating Expenses	$348,087,202	$344,722,665	$322,034,563	$338,759,036	$343,458,625	$233,177,472	$343,458,625	16.3%	$35,234

Net Extraordinary Loss Add-Back	$0	$0	$0	$0	$0	$82,377,430(7)	$0	0.0%	$0

EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$108,822,815	$520,080,353	24.7%	$53,353

FF&E(8)	0	0	0	0	0	0	32,774,592	1.6	3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$108,822,815(9)	$487,305,761	23.1%	$49,990

NOI DSCR(10)(11)	NAV	NAV	NAV	NAV	NAV	NAV	4.95x
NCF DSCR(10)(11)	NAV	NAV	NAV	NAV	NAV	NAV	4.95x
NOI Debt Yield(10)(11)	NAV	NAV	NAV	NAV	NAV	NAV	17.9%
NCF Debt Yield(10)(11)	NAV	NAV	NAV	NAV	NAV	NAV	17.9%
(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Represents percent of Total Revenue for all fields.

(3)	Based on 9,748 guest rooms.

(4)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.

(5)	2018 Property Administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at the Mandalay Bay Property.

(6)	During 2020, MGM updated its internal reporting system which changed the presentation of property-level financial information at the division and department level. For this reason, the allocation of certain operating expenses is unavailable. The Property Maintenance, Property Administration, Marketing & Advertising, Fixed Expenses and Management Fee for 2020 are presented in the aggregate under Total Operating Expenses.

(7)	Net Extraordinary Loss Add-Back represents a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $82.4 million during the 2020 period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The 2020 EBITDAR of approximately $108.8 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the 2020 period).

(8)	Underwritten FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the origination date of the Four Seasons Management Agreement.

(9)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On February 10, 2021, MGM reported in its most recent fourth quarter Form 10-K filing that throughout the second, third and fourth quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The 2020 financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third and fourth quarters of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

(10)	On January 14, 2020, MGP OP, an affiliate of BREIT OP and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.6 billion (approximately $471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord, entered into the MGM/Mandalay Lease with two, 10-year renewal options with MGM Tenant, a wholly-owned subsidiary of MGM. Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W DSCR based on NCF based on master lease rent, and U/W Debt Yield based on NOI based on master lease rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The U/W DSCR based on NCF, and the U/W Debt Yield Based on NCF for the MGM Grand & Mandalay Bay A Notes (based on the U/W NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. Historical NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are unavailable based on this calculation.

(11)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are calculated based on the MGM Grand & Mandalay Bay Senior Notes.

Appraisal. The Appraised Value of $4,600,000,000 as of January 10, 2020 is the Aggregate Real Property Appraised Value, solely with respect to real property at the Properties, excluding personal property and intangible property attributable to the Properties. The appraisal also includes an As-Leased-Sale-Leaseback appraised value, which is equal to the Aggregate Real Property Appraised Value. The Aggregate As-Is Appraised Value of $7,352,600,000 as of January 10, 2020 includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or the MGM/Mandalay Operating Subtenants (as more particularly provided in the Master Lease section), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease section) in favor of the MGM Grand & Mandalay Bay Borrowers and provided that the FF&E will be transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of termination of the Master Lease due to an event of default by the MGM Tenant thereunder. Such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lenders.

Environmental Matters. The Phase I environmental assessments dated February 11, 2020 did not identify any recognized environmental conditions at either of the Properties. Due to a historical recognized environmental condition pertaining to the presence of underground storage tanks at the Mandalay Bay Property, the MGM Grand & Mandalay Bay Borrowers purchased, and are required to maintain under the MGM Grand & Mandalay Bay Whole Loan agreement, an environmental insurance policy. See “Environmental Considerations” in the Preliminary Prospectus.

Markets Overview and Competition. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and as of year-end 2019, visitation had returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

From 2010 through 2019, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% compound annual growth rate). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually (as of year-end 2019) and recent investment in Las Vegas by major sports leagues, the amount of existing gaming activity steadily increased from 2009 through year-end 2019. In Clark County, gaming revenue increased approximately 17.2% from the gaming through in 2009 through year-end 2019.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Market Overview(1)

Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%

(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip hotel average occupancy was approximately 90% over the last three years through year-end 2019. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

Competitive Set(1)

Property Name	No. of Rooms	Year Opened	Meeting Space (sq. ft.)	Casino Space (sq. ft.)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20

(1)	Source: Appraisal, unless otherwise indicated.

(2)	Source: Underwriting and Borrower Sponsor provided information.

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property), which will serve as the home stadium for the National Football League’s Raiders. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction at the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 and The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022. The appraiser does not believe either property will be directly competitive with the MGM Grand Property or Mandalay Bay Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Historical Occupancy, ADR, RevPAR – Competitive Set (MGM Grand)

	MGM Grand(1)			Competitive Set(2)(3)			Penetration Index(2)(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
12/31/2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
12/31/2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%

(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR – Competitive Set (Mandalay Bay)

	Mandalay Bay(1)			Competitive Set(2)(3)			Penetration Index(2)(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
12/31/2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
12/31/2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%

(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Competitive Set includes The Mirage, New York New York, Luxor, Caesars, Planet Hollywood and Venetian/Palazzo.

Master Lease.  The MGM Grand & Mandalay Bay Properties are master-leased to the MGM Tenant, under a 30-year, triple-net master and operating lease with two, 10-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (the “Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (the “Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to a sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each an “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the MGM Grand & Mandalay Bay Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the MGM Grand & Mandalay Bay Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the MGM Grand & Mandalay Bay Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Whole Loan and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations).

No intellectual property is licensed to the MGM Grand & Mandalay Bay Borrowers and the MGM Grand & Mandalay Bay Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/B+ by Moody’s, Fitch and S&P) guarantees to the MGM Grand & Mandalay Bay Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

benefit of mortgage lender for the MGM Grand & Mandalay Bay Whole Loan, pursuant to which MGM has guaranteed to mortgage lender the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Whole Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of an unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Whole Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Whole Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the MGM Grand & Mandalay Bay Borrowers for any purpose under the MGM Grand & Mandalay Bay Whole Loan documents so long as such person does not control Borrower. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Whole Loan, neither MGM nor MGM Tenant controlled the MGM Grand & Mandalay Bay Borrowers.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019 which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM reported (i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately $151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter of 2019 (calculation methodology presented below)(2). As of September 30, 2020, MGM reported (i) revenue of approximately $1.1 billion for the third quarter of 2020 (of which approximately $481.4 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of $7.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.6 billion and approximately $3.2 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $4.5 billion (which excludes MGP OP and MGM China) and is comprised of cash and cash equivalents of approximately $3.5 billion and approximately $922 million available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $10.7 billion. Also as of September 30, 2020, MGM reported that it had $700.0 million remaining under its previously announced agreement with MGP OP to redeem for cash up to $1.4 billion of its MGP OP units and it does not have any debt maturing prior to 2022. As of December 31, 2020, MGM reported (i) revenue of approximately $1.5 billion for the fourth quarter of 2020 (of which approximately $480 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of approximately $8.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $5.1 billion and approximately $3.7 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $5.6 billion (which excludes MGP and MGM China) and is comprised of cash and cash equivalents of approximately $4.1 billion and approximately $1.472 billion available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $15.6 billion. In December 2020, MGP redeemed approximately 23.5 million MGP OP units from MGM Resorts for $700.0 million which represented the remaining amount under the agreement with MGP to purchase up to $1.4 billion of the MGP OP units owned by MGM Resorts for cash. MGM’s Las Vegas Strip resorts reported adjusted property EBITDAR of approximately $54.0 million for the fourth quarter of 2020 (compared to $15.0 million in the third quarter of 2020).

The MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

Escrows.

At loan origination, the MGM Grand & Mandalay Bay Borrowers were not required to deposit any initial reserves. For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, there are no ongoing reserves required under the MGM Grand & Mandalay Bay Whole Loan documents.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). The MGM Tenant granted the MGM Grand & Mandalay Bay Borrowers a security interest in the OpCo FF&E Reserve Account, and the MGM Grand & Mandalay Bay Borrowers

(1) Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.

(2) Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management's estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

collaterally assigned the MGM Grand & Mandalay Bay Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Tax Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if an MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provides for ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve — For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

Replacement Reserve — For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each Payment Date during a MGM Grand & Mandalay Bay Trigger Period, the MGM Grand & Mandalay Bay Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first Payment Date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as any individual Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the MGM Grand & Mandalay Bay Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the Replacement Reserve Fund during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five-year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

Lockbox and Cash Management. The MGM Grand & Mandalay Bay Whole Loan is subject to a hard lockbox with springing cash management. Amounts on deposit in the lockbox account will be disbursed to the MGM Grand & Mandalay Bay Borrowers’ operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a MGM Grand & Mandalay Bay Trigger Period (as defined below), the MGM Grand & Mandalay Bay Borrowers will establish a cash management account and, at least two times per week, the clearing account bank will sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

priority described in the MGM Grand & Mandalay Bay Whole Loan documents, with the remaining excess cash flow (the “Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Whole Loan (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Whole Loan).

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (the “DSCR Threshold”) for two consecutive quarters calculated using EBITDAR as a numerator as detailed in the MGM Grand & Mandalay Bay Whole Loan documents (a “DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (an “OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Whole Loan has occurred and is continuing (an “EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the MGM Grand & Mandalay Bay Borrowers fail to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Whole Loan documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the MGM Grand & Mandalay Bay Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the Borrowers of such event of default. For the avoidance of doubt, in no instance will an MGM Grand & Mandalay Bay Trigger Period caused by the failure of the Borrowers to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD be capable of being cured or deemed to expire. As long as (i) the MGM Grand & Mandalay Bay Borrower has not failed to repay the MGM Grand & Mandalay Bay Whole Loan in full on the ARD, (ii) no event of default has occurred and is continuing or (iii) BREIT OP owns a direct or indirect interest in the MGM Grand & Mandalay Bay Borrower, the MGM Grand & Mandalay Bay Borrowers have the right to cause certain affiliated guarantor(s) (as more particularly set forth in the MGM Grand & Mandalay Bay Whole Loan documents) to deliver an excess cash flow guaranty to the lender in lieu of depositing excess cash into the excess cash reserve subject to conditions as described in the MGM Grand & Mandalay Bay Mortgage Loan documents. The MGM Grand & Mandalay Bay Borrowers sent a notice to the lender on February 8, 2021, which provides the borrower expects that, when the lender determines the DSCR as of December 31, 2020, a MGM Grand & Mandalay Bay Trigger Period will occur under the terms of the MGM Grand & Mandalay Bay Whole Loan documents. Accordingly, the MGM Grand & Mandalay Bay have provided notice to the lender of its desire to elect to deliver an excess cash flow guaranty for the benefit of the lender in lieu of depositing all excess cash flow into a reserve account in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents. The borrowers proposed (i) BREIT Prime Lease Holdings LLC and (ii) MGM Growth Properties Operating Partnership LP will be the guarantors under the excess cash flow guaranty.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the MGM Grand & Mandalay Bay Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Whole Loan documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the MGM Grand & Mandalay Bay Borrowers.

“Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the MGM Grand & Mandalay Bay Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the MGM Grand & Mandalay Bay Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the MGM Grand & Mandalay Bay Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Whole Loan and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

Property Management. The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the MGM Grand & Mandalay Bay Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Properties), for which management fees are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.

Partial Release. So long as no event of default has occurred and is continuing (other than as set forth below), the MGM Grand & Mandalay Bay Borrowers may at any time release an individual Property from the MGM Grand & Mandalay Bay Whole Loan by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual Property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Whole Loan documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) if the MGM Grand & Mandalay Bay Whole Loan is securitized in a REMIC trust, compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the Property is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers removing the released individual Property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual Property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

“Release Percentage” means, with respect to any individual Property, 105% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be 105.0% until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be 110%.

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the MGM Grand & Mandalay Bay Borrowers will be permitted to release the subject Property and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) 100% of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and (y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

The MGM Grand & Mandalay Bay Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents (including, without limitation, the Release Conditions (other than clause (i))) (a “Default Release”). In addition, the MGM Grand & Mandalay Bay Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its allocated whole loan amount, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (a “Special Release”).

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. In addition to the MGM Grand & Mandalay Bay Mortgage Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the WFCM 2021-C59 securitization trust, which have an aggregate Cut-off Date principal balance of $1,597,700,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the WFCM 2021-C59 trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Mortgage Loan. The MGM Grand & Mandalay Bay Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the WFCM 2021-C59 securitization trust. The MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the WFCM 2021-C59 securitization trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

Additionally, the MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Whole Loan (the “Future Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Future Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the Future Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Future Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Future Mezzanine Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,500,000
Various	MGM Grand & Mandalay Bay	Cut-off Date LTV:	35.5%
Las Vegas, NV Various		U/W NCF DSCR:	4.95x
		U/W NOI Debt Yield:	17.9%

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Future Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, the future mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Whole Loan documents) of the MGM Grand & Mandalay Bay Borrowers or the future mezzanine borrower (an “Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late charges, principal (other than the pro rata prepayment of the Future Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents and the Future Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Future Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Whole Loan documents), for so long as the whole Future Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Future Mezzanine Loan, funds sufficient to pay any other amounts then due under the Future Mezzanine Loan and the Future Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Future Mezzanine Loan on the maturity date of the Future Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Future Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

Ground Lease. None.

Terrorism Insurance. The MGM Grand & Mandalay Bay Whole Loan documents require that the “all risk” insurance policy required to be maintained by the MGM Grand & Mandalay Bay Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the MGM Grand & Mandalay Bay Properties, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the MGM Grand & Mandalay Bay Properties is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers are permitted to rely on terrorism insurance provided by the MGM Tenant. The permitted deductible for terrorism insurance for the MGM Grand & Mandalay Bay Borrowers under the MGM Grand & Mandalay Bay Whole Loan documents is $500,000 (provided, however, the MGM Grand & Mandalay Bay Borrowers are not required to maintain the coverages on the MGM Grand & Mandalay Bay Properties as required in the MGM Grand & Mandalay Bay Whole Loan documents for long as (A) the Master Lease is in full force and effect, (B) no default by MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the Master Lease and (C) MGM Tenant maintains insurance policies on each Property that satisfies the requirements set forth in the MGM Grand & Mandalay Bay Whole Loan documents (the “MGM/Mandalay Policies”) (except the lender acknowledged and agreed in the MGM Grand & Mandalay Bay Whole Loan documents that the MGM/Mandalay Policies are permitted to vary from MGM Grand & Mandalay Bay Whole Loan documents with respect to (x) the named storm sublimit which will be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which will be no greater than $5,000,000) including without limitation, naming the lender as mortgagee/loss payee and additional insured, as applicable (collectively, conditions (A) through (C) are the “MGM/Mandalay Tenant Insurance Conditions”)). If the MGM/Mandalay Tenant Insurance Conditions are not met and TRIPRA is no longer in effect, but terrorism insurance is commercially available, then the MGM Grand & Mandalay Bay Borrowers will be required to maintain terrorism insurance but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium payable in respect of the MGM Grand & Mandalay Bay Properties and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance) and if the cost of terrorism insurance exceeds such amount, MGM Grand & Mandalay Bay Borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, so long as the MGM/Mandalay Tenant Insurance Conditions are satisfied, terrorism insurance for the MGM Grand & Mandalay Bay Properties may be written by a non-rated captive insurer subject to certain conditions set forth in the Master Lease, including, among other things: (i) TRIPRA will be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Master Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer will be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the MGM Grand & Mandalay Bay Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers will be subject to the reasonable approval of the lender; and (v) such captive insurer will be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Seacrest Homes

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	BSPRT CMBS Finance, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Multifamily – Mid Rise
	Original Principal Balance(1):	$30,000,000		Location:	Torrance, CA
	Cut-off Date Balance(1):	$30,000,000		Size:	176 Units
	% of Initial Pool Balance:	3.6%		Cut-off Date Balance Per Unit(1):	$272,727
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit(1):	$272,727
	Borrower Sponsor:	Laisin Leung		Year Built/Renovated:	2019/NAP
	Guarantor:	Laisin Leung		Title Vesting:	Fee
	Interest Rate:	3.8900%		Property Manager:	Self-managed
	Note Date:	April 5, 2021		Current Occupancy (As of):	98.3% (3/1/2021)
	Seasoning:	1 month		YE 2020 Occupancy:	96.7%
	Maturity Date:	April 6, 2031		YE 2019 Occupancy:	74.0%
	Interest-Only Period:	120 months		YE 2018 Occupancy(4):	NAV
	Loan Term (Original):	120 months		YE 2017 Occupancy(4):	NAV
	Amortization Term (Original):	NAP		As-is Appraised Value:	$90,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-is Appraised Value Per Unit:	$511,364
	Call Protection(2):	L(25),D(91),O(4)		As-is Appraisal Valuation Date:	March 9, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information(5)
	Additional Debt(1):	Yes		TTM NOI (2/28/2021):	$4,804,614
	Additional Debt Type (Balance)(1):	Pari Passu ($18,000,000)		YE 2020 NOI:	$4,800,971
				YE 2019 NOI:	$2,977,237
				YE 2018 NOI(4):	NAV
				YE 2017 NOI(4):	NAV
				U/W Revenues:	$5,800,791
				U/W Expenses:	$1,543,217
Escrows and Reserves(3)				U/W NOI:	$4,257,575
	Initial	Monthly	Cap	U/W NCF:	$4,213,575
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.25x / 2.23x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	8.9% / 8.8%
Replacement Reserve	$3,667	$3,667	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	8.9% / 8.8%
				Cut-off Date LTV Ratio(1):	53.3%
				LTV Ratio at Maturity(1):	53.3%

Sources and Uses
Sources			Uses
Original whole loan amount	$48,000,000	99.6%	Loan Payoff	$47,669,187	98.9%
Sponsor equity	187,402	0.4	Closing costs	514,549	1.1
			Upfront Reserves	3,667	0.0
Total Sources	$48,187,402	100.0%	Total Uses	$48,187,402	100.0%

(1)	The Seacrest Homes Mortgage Loan (as defined below) is part of the Seacrest Homes Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original balance of $48,000,000. All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Seacrest Homes Whole Loan.

(2)	Defeasance of the Seacrest Homes Whole Loan is permitted at any time after two years after the closing date that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the WFCM 2021-C59 securitization trust closing in May 2021.

(3)	See “Escrows” section below for a full description of the Escrows and Reserves.

(4)	Historical cash flows and occupancy figures for 2017 and 2018 are not available as the Seacrest Homes Property (as defined below) was built in 2018 and received a certificate of occupancy in September 2019.

(5)	While the Seacrest Homes Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Seacrest Homes Whole Loan more severely than assumed in the underwriting of the Seacrest Homes Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “Seacrest Homes Mortgage Loan”) is part of a whole loan (the “Seacrest Homes Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $48,000,000 secured by a first mortgage encumbering the fee interest in a Class A mid-rise multifamily property in Torrance, California (the “Seacrest Homes Property”). The Seacrest Homes Mortgage Loan consists of the controlling Note A-1, which had an original principal balance of

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #6	Cut-off Date Balance:	$30,000,000
1309 West Sepulveda Boulevard	Seacrest Homes	Cut-off Date LTV:	53.3%
Torrance, CA 90501		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	8.9%

$30,000,000, has a Cut-off Date Balance of $30,000,000 and is being contributed to the WFCM 2021-C59 trust. The non-controlling Note A-2 had an original principal balance of $18,000,000, has a Cut-off Date Balance of $18,000,000 and is expected to be contributed to one or more future transactions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	WFCM 2021-C59	Yes
A-2(1)	$18,000,000	$18,000,000	BSPRT CMBS Finance, LLC	No
Total	$48,000,000	$48,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and Borrower Sponsors. The borrower is Seacrest Homes, L.P. (the “Seacrest Homes Borrower”), a California limited partnership and single purpose entity with one independent director. Legal counsel to the Seacrest Homes Borrower delivered a non-consolidation opinion in connection with the origination of the Seacrest Homes Whole Loan. The non-recourse carveout guarantor and borrower sponsor of the Seacrest Homes Whole Loan is Laisin Leung.

Laisin Leung has over 30 years of experience in developing and managing residential and self-storage projects in Southern California. Laisin Leung’s experience covers the entire process, from acquiring the land through construction and management, of developing subdivisions for single family residential homes, condominiums and apartments. Laisin Leung currently owns six properties totaling $313.7 million in value. While Laisin Leung currently serves as the general partner of the Seacrest Homes Borrower, a former general partner of the Seacrest Homes Borrower was a party to a prior legal proceeding. The former general partner is no longer involved in the ownership and operation of the Seacrest Homes Property. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The Seacrest Homes Property is a 176-unit mid-rise Class A multifamily property located in Torrance, California. The Seacrest Homes Property is phase I of a two phase development with phase I (not part of the collateral) being constructed in 2018. Each phase operates as a separate multifamily asset with separated amenities such as separate pools and clubhouse facilities. Built in 2019 and situated on 2.5-acre site, the Seacrest Homes Property consists of a six-story building with 158 two-bedroom units and 18 three-bedroom units with an average unit size of 1,077 square feet. The Seacrest Homes Property includes 402 parking spaces, resulting in a parking ratio of approximately 2.3 spaces per unit. As of March 1, 2021, the Seacrest Homes Property was 98.3% occupied.

The amenities at the Seacrest Homes Property include a swimming pool, 24-hour fitness center, clubhouse, sundeck with grill station, electric vehicle charging stations, business center, basketball court, private conference room and 24-hour UPS/FedEx parcel pickup room. Unit amenities at the Seacrest Homes Property include stainless steel appliances, wood cabinets, quartz countertops, tile backsplash, private patio/balcony, laminate wood floors in living areas and bedroom, tile floors in kitchen, and a full washer/dryer.

The following table presents certain information relating to the unit mix of the Seacrest Homes Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit(2)
2 Bedrooms / 2 Bathrooms	158	156	89.8%	98.7%	1,037	$2,730
3 Bedrooms / 2 Bathrooms	18	17	10.2%	94.4%	1,423	$3,635
Total/Weighted Average	176	173	100.0%	98.3%	1,077	$2,819

(1)	Information obtained from the underwritten rent roll dated March 1, 2021.

(2)	Excludes vacant units.

The following table presents historical occupancy percentages at the Seacrest Homes Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(2)	12/31/2020(2)	3/1/2021(3)
NAV	NAV	74.0%	96.7%	98.3%

(1)	Occupancy not available as the Seacrest Homes Property was built in 2018 and received a certificate of occupancy in September 2019.

(2)	Information obtained from the borrower sponsor.

(3)	Information obtained from the underwritten rent roll dated March 1, 2021.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #6	Cut-off Date Balance:	$30,000,000
1309 West Sepulveda Boulevard	Seacrest Homes	Cut-off Date LTV:	53.3%
Torrance, CA 90501		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	8.9%

COVID-19. As of April 7, 2021, the Seacrest Homes Property is open and operating. All tenants at the Seacrest Homes Property have paid rent for the months of February 2021 and March 2021. As of the date hereof, the Seacrest Homes Whole Loan is not subject to any modification or forbearance agreement, and the Seacrest Homes Borrower has not requested any modification or forbearance to the Seacrest Homes Whole Loan terms.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Seacrest Homes Property:

Cash Flow Analysis(1)

	2019	2020	TTM 2/28/2021	U/W	%(2)	U/W $ per Unit
Base Rent	$4,969,250	$5,964,300	$5,964,300	$5,958,812	97.7%	$33,857
Concessions	0	0	0	0	0.0	0
Bad Debt	0	0	0	0	0.0	0
Gross Potential Rent	$4,969,250	$5,964,300	$5,964,300	$5,958,812	97.7%	$33,857
Other Income(3)	12,823	21,138	21,140	139,920	2.3	795
Net Rental Income	$4,982,073	$5,985,438	$5,985,440	$6,098,732	100.0%	$34,652
(Vacancy & Credit Loss)	(1,290,889)	(195,502)	(187,819)	(297,941)(4)	(5.0)	(1,693)
Effective Gross Income	$3,691,184	$5,789,936	$5,797,621	$5,800,791	95.1%	$32,959

Real Estate Taxes	179,500	215,400	215,400(5)	599,901(5)	10.3	3,409
Insurance	58,250	69,900	69,900	73,916	1.3	420
Management Fee	110,736	173,698	173,930	174,024	3.0	989
Other Operating Expenses	365,461	529,967	533,777	695,376	12.0	3,951
Total Operating Expenses	$713,947	$988,965	$993,007	$1,543,217	26.6%	$8,768

Net Operating Income	$2,977,237	$4,800,971	$4,804,614	$4,257,575	73.4%	$24,191
Capital Expenditures	36,700	44,040	44,040	44,000	0.8	250
Net Cash Flow	$2,940,537	$4,756,931	$4,760,574	$4,213,575	72.6%	$23,941

NOI DSCR(6)	1.57x	2.54x	2.54x	2.25x
NCF DSCR(6)	1.55x	2.51x	2.51x	2.23x
NOI Debt Yield(6)	6.2%	10.0%	10.0%	8.9%
NCF Debt Yield(6)	6.1%	9.9%	9.9%	8.8%
(1)	Historical cash flow figures for 2018 are not available as the Seacrest Homes Property was built in 2018 and received a certificate of occupancy in September 2019.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Other Income is comprised of expense reimbursements and parking income.

(4)	The underwritten economic vacancy is 5.0%. The Seacrest Homes Property was 98.3% physically occupied as of March 1, 2021.

(5)	The increase in real estate taxes from TTM 2/28/2021 to U/W is due to the lender underwriting real estate taxes on a Proposition 13 adjustment that applies the tax rate of 1.200129% (Los Angeles County Tax Area 19) to the Seacrest Homes Whole Loan amount, plus $23,839 for special assessments.

(6)	All statistical information related to the NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield is based on the Seacrest Homes Whole Loan.

Appraisal. As of the appraisal valuation date of March 9, 2021, the Seacrest Homes Property had an “as-is” appraised value of $90,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated March 16, 2021, there was no evidence of any recognized environmental conditions at the Seacrest Homes Property.

Market Overview and Competition. The Seacrest Homes Property is located in Torrance, California, within Los Angeles County. Los Angeles County is home to the largest population by county in the United States with nearly 10.3 million residents, according to a third-party source. The city of Torrance is located on the pacific coast and is the eighth largest city in Los Angeles County with a population of approximately 147,000. Torrance is part of the South Bay area of Los Angeles, a coastal zone extending south from Los Angeles International Airport to the city of Long Beach. The South Bay area is served by several miles of freeway and primary/secondary highways which connect to all parts of the Greater Los Angeles area. Primary access to the Seacrest Homes Property is provided by State Route 213 and Interstate 110. Interstate 110 is an auxiliary Interstate highway connecting San Pedro and the Port of Los Angeles

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #6	Cut-off Date Balance:	$30,000,000
1309 West Sepulveda Boulevard	Seacrest Homes	Cut-off Date LTV:	53.3%
Torrance, CA 90501		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	8.9%

with Downtown Los Angeles and Pasadena. The Seacrest Homes Property is approximately 19.7 miles from Downtown Los Angeles and approximately 8.7 miles from Port of Los Angeles. There are several shopping facilities and restaurants that serve the area. The Del Amo Fashion Center, a 2.6 million square foot mall which is one of the five largest malls in the United States, is approximately 3.2 miles northwest of the Seacrest Homes Property.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radii of the Seacrest Homes Property was 35,471, 226,261 and 483,147, respectively, and the estimated 2020 average household income within the same radii was $107,891, $100,422 and $112,929, respectively.

Submarket Information - According to a third-party market report, the Seacrest Homes Property is located in the Carson/ San Pedro/ East Torrance/ Lomita submarket within the Los Angeles multifamily market. As of the fourth quarter 2020, the Carson/ San Pedro/ East Torrance/ Lomita multifamily submarket reported a total inventory of approximately 17,537 units, with a 4.6% vacancy rate and average asking monthly rent per unit of $1,699.

Appraiser’s Competitive Set – The appraiser identified seven primary competitive properties for the Seacrest Homes Property totaling 1,779 units, which have an average occupancy rate of approximately 69.9%. The appraiser concluded to monthly market rents per unit ranging from $1,934 to $5,218.

The following table presents certain information relating to comparable multifamily properties for the Seacrest Homes Property:

Competitive Property Summary

Property Name Address City, State	No. Units	NRA (SF)	Avg. Unit Size (SF)	Year Built/ Renov.	Occ. (%)	Dist from Subject	Beds/Bath	Unit Size (SF)	Appraisal Quoted Rent Per Month	Appraisal Quoted Rent Per Month PSF
Seacrest Homes(1) 1309 West Sepulveda Boulevard Torrance, CA	176	189,497	1,077	2019/ NAP	98.3%	N/A	2 BR / 2 Bath 3 BR / 2 Bath	1,037 1,423	$2,730 $3,635	$2.63 $2.55
Renaissance at City Center(2) 21800 Avalon Boulevard Carson, CA	150	138,250	922	2013/ NAP	94.0%	3.5 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	683 979 1,323	$2,186 $2,773 $3,500	$3.20 $2.83 $2.65
Union South Bay(2) 615 East Carson Street Carson, CA	357	276,103	773	2020/ NAP	30.0%	3.7 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath	544 739 1,179	$1,934 $2,296 $3,249	$3.56 $3.11 $2.76
Evolve South Bay(2) 285 East Del Amo Boulevard Carson, CA	300	301,316	1,004	2020/ NAP	27.0%	5.1 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	850 1,094 1,308	$2,473 $2,841 $3,608	$2.91 $2.60 $2.76
Solimar(2) 1500 West Pacific Coast Highway Wilmington, CA	204	190,395	933	2016/ NAP	96.1%	2.6 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	741 977 1,280	$2,049 $2,522 $3,316	$2.77 $2.58 $2.59
Alta South Bay(2) 22433 South Vermont Avenue Torrance, CA	257	227,691	886	2015/ NAP	91.4%	1.3 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	725 1,069 1,370	$2,205 $2,848 $3,376	$3.04 $2.66 $2.46
550 Harborfront(2) 550 South Palos Verdes Street San Pedro, CA	375	341,392	910	2020/ NAP	52.3%	6.8 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath 4 BR / 2 Bath	693 1,159 1,407 1,742	$2,278 $3,190 $4,343 $5,218	$3.29 $2.75 $3.09 $3.00
Seaport Homes(3) 28000 South Western Avenue San Pedro, CA	136	137,452	1,030	2008/ NAP	98.5%	4.3 miles	1 BR / 1 Bath 2 BR / 2 Bath 2 BR / 2.5 Bath 3 BR / 2 Bath	797 1,018 1,184 1,484	$2,014 $2,490 $2,655 $3,345	$2.53 $2.45 $2.24 $2.25

(1)	Information obtained from the underwritten rent roll dated March 1, 2021.

(2)	Information obtained from the appraisal.

(3)	Information obtained from the Seaport Homes’ Property underwritten rent roll dated December 7, 2020. The Seaport Homes Property is also being securitized in the WFCM 2021-C59 transaction.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #6	Cut-off Date Balance:	$30,000,000
1309 West Sepulveda Boulevard	Seacrest Homes	Cut-off Date LTV:	53.3%
Torrance, CA 90501		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	8.9%

Escrows.

Real Estate Taxes – During the continuance of a Cash Sweep Period (as defined below), the Seacrest Homes Whole Loan documents require the Seacrest Homes Borrower to escrow, on a monthly basis, one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months.

Insurance – During the continuance of a Cash Sweep Period, the Seacrest Homes Whole Loan documents require the Seacrest Homes Borrower to escrow, on a monthly basis, one-twelfth of the annual insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies.

Replacement Reserves – The Seacrest Homes Whole Loan documents require an upfront replacement reserve of $3,667 and ongoing monthly replacement reserves of $3,667.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Sweep Period (as defined below), the Seacrest Homes Borrower is required to establish a lender-controlled lockbox account and the Seacrest Homes Borrower and property manager are required to deposit all rents into the lockbox account. During a Cash Sweep Period, funds in the lockbox accounts are required to be swept to a lender-controlled cash management account, and all excess funds (after payment of required monthly reserve deposits, debt service, operating and capital expenses) are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Sweep Period” will commence upon the occurrence of an event of default and will end upon the cure (if applicable) of such event of default.

Property Management. The Seacrest Homes Property is self-managed.

Partial Release. None.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The Seacrest Homes Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Seacrest Homes Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Seacrest Homes Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. A seismic risk assessment dated March 23, 2021 indicated a probable maximum loss of 9.0%. Earthquake insurance is not required.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Phoenix Industrial Portfolio V

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Industrial – Warehouse Distribution
Original Principal Balance(1):	$30,000,000			Location:	Various
Cut-off Date Balance(1):	$29,774,501			Size:	4,421,618 SF
% of Initial Pool Balance:	3.6%			Cut-off Date Balance Per SF(1):	$21.32
Loan Purpose:	Refinance			Maturity Date Balance Per SF(1):	$16.89
Borrower Sponsor:	Phoenix Investors			Year Built/Renovated:	Various
Guarantors:	Irrevocable Children’s Trust Dated 7/22/91; Irrevocable Children’s Trust No. 2 Dated 7/22/91			Title Vesting:	Fee
Mortgage Rate:	3.7175%			Property Manager:	Self-managed
Note Date:	November 24, 2020			Current Occupancy (As of)(4):	88.0% (Various)
Seasoning:	5 months			YE 2020 Occupancy:	78.5%
Maturity Date:	December 6, 2030			YE 2019 Occupancy:	70.7%
IO Period:	0 months			YE 2018 Occupancy(5):	NAV
Loan Term (Original):	120 months			YE 2017 Occupancy(5):	NAV
Amortization Term (Original):	360 months			Appraised Value(6):	$145,300,000
Loan Amortization Type:	Amortizing Balloon			Appraised Value Per SF(6):	$32.86
Call Protection:	L(29),D(85),O(6)			Appraisal Valuation Date:	Various
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt(1)(2):	Yes			TTM NOI (1/31/2021)(7):	$8,998,565
Additional Debt Type (Balance)(1)(2):	Pari Passu ($64,511,418); Future Mezzanine			YE 2020 NOI:	$8,831,509
				YE 2019 NOI(5):	$5,419,840
Escrows and Reserves(3)				YE 2018 NOI(5):	NAV
	Initial	Monthly	Cap	U/W Revenues:	$16,002,672
Taxes	$372,457	$84,962	NAP	U/W Expenses:	$4,638,883
Insurance	$298,808	$37,241	NAP	U/W NOI(7):	$11,363,789
Replacement Reserve	$0	$36,847	$880,000	U/W NCF:	$10,379,000
TI/LC Reserve	$1,500,000	Springing	$1,500,000	U/W DSCR based on NOI/NCF(1):	2.16x / 1.97x
Immediate Repairs	$234,194	$0	NAP	U/W Debt Yield based on NOI/NCF(1):	12.1% / 11.0%
Achievement Reserve	$4,000,000	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	15.2% / 13.9%
Environmental Reserve	$37,786	$0	NAP	Cut-off Date LTV Ratio(1):	64.9%
Unfunded Obligations Reserve	$1,677,346	$0	NAP	LTV Ratio at Maturity(1):	51.4%
Array Technologies Rollover Reserve	$0	$63,750	NAP

Sources and Uses
Sources			Uses
Original loan amount	$95,000,000	100.0%	Loan payoff	$68,339,110	71.9%
			Achievement reserve	4,000,000	4.2
			Partnership buyout	9,163,186	9.6
			Closing costs	967,444	1.0
			Upfront reserves	4,120,590	4.3
			Return of equity	8,409,670	8.9
Total Sources	$95,000,000	100.0%	Total Uses	$95,000,000	100.0%

(1)	The Phoenix Industrial Portfolio V Mortgage Loan (as defined below) is part of the Phoenix Industrial Portfolio V Whole Loan (as defined below) with an original aggregate principal balance of $95,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Phoenix Industrial Portfolio V Whole Loan.

(2)	See “Subordinate and Mezzanine Indebtedness” section below.

(3)	See “Escrows” section below.

(4)	Information obtained from the underwritten rent roll. After adjusting for recent leasing and excluding Global Fiberglass Solutions, the Phoenix Industrial Portfolio V Properties (as defined below) were 88.0% occupied as of May 1, 2021, with respect to the Coffeyville property, and December 31, 2020, with respect to the other Phoenix Industrial Portfolio V Properties. The December 31, 2020 rent rolls were adjusted to include recent leasing related to QualServ Solutions LLC (6.2% of portfolio net rentable area (“NRA”)), Hirotec America Inc. (3.2% of portfolio NRA) and the third

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

amendment for Advanced Wheel Sales (additional 0.1% of portfolio NRA). Occupancy excludes Global Fiberglass Solutions, which is currently open and operating, but is delinquent in rent. Including Global Fiberglass Solutions, the Phoenix Industrial Portfolio V Properties are 91.9% occupied.

(5)	Historical cash flows and occupancies prior to 2019 were not included as the Coffeyville property was acquired in December 2019. As such, YE 2019 NOI includes partial year information for the Coffeyville property.

(6)	The appraiser had concluded to a combined appraised value of $145,300,000 based on the “as-stabilized” appraised value of $46,500,000 for the Fort Smith property and the aggregate “as-is” appraised value of $98,800,000 for the other Phoenix Industrial Portfolio V Properties. The appraiser’s assumptions for the stabilization of the Fort Smith property were a 90.0% stabilized occupancy, market rent of $3.50 PSF NNN and a market lease term of five years. These stabilization assumptions were met when the QualServ Solutions LLC lease was executed on December 17, 2020 for a five-year term at a base rent of $3.65 PSF NNN, increasing the occupancy at the Fort Smith property to 90.5%.

(7)	The increase in U/W NOI from TTM NOI (1/31/2021) is primarily attributed to (i) $228,547 of rent steps and (ii) recent leasing, including QualServ Solutions LLC ($994,344 in base rent), Stryten Manufacturing, LLC ($540,915 in base rent), Hirotec America Inc. ($725,629 in base rent), Rock Communications Ltd ($190,476 in base rent), Webcor Packaging Corporation ($274,917 in base rent), US Engineered Wood, Inc. ($136,348 in base rent) and the third lease amendment for Advanced Wheel Sales (increase of $79,003 in base rent).

The Mortgage Loan. The mortgage loan (the “Phoenix Industrial Portfolio V Mortgage Loan”) is part of a whole loan (the “Phoenix Industrial Portfolio V Whole Loan”) that is evidenced by five promissory notes secured by a first priority fee mortgage encumbering a 4,421,618 square foot portfolio of four industrial properties located in Iowa, Arkansas, Michigan and Kansas (each, a “Phoenix Industrial Portfolio V Property”, and collectively, the “Phoenix Industrial Portfolio V Properties”).

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$45,000,000	$44,661,751	GSMS 2020-GSA2	Yes
A-2	$23,000,000	$22,827,117	WFCM 2021-C59	No
A-3	$15,000,000	$14,887,250	GSMS 2020-GSA2	No
A-4	$7,000,000	$6,947,384	WFCM 2021-C59	No
A-5	$5,000,000	$4,962,417	GSMS 2020-GSA2	No
Total	$95,000,000	$94,285,919

The Borrowers and Borrower Sponsor. The borrowers are Phoenix Newton Industrial Investors LLC, Phoenix Fort Smith Industrial

Investors LLC, Phoenix Flint Center Road, LLC and Phoenix Coffeyville Industrial Investors LLC (collectively, the “Phoenix Industrial Portfolio V Borrowers”), each a Delaware limited liability company and single purpose entity with one independent director. Each Phoenix Industrial Portfolio V Borrower owns one individual Phoenix Industrial Portfolio V Property. Legal counsel to the Phoenix Industrial Portfolio V Borrowers delivered a non-consolidation opinion in connection with the origination of the Phoenix Industrial Portfolio V Whole Loan.

The borrower sponsor of the Phoenix Industrial Portfolio V Whole Loan is Phoenix Investors, which is the affiliated management company for the guarantors’ investments. Phoenix Investors is a national commercial real estate firm based in Milwaukee, Wisconsin that redevelops former manufacturing facilities throughout the United States. As of December 2020, Phoenix Investors’ affiliated companies held interests in approximately 37 million square feet of industrial, retail, office and single tenant net-leased properties across 22 states. Phoenix Investors engages in the renovation and repositioning of large, former single tenant industrial facilities throughout the United States that were previously owned by corporate entities, real estate investment trusts or financial institutions.

The non-recourse carveout guarantors of the Phoenix Industrial Portfolio V Whole Loan are Irrevocable Children’s Trust dated 7/22/91 and Irrevocable Children’s Trust No. 2 dated 7/22/91. The non-recourse carveout guarantors have previously had ownership interests in entities that were subject to foreclosures and bankruptcies. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The Phoenix Industrial Portfolio V Whole Loan is secured by four industrial properties totaling 4,421,618 square feet located in Iowa (41.8% of NRA), Arkansas (27.1% of NRA), Kansas (19.9% of NRA) and Michigan (11.2% of NRA). After adjusting for recent leasing and excluding Global Fiberglass Solutions, the Phoenix Industrial Portfolio V Properties were 88.0% occupied by 21 tenants as of May 1, 2021, with respect to the Coffeyville property, and December 31, 2020, with respect to the other Phoenix Industrial Portfolio V Properties. The borrower sponsor acquired the Phoenix Industrial Portfolio V Properties between 2015 and 2019 for an aggregate purchase price of approximately $20.6 million. Since acquisition, the borrower sponsor has invested approximately $77.2 million in capital improvements and other/soft costs at the Phoenix Industrial Portfolio V Properties. Descriptions of each of the four Phoenix Industrial Portfolio V Properties follow.

Newton (41.8% of NRA; 36.8% of Allocated Loan Amount (“ALA”)): The Newton property is comprised of three industrial warehouse buildings totaling 1,850,001 square feet located in Newton, Iowa. The improvements were constructed in 1948, 1954 and 1957, renovated between 2015 and 2019 and include approximately 4.1% of office space. The Newton property is situated on an approximately 105.7-acre site with 1,165 surface parking spaces (0.6 per 1,000 SF). The Newton property has a total of 84 dock-high doors, 11 drive-in doors and clear heights of 16 feet to 28 feet. As of December 31, 2020, and including the third lease amendment for Advanced Wheel Sales, the Newton property was 87.0% occupied by 13 tenants. Global Fiberglass Solutions, which is currently open and operating, has been underwritten as vacant as the tenant has been delinquent in rent. Excluding Global Fiberglass Solutions,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

the Newton property was 77.6% occupied by 12 tenants. The two largest tenants are Arcosa Wind Towers (16.2% of property NRA, 13.2% of property underwritten base rent) and Graphic Packaging (12.0% of property NRA, 18.6% of property underwritten base rent). Since acquisition of the Newton property in March 2015, the borrower sponsor has invested approximately $18.7 million in capital improvements and other/soft costs at the Newton property.

Fort Smith (27.1% of NRA; 31.6% of ALA): The Fort Smith property is a 1,196,746 square foot industrial warehouse building located in Fort Smith, Arkansas. The improvements were constructed in 1962, renovated in 2019 and include approximately 5.0% of office space. The Fort Smith property is situated on a 97.0-acre site with 2,009 surface parking spaces (1.7 per 1,000 SF). The Fort Smith property has a total of 53 dock-high doors, six drive-in doors and clear heights of 32 feet. As of December 31, 2020, and including the executed lease with QualServ Solutions LLC, the Fort Smith property was 90.5% occupied by four tenants. The four tenants are MP Warehouse, Inc. (29.7% of property NRA, 32.5% of property underwritten base rent), Mars Petcare US, Inc. (25.7% of property NRA, 24.6% of property underwritten base rent), QualServ Solutions LLC (22.8% of property NRA, 27.7% of property underwritten base rent) and Stryten Manufacturing, LLC (12.4% of property NRA, 15.2% of property underwritten base rent). Since acquisition of the Fort Smith property in February 2017, the borrower sponsor has invested approximately $26.6 million in capital improvements and other/soft costs at the Fort Smith property.

Flint (11.2% of NRA; 21.1% of ALA): The Flint property is a 495,271 square foot industrial warehouse building located in Flint, Michigan. The improvements were constructed in 1960, renovated in 2020 and include approximately 1.0% of office space. The Flint property is situated on a 76.3-acre site with a total of 26 dock-high doors, two drive-in doors and clear heights of 28 feet. As of December 31, 2020, and including the executed lease with Hirotec America Inc., the Flint property was 99.4% occupied by four tenants. The three largest tenants are Genesee Packaging Inc. (58.6% of property NRA, 50.7% of property underwritten base rent), Hirotec America Inc. (29.0% of property NRA, 28.7% of property underwritten base rent) and Webcor Packing Corporation (11.8% of property NRA, 11.1% of property underwritten base rent). Since acquisition of the Flint property in September 2017, the borrower sponsor has invested approximately $29.5 million in capital improvements and other/soft costs at the Flint property.

Coffeyville (19.9% of NRA; 10.5% of ALA): The Coffeyville property is an 879,600 square foot industrial warehouse building located in Coffeyville, Kansas. The improvements were constructed in 1978, renovated in 1999 and include approximately 3.4% of office space. The Coffeyville property is situated on a 108.8-acre site with 784 surface parking spaces (0.9 per 1,000 SF). The Coffeyville property has a total of 70 dock-high doors, three drive-in doors and clear heights of 24 feet to 38 feet. As of May 1, 2021, the Coffeyville property was 100.0% occupied by Array Technologies, Inc. Array Technologies, Inc. has been at the Coffeyville property since December 2019 on a three-year lease with a current underwritten base rent of $2.08 PSF. Since acquisition of the Coffeyville property in December 2019, the borrower sponsor has invested approximately $2.4 million in capital improvements and other/soft costs at the Coffeyville property.

The following table presents certain information relating to the Phoenix Industrial Portfolio V Properties:

Portfolio Summary(1)

Property	State	Net Rentable Area (SF)(2)	Year Built/ Renovated	U/W NCF	Allocated Cut- off Date Balance (“ALA”)	% of ALA	“As-Is” Appraised Value(3)	Cut-off Date LTV(3)	Clear Heights (ft.)	Dock Doors	Drive- In Doors
Newton	IA	1,850,001	1948/2019	$2,860,536	$34,736,918	36.8%	$50,800,000	68.4%	16 - 28	84	11
Fort Smith	AR	1,196,746	1962/2019	$3,348,953	$29,774,501	31.6%	$46,500,000	64.0%	32	53	6
Flint	MI	495,271	1960/2020	$2,448,060	$19,849,667	21.1%	$27,300,000	72.7%	28	26	2
Coffeyville	KS	879,600	1978/1999	$1,721,450	$9,924,834	10.5%	$20,700,000	47.9%	24 - 38	70	3
Total/Wtd. Avg.		4,421,618		$10,379,000	$94,285,919	100.0%	$145,300,000	64.9%		233	22

(1)	Information obtained from the appraisals.

(2)	Information obtained from the underwritten rent roll.

(3)	The appraiser had concluded to a combined appraised value of $145,300,000 based on the “as-stabilized” appraised value of $46,500,000 for the Fort Smith property and the aggregate “as-is” appraised value of $98,800,000 for the other Phoenix Industrial Portfolio V Properties. The appraiser’s assumptions for the stabilization of the Fort Smith property were a 90.0% stabilized occupancy, market rent of $3.50 PSF NNN and a market lease term of five years. These stabilization assumptions were met when the QualServ Solutions LLC lease was executed on December 17, 2020 for a five-year term at a base rent of $3.65 PSF NNN, increasing the occupancy at the Fort Smith property to 90.5%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

The following table presents certain information relating to the tenancy at the Phoenix Industrial Portfolio V Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Property	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
Array Technologies, Inc.(3)	NR/NR/NR	Coffeyville	879,600	19.9%	$2.08	$1,829,568	15.0%	12/31/2022	2, 3-year	N
MP Warehouse, Inc.	NR/NR/NR	Fort Smith	355,139	8.0%	$3.35	$1,189,716	9.8%	6/30/2024	1, 5-year	N
Mars Petcare US, Inc.(4)	NR/NR/NR	Fort Smith	307,815	7.0%	$2.92	$898,820	7.4%	8/31/2023	3, 5-year	N
Arcosa Wind Towers	NR/NR/NR	Newton	299,461	6.8%	$1.84	$551,164	4.5%	4/30/2022	2, 5-year	N
Genesee Packaging Inc.	NR/NR/NR	Flint	290,267	6.6%	$4.42	$1,284,050	10.5%	7/31/2024	2, 3-year	N
QualServ Solutions LLC	NR/NR/NR	Fort Smith	272,423	6.2%	$3.72	$1,013,414	8.3%	1/31/2026	2, 3-year	N
Graphic Packaging	NR/NR/NR	Newton	222,402	5.0%	$3.50	$778,407	6.4%	12/31/2027	1, 5-year	N
FBN Inputs LLC	NR/NR/NR	Newton	186,508	4.2%	$3.46	$645,318	5.3%	6/30/2028	None	N
Stryten Manufacturing, LLC	NR/NR/NR	Fort Smith	148,196	3.4%	$3.74	$554,253	4.5%	12/31/2025	1, 5-year	N
Hirotec America Inc.	NR/NR/NR	Flint	143,689	3.2%	$5.05	$725,629	6.0%	5/31/2026	2, 5-year	N
Whirlpool Corporation	BBB/Baa1/BBB	Newton	133,405	3.0%	$1.82	$242,797	2.0%	12/31/2023	2, 3-year	N
MidAmerican Energy Co.(5)	NR/NR/NR	Newton	129,521	2.9%	$3.14	$406,890	3.3%	12/31/2023	None	Y
TPI Iowa II LLC	NR/NR/NR	Newton	114,078	2.6%	$3.94	$449,467	3.7%	2/28/2023	2, 5-year	N
Total Major Tenants			3,482,504	78.8%	$3.04	$10,569,493	86.7%
Other Tenants			408,819	9.2%	$3.97	$1,623,523	13.3%
Occupied Space			3,891,323	88.0%	$3.13	$12,193,015	100.0%
Vacant Space			530,295	12.0%
Collateral Total			4,421,618	100.0%

(1)	Certain ratings are those of the parent company, regardless of whether or not the parent guarantees the lease.

(2)	Based on the underwritten rent roll, including rent increases occurring through April 2022.

(3)	Array Technologies, Inc. has the right to terminate its lease during each of its two extended terms (and not prior); provided that the tenant is required to provide 180 days’ written notice of its intent to terminate and to pay all rent due and unpaid through the date that is 180 days after the receipt of such termination notice.

(4)	Mars Petcare US, Inc. has up to 90 days to pay its monthly rent pursuant to the terms of its lease. The borrower sponsor has confirmed that the tenant is current on its rent payments.

(5)	MidAmerican Energy Co. has a one-time right to terminate its lease effective on December 31, 2021 with written notice provided by August 30, 2021.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

The following table presents certain information relating to the lease rollover schedule at the Phoenix Industrial Portfolio V Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF(2)	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	2	81,659	1.8%	81,659	1.8%	$241,641	2.0%	$2.96
2021	1	74,717	1.7%	156,376	3.5%	$258,521	2.1%	$3.46
2022	4	1,237,554	28.0%	1,393,930	31.5%	$2,660,913	21.8%	$2.15
2023	4	684,819	15.5%	2,078,749	47.0%	$1,997,974	16.4%	$2.92
2024	3	645,406	14.6%	2,724,155	61.6%	$2,473,766	20.3%	$3.83
2025	2	209,640	4.7%	2,933,795	66.4%	$744,729	6.1%	$3.55
2026	3	459,397	10.4%	3,393,192	76.7%	$1,877,988	15.4%	$4.09
2027	2	311,622	7.0%	3,704,814	83.8%	$1,051,420	8.6%	$3.37
2028	2	186,509	4.2%	3,891,323	88.0%	$886,063	7.3%	$4.75
2029	0	0	0.0%	3,891,323	88.0%	$0	0.0%	$0.00
2030	0	0	0.0%	3,891,323	88.0%	$0	0.0%	$0.00
2031	0	0	0.0%	3,891,323	88.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	3,891,323	88.0%	$0	0.0%	$0.00
Vacant	0	530,295	12.0%	4,421,618	100.0%	$0	0.0%	$0.00
Total	23	4,421,618	100.0%			$12,193,015	100.0%	$3.13(3)

(1)	Based on the underwritten rent roll, including rent increases occurring through April 2022.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date that are not reflected in the Lease Expiration Schedule.

(3)	Total excludes underwritten vacant space.

The following table presents historical occupancy percentages at the Phoenix Industrial Portfolio V Properties:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(2)	12/31/2020(2)	Various(3)
NAV	NAV	70.7%	78.5%	88.0%

(1)	Historical occupancies prior to 2019 were not included as the Coffeyville property was acquired in December 2019.

(2)	Information obtained from the Phoenix Industrial Portfolio V Borrowers.

(3)	Information obtained from the underwritten rent roll. After adjusting for recent leasing and excluding Global Fiberglass Solutions, the Phoenix Industrial Portfolio V Properties were 88.0% occupied as of May 1, 2021, with respect to the Coffeyville property, and December 31, 2020, with respect to the other Phoenix Industrial Portfolio V Properties. The December 31, 2020 rent rolls were adjusted to include recent leasing related to QualServ Solutions LLC (6.2% of portfolio NRA), Hirotec America Inc. (3.2% of portfolio NRA) and the third amendment for Advanced Wheel Sales (additional 0.1% of portfolio NRA). The figure excludes Global Fiberglass Solutions, which is currently open and operating, but is delinquent in rent. Including Global Fiberglass Solutions, the Phoenix Industrial Portfolio V Properties are 91.9% occupied.

COVID-19 Update. As of April 12, 2021, all the Phoenix Industrial Portfolio V Properties were open and operating. As of April 12, 2021, 100.0%, 99.7%, 96.0% and 100.0% of rent had been collected for the months of December 2020, January 2021, February 2021 and March 2021, respectively. The borrower sponsor reported that Global Fiberglass Solutions, which leases 3.9% of NRA, has been delinquent on rent, and there have been no new updates on the tenant according to the borrower sponsor. The lender has underwritten the space leased to Global Fiberglass Solutions as vacant in the underwriting and has excluded the associated rent from the aforementioned calculations. As of April 12, 2021, the Phoenix Industrial Portfolio V Whole Loan is current as of the April 2021 debt service payment and is not subject to any modification or forbearance request.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Phoenix Industrial Portfolio V Properties:

Cash Flow Analysis

	2019(1)	2020	TTM 1/31/2021	U/W	%(2)	U/W $ per SF
Base Rent	$6,100,064	$9,292,012	$9,394,718	$11,964,468	65.7%	$2.71
Contractual Rent Steps	0	0	0	228,547(3)	1.3	0.05
Grossed Up Vacant Space	0	0	0	1,507,126	8.3	0.34
Gross Potential Rent	$6,100,064	$9,292,012	$9,394,718	$13,700,141	75.2%	$3.10
Other Income	0	0	0	67,640(4)	0.4	0.02
Total Recoveries	1,681,928	2,531,546	2,605,795	4,446,775	24.4	1.01
Net Rental Income	$7,781,992	$11,823,559	$12,000,513	$18,214,556	100.0%	$4.12
(Vacancy & Credit Loss)	0	0	0	(2,211,884)(5)	(16.1)	(0.50)
Effective Gross Income	$7,781,992	$11,823,559	$12,000,513	$16,002,672	87.9%	$3.62

Real Estate Taxes	643,470	999,722	996,280	2,209,875	13.8	0.50
Insurance	260,134	412,916	421,491	446,887	2.8	0.10
Management Fee	278,121	405,979	402,027	480,080	3.0	0.11
Other Operating Expenses	1,180,428	1,173,434	1,182,151	1,502,041	9.4	0.34
Total Operating Expenses	$2,362,152	$2,992,050	$3,001,948	$4,638,883	29.0%	$1.05
						0.00
Net Operating Income	$5,419,840	$8,831,509	$8,998,565(6)	$11,363,789(6)	71.0%	$2.57
Capital Expenditures	0	0	0	380,766	2.4	0.09
TI/LC	0	0	0	604,023	3.8	0.14
Net Cash Flow	$5,419,840	$8,831,509	$8,998,565	$10,379,000	64.9%	$2.35

NOI DSCR(7)	1.03x	1.68x	1.71x	2.16x
NCF DSCR(7)	1.03x	1.68x	1.71x	1.97x
NOI Debt Yield(7)	5.7%	9.4%	9.5%	12.1%
NCF Debt Yield(7)	5.7%	9.4%	9.5%	11.0%

(1)	Historical operating performance prior to 2019 is not available as the Coffeyville property was acquired in December 2019. As such, 2019 operating performance includes partial year information for the Coffeyville property.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Contractual Rent Steps are through April 2022.

(4)	Other Income represents recurring rental income from flex space separately paid by TPI Iowa II LLC at the Newton property. The underwritten income is less than the actual amounts billed of $10,000 per month.

(5)	The U/W economic vacancy is 12.2%. After adjusting for recent leasing and excluding Global Fiberglass Solutions, the Phoenix Industrial Portfolio V Properties were 88.0% occupied as of May 1, 2021, with respect to the Coffeyville property, and December 31, 2020, with respect to the other Phoenix Industrial Portfolio V Properties. The December 31, 2020 rent rolls were adjusted to include recent leasing related to QualServ Solutions LLC (6.2% of portfolio NRA), Hirotec America Inc. (3.2% of portfolio NRA) and the third amendment for Advanced Wheel Sales (additional 0.1% of portfolio NRA). Occupancy excludes Global Fiberglass Solutions, which is currently open and operating, but is delinquent in rent. Including Global Fiberglass Solutions, the Phoenix Industrial Portfolio V Properties are 91.9% occupied.

(6)	The increase in U/W Net Operating Income from TTM 1/31/2021 Net Operating Income is primarily attributed to (i) $228,547 of rent steps and (ii) recent leasing, including QualServ Solutions LLC ($994,344 in base rent), Stryten Manufacturing, LLC ($540,915 in base rent), Hirotec America Inc. ($725,629 in base rent), Rock Communications Ltd ($190,476 in base rent), Webcor Packaging Corporation ($274,917 in base rent), US Engineered Wood, Inc. ($136,348 in base rent) and the third lease amendment for Advanced Wheel Sales (increase of $79,003 in base rent).

(7)	All statistical information related to the NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield is based on the Phoenix Industrial Portfolio V Whole Loan.

Appraisals. According to the appraisals, the Phoenix Industrial Portfolio V Properties had an aggregate “as-is” appraised value of $139,600,000 as of October 9, 2020 through October 21, 2020 and a combined appraised value of $145,300,000 based on the “as-stabilized” appraised value of $46,500,000 as of October 18, 2022 for the Fort Smith property and the aggregate “as-is” appraised value of $98,800,000 for the other Phoenix Industrial Portfolio V Properties. The appraiser’s assumptions for the stabilization of the Fort Smith property were a 90.0% stabilized occupancy, market rent of $3.50 PSF NNN and a market lease term of five years. These stabilization assumptions were met when the QualServ Solutions LLC lease was executed on December 17, 2020 for a five-year term at a base rent of $3.65 PSF NNN, increasing the occupancy at the Fort Smith property to 90.5%.

Environmental Matters. According to the Phase I environmental reports dated October 27, 2020, there are no recognized environmental conditions or recommendations for further action at the Phoenix Industrial Portfolio V Properties. However, the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

environmental reports indicated that there is a controlled recognized environmental condition (“CREC”) and a restrictive environmental covenant related to prior manufacturing operations at the Newton property, a CREC related to prior use of trichloroethylene at the Fort Smith property and a data gap and restrictive environmental covenant at the Flint property. An environmental insurance policy in the amount of $1.0 million per incident and $2.0 million in the aggregate was obtained with respect to the Flint property and the Fort Smith property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Phoenix Industrial Portfolio V Properties are located in Iowa (36.8% of ALA), Arkansas (31.6% of ALA), Michigan (21.1% of ALA) and Kansas (10.5% of ALA).

Newton, Iowa (36.8% of ALA): The Newton property is located approximately 37.6 miles east of the Des Moines central business district. According to the appraisal, the Newton property is located in a commercial corridor on the north side of Newton. Commercial development in the surrounding area consists primarily of small-to-mid-size industrial properties, as well as some smaller retail and self storage properties. Primary access to the area is provided by Interstate 80, approximately 4.3 miles south of the Newton property. According to the appraisal, the Newton property is located in the Jasper County industrial submarket, which had approximately 4.1 million square feet of inventory and a vacancy rate of 11.3% as of the third quarter of 2020. The last reported asking rent was $3.75 PSF as of the second quarter of 2019. Compared to the asking rent of $2.82 PSF as of the third quarter of 2017, the asking rent in the Jasper County industrial submarket exhibited a compounded average growth rate of 4.2%. Since the third quarter of 2018, the Jasper County industrial submarket had average quarterly vacancy of 14.4%.

Fort Smith, Arkansas (31.6% of ALA): The Fort Smith property is located approximately 5.9 miles south of downtown Fort Smith, approximately 4.5 miles west of the Fort Smith Regional Airport, approximately 150 miles northwest of Little Rock and approximately 186 miles east of Oklahoma City, Oklahoma. According to the appraisal, the Fort Smith property is located in a suburban area surrounded by industrial and retail properties. Primary access to the area is provided by U.S. Route 71, approximately 0.5 miles north of the Fort Smith property and major thoroughfares include U.S. Route 271, Interstate 540 and Interstate 49. According to the appraisal, the Fort Smith property is located in the Greater Fort Smith industrial submarket, which had inventory of approximately 16.9 million square feet and as of the third quarter of 2020, had a vacancy and asking rent of 13.0% and $4.20 PSF, respectively. Compared to asking rent of $2.99 PSF as of the second quarter of 2017, the asking rent in the Greater Fort Smith industrial submarket exhibited a compounded average growth rate of 2.6%. Since the third quarter of 2018, the Greater Fort Smith industrial submarket had average quarterly vacancy of 10.8%.

Flint, Michigan (21.1% of ALA): The Flint property is located in Genesee County, approximately 3.6 miles east of downtown Flint, approximately 8.5 miles northeast of the Bishop International Airport and approximately 71.0 miles northwest of Detroit. Major cities in the county are located along Interstate 75, Interstate 69 and US Highway 23, which intersect near the Flint property; including Grand Blanc, Burton, Mount Morris, Davison, Fenton and Mundy Township. According to the appraisal, the Flint property is located in a suburban area surrounded by retail and industrial properties. Mass Transportation Authority provides scheduled bus routes in the Flint service area with 12 bus stops throughout Flint. According to the appraisal, the Flint property is located in the Genesee County industrial submarket, which has inventory of approximately 29.7 million square feet and as of the second quarter of 2020, had a vacancy and asking rent of 3.8% and $4.84 PSF, respectively. Compared to asking rent of $3.97 PSF as of the first quarter of 2017, asking rent in the Genesee County industrial submarket exhibited a compounded average growth rate of 1.5%. Since the second quarter of 2018, the Genesee County industrial submarket had average quarterly vacancy of 3.8%.

Coffeyville, Kansas (10.5% of ALA): The Coffeyville property is located in Montgomery County, approximately 6.6 miles north of downtown Coffeyville, approximately 79.8 miles northeast of Tulsa, Oklahoma and approximately 73.9 miles north of the Tulsa International Airport. Primary access to the area is provided by US-169, an arterial that crosses the city of Coffeyville in a north/south direction. Access to the property from US-169 is provided by Angola Road. According to the appraisal, the neighborhood consists of industrial use properties and agricultural land. There are approximately 10.9 million square feet of inventory and a vacancy rate of 3.4% within a 50-mile radius of the Coffeyville property as of the third quarter of 2020. The last reported asking rent was $3.25 PSF as of the first quarter of 2020. Since the third quarter of 2018, the average quarterly vacancy within a 50-mile radius is 7.0%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

The table below presents certain market information with respect to the Phoenix Industrial Portfolio V Properties:

Market Overview(1)

Property	Year Built/ Renovated	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy(3)	Appraisal Concluded Vacancy	Submarket Inventory (SF)(3)	U/W Base Rent PSF(2)	Appraisal Market Rent PSF
Newton	1948/2019	1,850,001	Jasper County	22.4%(4)	11.3%	15.0%	4,128,791	$2.91(5)	$3.12
Fort Smith	1962/2019	1,196,746	Greater Fort Smith	9.5%	13.0%	10.0%	16,938,311	$3.37	$3.50
Flint	1960/2020	495,271	Genesee County	0.6%	3.8%	5.0%	29,689,666	$5.14	$5.00
Coffeyville	1978/1999	879,600	50-mile Radius	0.0%	3.4%	9.0%	10,948,574	$2.08	$2.00
Total/Wtd. Avg.		4,421,618		12.0%	9.3%	11.3%	61,705,342	$3.13(5)	$3.21

(1)	Information obtained from the appraisals.

(2)	Information obtained from the underwritten rent roll.

(3)	Information obtained from third party market research reports.

(4)	Includes Global Fiberglass Solutions, which is currently open and operating, but is delinquent in rent. Including the third lease amendment for Advanced Wheel Sales and excluding Global Fiberglass Solutions, the Newton property has a vacancy of 13.0% as of December 31, 2020.

(5)	U/W Base Rent PSF excludes underwritten vacant space.

The following table presents certain demographic information with respect to the Phoenix Industrial Portfolio V Properties:

Demographics Overview(1)

Property	City, State	Net Rentable Area (SF)(2)	ALA	% of ALA	U/W NCF	% of U/W NCF	Estimated 2020 Population (5-mile Radius)	Estimated 2020 Average Household Income (5-mile Radius)
Newton	Newton, IA	1,850,001	$34,736,918	36.8%	$2,860,536	27.6%	18,155	$67,872
Fort Smith	Fort Smith, AR	1,196,746	$29,774,501	31.6%	$3,348,953	32.3%	65,445	$62,566
Flint	Flint, MI	495,271	$19,849,667	21.1%	$2,448,060	23.6%	132,041	$50,235
Coffeyville	Coffeyville, KS	879,600	$9,924,834	10.5%	$1,721,450	16.6%	6,762	$58,867
Total/Wtd. Avg.		4,421,618	$94,285,919	100.0%	$10,379,000	100.0%	41,444	$62,669

(1)	Information obtained from third party market research report.

(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes – The Phoenix Industrial Portfolio V Whole Loan documents require an upfront real estate tax reserve of $372,457 and ongoing monthly tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $84,962).

Insurance – The Phoenix Industrial Portfolio V Whole Loan documents require an upfront insurance reserve of $298,808 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months (initially $37,241).

Replacement Reserve – The Phoenix Industrial Portfolio V Whole Loan documents require ongoing monthly replacement reserves of $36,847, subject to a cap of $880,000.

TI/LC Reserve – The Phoenix Industrial Portfolio V Whole Loan documents require an upfront TI/LC reserve of $1,500,000 and when the amount in the TI/LC reserve account is less than $1,000,000, monthly deposits of $55,270, subject to a cap of $1,500,000.

Immediate Repairs – The Phoenix Industrial Portfolio V Whole Loan documents require an upfront immediate repairs reserve of $234,194.

Achievement Reserve – The Phoenix Industrial Portfolio V Whole Loan documents required an upfront achievement reserve (the “Achievement Reserve”) of $4,000,000 and provided for the release of such reserve to the Phoenix Industrial Portfolio V Borrowers upon the satisfaction of various conditions relating to a fully executed lease for QualServ Solutions LLC (or a new lease with another tenant containing terms substantially similar to the proposed QualServ Solutions LLC lease) (the “Achievement Lease”), including but not limited to (a) the Achievement Lease is in full force and effect and no event of default has occurred and remains outstanding thereunder, (b) the tenant under the Achievement Lease is in possession of its premises and paying full rent (or the amount of any rent abatements has been deposited with the lender), (c) all tenant improvement work required to be completed by the Phoenix Industrial Portfolio V Borrowers in connection with the Achievement Lease has been completed, (d) all tenant allowances and leasing commissions in connection with the Achievement Lease have been paid in full (or any outstanding amounts have been deposited with

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

the lender), (e) the debt yield based on the full outstanding principal balance of the Phoenix Industrial Portfolio V Whole Loan is not less than 10.6% and (f) the loan-to-value ratio based on the full outstanding principal balance of the Phoenix Industrial Portfolio V Whole Loan is not greater than 65.38%. The associated Achievement Lease was executed on December 17, 2020 and, as of February 25, 2021, the Achievement Reserve has been released after receiving servicer approval.

Environmental Reserve – The Phoenix Industrial Portfolio V Whole Loan documents require an upfront environmental reserve of $37,786, which may be used for any purpose relating to the environmental insurance policy, including extension of its term, at the direction of the lender.

Array Technologies Rollover Reserve – The Phoenix Industrial Portfolio V Whole Loan documents require ongoing monthly reserves of $63,750 commencing on January 6, 2021 through and including December 6, 2022 for tenant allowances, tenant improvement costs and leasing commissions in connection with any portion of the Array Technologies, Inc. space.

Unfunded Obligations Reserve – The Phoenix Industrial Portfolio V Whole Loan documents require an upfront reserve of $1,677,346 for unfunded obligations related to free rent ($302,346) and tenant improvements ($1,375,000).

Lockbox and Cash Management. The Phoenix Industrial Portfolio V Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Revenues from the Phoenix Industrial Portfolio V Properties are required to be deposited directly into the lockbox account or, if received by the Phoenix Industrial Portfolio V Borrowers or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Phoenix Industrial Portfolio V Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Phoenix Industrial Portfolio V Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the Phoenix Industrial Portfolio V Borrowers.

A “Cash Management Trigger Event” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the Phoenix Industrial Portfolio V Borrowers, the guarantors, the key principal (David M. Marks, the trustee of the guarantors) or the property manager;

(iii)	the trailing 12-month period debt service coverage ratio falling below 1.30x;

(iv)	the indictment for fraud or misappropriation of funds by the Phoenix Industrial Portfolio V Borrowers, the guarantors, the key principal or an affiliated or third party property manager (provided that, in the case of the third party property manager, such fraud or misappropriation is related to any of the Phoenix Industrial Portfolio V Properties), or any director or officer of the aforementioned; or

(v)	a Material Tenant Trigger Event.

A Cash Management Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio V Borrowers, the guarantors or the key principal, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the Phoenix Industrial Portfolio V Borrowers’, the guarantors’, the key principal’s or the property manager’s monetary obligations;

●	with regard to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.35x for two (2) consecutive calendar quarters;

●	with regard to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third party property manager that constitutes a qualified property manager under the Phoenix Industrial Portfolio V Whole Loan documents; or

●	with regard to clause (v) above, the Material Tenant Trigger Event being cured as set forth in the definition of such term below.

A “Material Tenant Trigger Event” will commence upon the occurrence of:

(i)	a Material Tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease;

(ii)	on or prior to the date that is six (6) months (with respect to Array Technologies, Inc.) or 12 months (with respect to any Material Tenant other than Array Technologies, Inc.) prior to the then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease;

(iii)	on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend or renew its lease, if such Material Tenant does not give notice;

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

(iv)	an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period;

(v)	a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring;

(vi)	a Material Tenant lease being terminated or no longer being in full force and effect; provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to no less than 20% of (x) the total net rentable square footage at the applicable property or (y) the total in-place base rent at the applicable property; or

(vii)	a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the applicable property or a portion thereof constituting no less than 20% of the total net rentable square footage at the applicable property for a period in excess of 12 consecutive months (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises);

however, a Material Tenant Trigger Event is deemed to not have occurred if the following two conditions are satisfied: (1) the debt yield (excluding all income generated pursuant to any Material Tenant lease with respect to which a Material Tenant Trigger Event has occurred and remains outstanding, but will otherwise be based on the net cash flow (based on annualized in-place rents)) for the Phoenix Industrial Portfolio V Properties, is equal to or greater than the debt yield as of the origination date, and (2) the weighted average remaining lease term for the tenants at the Phoenix Industrial Portfolio V Properties (excluding the tenants that are month-to-month as of the origination date), is equal to or greater than three (3) years (excluding any renewal options).

A Material Tenant Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio V Whole Loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant;

●	with regard to clause (ii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio V Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant;

●	with regard to clause (iii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio V Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant;

●	with regard to clause (iv) above, a cure of the applicable event of default;

●	with regard to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty);

●	with regard to clause (vi) above, all or substantially all of the applicable Material Tenant space being leased to a replacement tenant; or

●	with regard to clause (vii) above, the Material Tenant re-commencing its normal business operations at the applicable property.

A “Material Tenant” means (i) Array Technologies, Inc. or (ii) any other tenant at the Phoenix Industrial Portfolio V Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Phoenix Industrial Portfolio V Properties or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Phoenix Industrial Portfolio V Properties.

A “Cash Sweep Trigger Event” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the Phoenix Industrial Portfolio V Borrowers, the guarantors, the key principal or the property manager; or

(iii)	the trailing 12-month period debt service coverage ratio falling below 1.30x.

A Cash Sweep Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio V Borrowers, the guarantors or the key principal, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the Phoenix Industrial Portfolio V Borrowers’, the guarantors’, the key principal’s or the property manager’s monetary obligations; or

●	with regard to clause (iii), the trailing 12-month debt service coverage ratio is at least 1.35x for two (2) consecutive calendar quarters.

Property Management. The Phoenix Industrial Portfolio V Properties are currently managed by Phoenix Investors, the borrower sponsor.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$29,774,501
Property Addresses – Various	Phoenix Industrial Portfolio V	Cut-off Date LTV:	64.9%
		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	12.1%

Partial Release. The Phoenix Industrial Portfolio V Borrowers may obtain a release of an individual property from the lien of the mortgage, subject to satisfaction of certain conditions including, but not limited to (i) defeasance in an amount equal to 125% of the allocated loan amount, (ii) the debt service coverage ratio after the release is no less than the greater of (a) the debt service coverage ratio prior to the release and (b) 1.70x, (iii) the loan-to-value ratio after the release is no more than the lesser of (a) the loan-to-value ratio prior to the release and (b) 68.1%, (iv) the debt yield after release is no less than the greater of (a) the debt yield prior to the release and (b) 9.5%, (v) the Coffeyville property is not the sole remaining property and (vi) the lender receives a REMIC opinion. In addition, the Phoenix Industrial Portfolio V Borrowers may obtain the free release of certain specified unimproved release parcels at the Coffeyville, Fort Smith and Newton properties.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Phoenix Industrial Portfolio V Whole Loan permits a future mezzanine loan subject to the satisfaction of certain conditions including, but not limited to (i) the loan-to-value on the aggregate of the Phoenix Industrial Portfolio V Whole Loan and the mezzanine loan is not greater than 68.1%, (ii) the trailing 12-month period debt service coverage ratio on the aggregate of the Phoenix Industrial Portfolio V Whole Loan and the mezzanine loan is equal to or greater than 1.70x, (iii) the debt yield on the aggregate of the Phoenix Industrial Portfolio V Whole Loan and the mezzanine loan is equal to or greater than 9.5%, (iv) the mezzanine loan is coterminous with the Phoenix Industrial Portfolio V Whole Loan, (v) the mezzanine loan is made by a qualified transferee as defined by the Phoenix Industrial Portfolio V Whole Loan documents (and such qualified transferee executes an intercreditor agreement in form and substance acceptable to the lender and rating agencies) and (vi) the lender has received a rating agency confirmation.

Ground Lease. None.

Terrorism Insurance. The Phoenix Industrial Portfolio V Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Phoenix Industrial Portfolio V Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Phoenix Industrial Portfolio V Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of the casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Consumer Cellular

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office - Suburban
	Original Principal Balance:	$27,500,000		Location:	Phoenix, AZ
	Cut-off Date Balance:	$27,500,000		Size:	163,607 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF:	$168.09
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$168.09
	Borrower Sponsors:	Walter C. Bowen		Year Built/Renovated:	1988/2018
	Guarantors:	Walter C. Bowen		Title Vesting:	Fee
	Mortgage Rate:	4.4740%		Property Manager:	Self-managed
	Note Date:	March 30, 2021		Current Occupancy (As of):	100.0% (4/1/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	100.0% (12/31/2020)
	Maturity Date:	April 11, 2031		YE 2019 Occupancy:	100.0% (12/31/2019)
	IO Period:	120 months		YE 2018 Occupancy:	100.0% (12/31/2018)
	Loan Term (Original):	120 months		YE 2017 Occupancy(2):	0.0% (12/31/2017)
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$43,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$262.82
	Call Protection:	L(24),D(92),O(4)		As-Is Appraisal Valuation Date:	February 22, 2021
	Lockbox Type:	Soft/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information(3)
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$2,439,478
				YE 2019 NOI:	$2,136,550
				YE 2018 NOI(2):	NAV
				YE 2017 NOI(2):	NAV
				U/W Revenues:	$3,342,161
				U/W Expenses:	$930,392
Escrows and Reserves(1)				U/W NOI:	$2,411,769
	Initial	Monthly	Cap	U/W NCF:	$2,215,440
Taxes	$0	$24,325	NAP	U/W DSCR based on NOI/NCF:	1.93x / 1.78x
Insurance	$11,427	$3,809	NAP	U/W Debt Yield based on NOI/NCF:	8.8% / 8.1%
Replacement Reserve	$0	$3,408	$122,705	U/W Debt Yield at Maturity based on NOI/NCF:	8.8% / 8.1%
TI/LC Reserve	$0	$20,451	NAP	Cut-off Date LTV Ratio:	64.0%
Consumer Cellular Reserve	$0	$31,250	NAP	LTV Ratio at Maturity:	64.0%

Sources and Uses
Sources			Uses
Original loan amount	$27,500,000	100.0%	Loan payoff	$22,647,808(4)	82.4%
			Upfront reserves	11,427	0.0
			Closing costs	579,623	2.1
			Return of equity	4,261,142(4)	15.5
Total Sources	$27,500,000	100.0%	Total Uses	$27,500,000	100.0%

(1)	See “Escrows” section below.

(2)	Consumer Cellular’s lease commenced in June 2018, following the renovation and repositioning of the Consumer Cellular Property (as defined below) in 2018. Prior historical operating statements are not available, as the borrower sponsor acquired the Consumer Cellular Property in September 2018.

(3)	While the Consumer Cellular Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Consumer Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	In addition to the loan payoff indicated, a second mortgage of $10,000,000 was paid off on March 25, 2021, prior to the funding of the Consumer Cellular Mortgage Loan.

The Mortgage Loan. The mortgage loan (the “Consumer Cellular Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a 163,607 square foot, suburban office building located in Phoenix, Arizona (the “Consumer Cellular Property”).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
17500 North Black Canyon Highway	Consumer Cellular	Cut-off Date LTV:	64.0%
Phoenix, AZ 85053		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.8%

The Borrowers and Borrower Sponsors. The borrower is BDC/Phoenix, LLC, a Delaware limited liability company. The borrower sponsor and non-recourse carveout guarantor is Walter C. Bowen.

Walter C. Bowen is the Founder and CEO of BPM Real Estate Group (“BPM”), which he founded in 1977 for the purpose of acquiring, developing, owning and operating class A real estate throughout the United States. Since inception, BPM has constructed and acquired over 1 million square feet of office space, more than 4,400 market rate and affordable apartment units, and 44 senior communities. Since 2015, BPM has acquired and/or developed over $250 million of office buildings, and the company’s current portfolio comprises eight office properties totaling over 998,000 square feet.

The Property. The Consumer Cellular Property is a suburban office building containing 163,607 square feet and located in Phoenix, Maricopa County, Arizona. Built in 1988, the improvements originally served as a Sam’s Club retail warehouse and were significantly renovated and repositioned in 2018 for creative office use. The 2018 renovations totaled approximately $9.0 million and included a gut renovation down to the foundation/framing walls, new elevator systems, new HVAC equipment, installation of a mezzanine level totaling approximately 58,000 square feet, and exterior improvements including new signage, LED lighting, and landscaping. Following the renovations, the building features 24-foot ceiling heights, skylights, and polished concrete flooring. The Consumer Cellular Property is situated on an 11.5-acre parcel with frontage and visibility from Interstate 17 and contains 878 surface parking spaces, resulting in a parking ratio of approximately 5.4 spaces per 1,000 square feet of rentable area. As of April 1, 2021, the Consumer Cellular Property was 100.0% leased to Consumer Cellular, which utilizes the building as a call center facility.

Major Tenant.

Consumer Cellular, Inc. (163,607 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 5/31/2029 lease expiration) – Established in 1995, Consumer Cellular is a no-contract wireless service provider that uses network capacity from AT&T and T-Mobile and also resells AT&T wholesale wireless services to other virtual operators. With approximately 4 million customers, the company offers cellphones, no-contract cellphone plans, and accessories with a focus on users aged 50 and over. According to Consumer Cellular’s website, the company offers 100% U.S. based customer support and offers special discounts to AARP members. Consumer Cellular signed an 11-year lease at the Consumer Cellular Property, which commenced in June 2018 and has an expiration date in May 2029 with 2, 5-year renewal options at 95% of fair market rent with 15 months’ notice. Consumer Cellular does not have any termination options. Consumer Cellular currently pays a rental rate of $16.90 per square foot with annual contractual increases of $0.50 per square foot. The entity on Consumer Cellular’s lease is Consumer Cellular, Incorporated.

COVID-19 Update. As of March 31, 2021, the Consumer Cellular Property was open and operating. Consumer Cellular made full rent payments each month from March 2020 through and including March 2021 with no rent relief requests. As of the date hereof, the Consumer Cellular Mortgage Loan is not subject to any modification or forbearance request.

The following table presents certain information relating to the tenancy at the Consumer Cellular Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Consumer Cellular	NR/B2/B-	163,607	100.0%	$17.40	$2,846,762	100.0%	5/31/2029	2, 5-year(3)	N
Occupied Collateral Total		163,607	100.0%	$17.40	$2,846,762	100.0%
Vacant Space		0	0.0%

Collateral Total		163,607	100.0%	$17.40	$2,846,762	100.0%

(1)	The ratings shown are for CCI Buyer, Inc., which is a holding company for Consumer Cellular, Incorporated, the entity on the Consumer Cellular lease.

(2)	Consumer Cellular’s current contractual rental rate is $16.90 per square foot. The tenant was underwritten to its contractual rent bump in June 2021.

(3)	Consumer Cellular has 2, 5-year renewal options at 95% of fair market value with 15 months’ notice.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
17500 North Black Canyon Highway	Consumer Cellular	Cut-off Date LTV:	64.0%
Phoenix, AZ 85053		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to the lease rollover schedule at the Consumer Cellular Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	1	163,607	100.0%	163,607	100.0%	$2,846,762	100.0%	$17.40
2030	0	0	0.0%	163,607	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	163,607	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	163,607	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	163,607	100.0%			$2,846,762	100.0%	$17.40

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Consumer Cellular Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(2)	12/31/2019(2)	12/31/2020(2)	4/1/2021(3)
0.0%	100.0%	100.0%	100.0%	100.0%

(1)	Consumer Cellular’s lease commenced in June 2018, following the renovation and repositioning of the property in 2018.

(2)	Information obtained from the tenant’s lease.

(3)	Information obtained from the underwritten rent roll.

Appraisal. The appraiser concluded to an “as-is” appraised value of $43,000,000 as of February 22, 2021.

Environmental Matters. According to a Phase I environmental site assessment dated March 18, 2021, there was no evidence of any recognized environmental conditions at the Consumer Cellular Property.

Market Overview. The Consumer Cellular Property is situated in north Phoenix, Arizona, within the northeastern portion of Maricopa County, approximately 16 miles north of the Phoenix central business district, and just west of Interstate 17. According to the appraisal, Phoenix is one of the fastest growing metropolitan areas in the nation and benefits from an affordable cost of living and a relatively low regulatory and tax environment. Major east/west arterials in the neighborhood include Happy Valley Road, Pinnacle Peak Road, Deer Valley Road, Beardsley Road, and Union Hills Road. North/south access through the neighborhood is provided by 35th Avenue, 27th Avenue, 19th Avenue, 7th Avenue and 7th Street. According to the appraisal, the area surrounding the intersection of Interstate 17 and the 101 Freeway (approximately 2.0 miles north of the Consumer Cellular Property) evolved into a major employment corridor during the 1990s; and American Express, PetSmart, and John C. Lincoln Hospital all have existing industrial or office facilities within the neighborhood.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Consumer Cellular Property was approximately 15,671, 146,821, and 321,594, respectively. Within the same radii, the average 2020 household income was approximately $67,820, $75,920, and $78,658, respectively.

According to a third party market research report, the Consumer Cellular Property is located within the Deer Valley/Airport submarket of the Phoenix office market. As of March 2021, the submarket reported a total inventory of approximately 14.3 million square feet with a 15.3% vacancy rate and average asking rent of $24.86 per square foot.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
17500 North Black Canyon Highway	Consumer Cellular	Cut-off Date LTV:	64.0%
Phoenix, AZ 85053		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to the appraiser’s market rent conclusion for the Consumer Cellular Property:

Market Rent Summary(1)

Market Rent (PSF)	$15.50
Lease Term (Years)	10
Lease Type (Reimbursements)	Net
Rent Increase Projection	3.00%/Year

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable leases to the Consumer Cellular Property:

Comparable Leases(1)(2)

Location	Tenant	Total GLA (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Consumer Cellular Property(3)	Consumer Cellular	163,607	Jun-18	11.0 Yrs	$16.90	NNN
4610 S 44th Place Phoenix, AZ 85040	Caris MPI, Inc.	66,012	Sep-20	5.3 Yrs	$18.80	NNN
310 East Rivulon Boulevard Gilbert, AZ 85297	Deloitte	102,434	Jun-18	10.0 Yrs	$18.50	NNN
1700 South Price Road Chandler, AZ 85286	Voya Financial	151,359	Apr-20	10.7 Yrs	$21.00	NNN
20401 North 29th Avenue Phoenix, AZ 85027	Direct Vet Marketing	100,222	Aug-19	8.0 Yrs	$15.75	NNN
4550 S 44th Place Phoenix, AZ 85040	Progressive Casualty Ins. Co.	54,489	Jun-20	2.0 Yrs	$14.15	NNN
4425 E Cotton Center Blvd Phoenix, AZ 85040	United Healthcare	165,000	Dec-18	5.3 Yrs	$16.35	NNN
14400 North 87th Street Scottsdale, AZ 85260	Republic Services	133,634	Jul-19	12.8 Yrs	$22.00	NNN

(1)	Information obtained from the appraisal.

(2)	All comparable leases shown represent single tenant properties except for 20401 North 29th Avenue (Direct Vet Marketing).

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
17500 North Black Canyon Highway	Consumer Cellular	Cut-off Date LTV:	64.0%
Phoenix, AZ 85053		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Consumer Cellular Property:

Cash Flow Analysis(1)

	2019(2)	2020(2)	U/W	%(3)	U/W $ per SF
Base Rent	$2,683,156	$2,730,873	$2,846,762(4)	81.7%	$17.40
Grossed Up Vacant Space	0	0	0	0.0	0.00
Gross Potential Rent	$2,683,156	$2,730,873	$2,846,762	81.7%	$17.40
Other Income	0	0	0	0.0	0.00
Percentage Rent	0	0	0	0.0	0.00
Total Recoveries	271,627	637,737	637,737	18.3%	3.90
Net Rental Income	$2,954,783	$3,368,610	$3,484,499	100.0%	$21.30
(Vacancy & Credit Loss)	0	0	(142,338)(5)	(5.0)	(0.87)
Effective Gross Income	$2,954,783	$3,368,610	$3,342,161	95.9%	$20.43

Real Estate Taxes	$269,973	$277,993	$277,993	8.3%	$1.70
Insurance	38,111	41,206	43,524	1.3	0.27
Management Fee	118,191	134,744	133,686	4.0	0.82
Other Operating Expenses	391,958	475,189	475,189	14.2	2.90
Total Operating Expenses	$818,233	$929,132	$930,392	27.8%	$5.69

Net Operating Income	$2,136,550	$2,439,478	$2,411,769	72.2%	$14.74
Replacement Reserves	0	0	32,721	1.0	0.20
TI/LC	0	0	163,607	4.9	1.00
Net Cash Flow	$2,136,550	$2,439,478	$2,215,440	66.3%	$13.54

NOI DSCR	1.71x	1.96x	1.93x
NCF DSCR	1.71x	1.96x	1.78x
NOI Debt Yield	7.8%	8.9%	8.8%
NCF Debt Yield	7.8%	8.9%	8.1%

(1)	Historical occupancy prior to 2019 is not available, as the borrower sponsor acquired the Consumer Cellular Property in September 2018. Consumer Cellular’s lease commenced in June 2018.

(2)	The increase in Net Rental Income and Net Operating Income from 2019 to 2020 was primarily due to rent and reimbursement abatements, which the tenant received in connection with its lease that commenced in June 2018.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	Underwritten base rent includes the tenant’s contractual rent bump in June 2021.

(5)	The underwritten economic vacancy is 5.0%. The Consumer Cellular Property was 100.0% leased as of April 1, 2021.

Escrows.

Real Estate Taxes – The loan documents require ongoing monthly reserves for real estate taxes in an amount equal to $24,325.

Insurance – The borrower deposited an upfront insurance reserve in an amount equal to $11,427. The loan documents require ongoing monthly insurance reserves of $3,809. Ongoing monthly insurance reserves are not required as long as (i) no event of default has occurred and is continuing; (ii) the Consumer Cellular Property is insured under an acceptable blanket or umbrella policy; (iii) the borrower provides the lender with evidence of policy renewal; and (iv) the borrower provides the lender with paid receipts for the payment of insurance premiums by no later than 10 business days prior to policy expiration.

Replacement Reserves – The loan documents require ongoing monthly replacement reserves in an amount equal to $3,408, subject to a cap of $122,705 as long as (i) no event of default has occurred and is continuing and (ii) the Consumer Cellular Property is being adequately maintained, as determined by the lender based on annual site inspections.

TI/LC Reserve – The loan documents require ongoing monthly TI/LC reserves in an amount equal to $20,451.

Consumer Cellular Reserve – The loan documents require ongoing monthly reserves in an amount equal to $31,250 for tenant improvements and leasing commissions that may be incurred. Promptly following a Consumer Cellular Renewal Event (as defined below), provided no event of default has occurred and is continuing, the lender is required to disburse any remaining portion of the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
17500 North Black Canyon Highway	Consumer Cellular	Cut-off Date LTV:	64.0%
Phoenix, AZ 85053		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.8%

Consumer Cellular Reserve funds to the borrower (or, during a Cash Trap Event Period (as defined below), to the cash management account).

A “Consumer Cellular Renewal Event” means Consumer Cellular has extended the term of its lease, either pursuant to the terms of its extension option, or on terms and conditions acceptable to the lender, along with the delivery of an estoppel confirming that all obligations of the borrower with respect to tenant improvements and leasing commissions have been satisfied in full, and that the tenant is paying full, unabated rent.

Lockbox and Cash Management. The Consumer Cellular Mortgage Loan is structured with a soft lockbox, which is already in place, and springing cash management. The borrower and property manager are required to deposit all rents directly into the lockbox account within one business day of receipt. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest to occur of:

(i) the occurrence and continuance of an event of default;

(ii) the net cash flow debt service coverage ratio being less than 1.15x (based on a hypothetical 30-year amortization term; tested quarterly); and

(iii) the occurrence and continuance of a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the net cash flow debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters; or

●	with regard to clause (iii) above, the termination of all Major Tenant Event Periods.

A “Major Tenant Event Period” will commence upon the earliest to occur of the following; provided, that any reference to Consumer Cellular below will also apply to any successors and assigns as well as any replacement tenant that enters into a lease for all or any portion of Consumer Cellular’s space at the Consumer Cellular Property.

(i)	February 29, 2028 (15 months prior to Consumer Cellular’s current lease expiration), unless a Consumer Cellular Renewal Event (see “Escrows” section) occurs prior to such date;

(ii)	Consumer Cellular goes dark (other than temporarily due to COVID-19 pandemic restrictions imposed by any governmental authority), vacates, or otherwise fails to occupy at least 75% of its space, or gives notice of its intent to commence any of the foregoing;

(iii)	a monetary or material non-monetary default, in each case, beyond any applicable notice and/or cure period by Consumer Cellular under its lease;

(iv)	Consumer Cellular files bankruptcy or similar insolvency proceeding;

(v)	Consumer Cellular terminates or cancels its lease (or the lease is no longer in full force and effect), or gives notice of any of the foregoing; or

(vi)	a Consumer Cellular Income Trigger Event (as defined below); provided, however, that if within 5 business days after the lender notifies the borrower of the occurrence of a Consumer Cellular Income Trigger Event, the borrower delivers to the lender the Consumer Cellular Income Trigger Event Collateral (as defined below), no Consumer Cellular Income Trigger Event will be deemed to have occurred.

A Major Tenant Event Period will end upon the occurrence of:

●	a Major Tenant Re-Tenanting Event (as defined below);

●	with regard to clause (i) above, a Consumer Cellular Renewal Event;

●	with regard to clause (ii) above, the tenant has resumed its normal business operations in at least 75% of its space for two consecutive calendar quarters;

●	with regard to clause (iii) above, the cure of such default, and no other default under the related lease having occurred for a period of two consecutive calendar quarters following such cure;

●	with regard to clause (iv) above, the termination of the bankruptcy or insolvency proceeding, the related lease having been affirmed, and the terms of such lease, as affirmed, being satisfactory to the lender; or

●	with regard to clause (vi) above, a Consumer Cellular Income Trigger Event Cure (as defined below).

A “Consumer Cellular Income Trigger Event” will occur upon the Consumer Cellular annual net income being less than $30,000,000; provided, that if Consumer Cellular fails to deliver the financial reports required under its lease within 10 business days following the required delivery date, at the lender’s option, Consumer Cellular’s annual net income will be presumed to be less than $30,000,000 unless and until such financial reports are provided to the lender.

“Consumer Cellular Income Trigger Event Collateral” means cash or a letter of credit in an amount equal to the sum of (i) the amount of base rent under the Consumer Cellular lease for the forward 12-month period as of such date, minus (ii) $1,067,637, minus (iii) the amount of debt service for the forward 12-month period as of such date. (For informational purposes only, $1,067,637 represents the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
17500 North Black Canyon Highway	Consumer Cellular	Cut-off Date LTV:	64.0%
Phoenix, AZ 85053		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	8.8%

sum of (a) the “base stop” for expense reimbursements under the tenant’s lease ($406,329); plus (b) the lender’s underwritten annual amount of normalized tenant improvements, leasing commissions and capital improvements ($286,308); plus (c) 12 payments of the Consumer Cellular Reserve monthly deposits ($375,000)).

A “Consumer Cellular Income Trigger Event Cure” will occur upon either (i) the lender receiving quarterly or annual financial statements (which must be tenant-certified, if quarterly) for Consumer Cellular demonstrating that the company’s annual net income has been equal to or greater than $30,000,000 for the two immediately preceding consecutive calendar quarters, as determined on a trailing 12-month basis; or (ii) the borrower delivering the Consumer Cellular Income Trigger Event Collateral to the lender.

A “Major Tenant Re-Tenanting Event” means that the lender has received satisfactory evidence that all of the applicable space has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory replacement lease, that each replacement tenant is in occupancy and is then paying full, unabated rent, and that all tenant improvement costs and leasing commissions provided in each replacement lease have been paid, along with evidence including a satisfactory estoppel certificate from each replacement tenant.

Property Management. The Consumer Cellular Property is self-managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – 160 Pine Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance:	$27,170,000		Location:	San Francisco, CA
	Cut-off Date Balance:	$27,170,000		Size:	88,174 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF:	$308.14
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$308.14
	Borrower Sponsor:	Philip H. Ouyang; Victoria Yuen Ouyang		Year Built/Renovated:	1956/1987
	Guarantor:	Philip H. Ouyang		Title Vesting:	Fee
	Mortgage Rate:	3.5840%		Property Manager:	G&E Real Estate Management Services, Inc.
	Note Date:	March 5, 2021		Current Occupancy (As of):	76.5% (3/31/2021)
	Seasoning:	1 month		YE 2020 Occupancy(2):	93.5%
	Maturity Date:	March 11, 2031		YE 2019 Occupancy(2):	95.1%
	IO Period:	120 months		YE 2018 Occupancy(2):	83.9%
	Loan Term (Original):	120 months		YE 2017 Occupancy(2):	92.5%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$49,400,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$560.26
	Call Protection:	L(25), GRTR 1% or YM or D(91), O(4)		As-Is Appraisal Valuation Date:	February 2, 2021
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information(3)
	Additional Debt:	None		YE 2020 NOI:	$2,860,447
	Additional Debt Type (Balance):	NAP		YE 2019 NOI(4):	$2,811,961
				YE 2018 NOI(4):	$2,312,737
				YE 2017 NOI:	$2,166,489
				U/W Revenues:	$4,187,051
				U/W Expenses:	$1,947,913
Escrows and Reserves(1)				U/W NOI:	$2,239,137
	Initial	Monthly	Cap	U/W NCF:	$2,133,373
Real Estate Taxes	$17,495	$17,495	NAP	U/W DSCR based on NOI/NCF:	2.27x / 2.16x
Insurance	$6,728	$3,364	NAP	U/W Debt Yield based on NOI/NCF:	8.2% / 7.9%
Replacement Reserve	$0	$1,690	$40,560	U/W Debt Yield at Maturity based on NOI/NCF:	8.2% / 7.9%
TI/LC Reserve	$1,500,000	$18,370	$1,500,000	Cut-off Date LTV Ratio:	55.0%
Structus Reserve	$55,632	NAP	NAP	LTV Ratio at Maturity:	55.0%
Existing Rent Concession Reserve	$71,428	NAP	NAP
Future TI/LC Reserve	$237,000	NAP	NAP
Future Rent Concession Reserve	$71,595	NAP	NAP

Sources and Uses
Sources			Uses
Original loan amount	$27,170,000	100.0%	Loan payoff(5)	$9,217,192	33.9%
			Closing costs	427,415	1.6
			Reserves	1,651,283	6.1
			Economic Holdback(6)	3,555,000	13.1
			Return of equity	12,319,110	45.3
Total Sources	$27,170,000	100.0%	Total Uses	$27,170,000	100.0%

(1)	See “Escrows” section below.

(2)	Represents average occupancy for the year.

(3)	While the 160 Pine Street Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 160 Pine Street Mortgage Loan more severely than assumed in the underwriting of 160 Pine Street Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The increase in YE NOI from 2018 to 2019 was primarily driven by an increase in occupancy from 83.9% in 2018 to 95.1% in 2019.

(5)	The 160 Pine Street Mortgage Loan paid off the existing CMBS loan that was securitized in WFRBS 2013-C11.

(6)	The loan was originally structured with a $3.55 million economic holdback. After origination, Posit Science, a sublease tenant in the building, signed a five year direct lease for their space, which produced a debt yield of 7.85%, and thus resulted in the borrower satisfying the economic holdback release conditions. The holdback, net of funds for related tenant improvements, leasing commissions and free rent, which have been deposited in the Future TI/LC and Future Rent Concession reserves, has been released.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #9	Cut-off Date Balance:	$27,170,000
160 Pine Street	160 Pine Street	Cut-off Date LTV:	55.0%
San Francisco, CA 94111		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.2%

The Mortgage Loan. The mortgage loan (the “160 Pine Street Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in an 88,174 square foot office building located in San Francisco, California (the “160 Pine Street Property”).

The Borrower and Borrower Sponsors. The borrower is Britphil & Co. (US) Ltd. (the “160 Pine Street Borrower”), a California corporation and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 160 Pine Street Mortgage Loan. The borrower sponsors are Philip Ouyang and Victoria Yuen Ouyang.

The non-recourse carveout guarantor is Philip Ouyang. Mr. Ouyang is the president and co-owner of the 160 Pine Street Borrower, with his sister, Victoria Yuen Ouyang .

The Property. The 160 Pine Street Property comprises an 88,174 square foot, Class B, 7-story office  property with ground floor retail located in San Francisco, California. Constructed in 1956, the 160 Pine Street Property is situated on a 0.34 acre site, with no dedicated parking. The 160 Pine Street Property has four ground floor retail suites, each with dedicated external access, totaling 11,903 square feet , approximately 13.5% of the net rentable area. The office space represents a mix of traditional office space and creative-office space with exposed ceilings, concrete columns, and polished concrete floors. As of March 31, 2021, the 160 Pine Street Property was 76.5% leased to eleven tenants, with no tenant making up more than 14.6% of net rentable area and 20.0% of underwritten base rent.

Major Tenants.

Robinson Mills & Williamson (12,870 square feet; 14.6% of net rentable area; 20.0% of underwritten base rent; 6/30/2022 lease expiration) – Robinson Mills & Williamson is an architecture and design firm that designs spaces and interiors for clients in the high-tech, science, healthcare, industrial, academic and civic sectors. With three locations in California, Robinson Mills & Williamson  has been at the property since 2001 and most recently renewed its lease in 2017 for 61 months. The tenant has 1, 5-year renewal option at fair market rent.

Forell/Elsesser Engineers (12,839 square feet; 14.6% of net rentable area; 14.1% of underwritten base rent; 3/31/2023 lease expiration) – Forell/Elsesser Engineers is a structural engineering company founded in 1969. The company helped pioneer the use of “base isolation” for seismic retrofit applications in the United States. Forell/Elsesser Engineers is headquartered at the building and has been a tenant since 1994. The tenant most recently signed a two year lease extension which will expire in March 2023 and has 1, 12-month renewal option at fair market rent, but in no event more than $48.00 per square foot.

IMEG Corp. (8,204 square feet; 9.3% of net rentable area; 15.8% of underwritten base rent; 3/31/2026 lease expiration) – IMEG Corp. is a national engineering and design consulting firm that specializes in building systems, infrastructure, program management and construction-related services. IMEG Corp. was founded over 100 years ago and employs approximately 1,500 people. The  company has been a tenant since December, 2019. The lease includes 1, 5-year renewal option at fair market rent, and no termination options.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #9	Cut-off Date Balance:	$27,170,000
160 Pine Street	160 Pine Street	Cut-off Date LTV:	55.0%
San Francisco, CA 94111		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.2%

The following table presents certain information relating to the tenancy at the 160 Pine Street Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Robinson Mills & Williams	NR/NR/NR	12,870	14.6%	$60.00	$772,200	20.0%	6/30/2022	Y	N
Forell/Elsesser Engineers	NR/NR/NR	12,839	14.6%	$42.50	$545,658	14.1%	3/31/2023	Y	N
IMEG Corp.	NR/NR/NR	8,204	9.3%	$74.26	$609,229	15.8%	3/31/2026	Y	N
Deans & Homer	NR/NR/NR	6,843	7.8%	$71.03	$486,058	12.6%	12/31/2025	Y	N
Posit Science	NR/NR/NR	5,925	6.7%	$58.00	$343,650	8.9%	3/31/2026	Y	N
Total Major Tenants		46,681	52.9%	$59.06	$2,756,295	71.4%
Non-Major Tenant		20,799	23.6%	$53.19	$1,106,359	28.6%

Occupied Collateral		67,480	76.5%	$57.25	$3,863,154	100.0%

Vacant		20,694	23.5%

Collateral Total		88,174	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through April 2022 totalling $149,010.

The following table presents certain information relating to the lease rollover schedule at the 160 Pine Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	12,870	14.6%	12,870	14.6%	$772,200	20.0%	$60.00
2023	3	20,566	23.3%	33,436	37.9%	$998,775	25.9%	$48.56
2024	0	0	0.0%	33,436	37.9%	$0	0.0%	$0.00
2025	2	11,479	13.0%	44,915	50.9%	$796,439	20.6%	$69.38
2026	2	14,129	16.0%	59,044	67.0%	$952,879	24.7%	$67.44
2027	0	0	0.0%	59,044	67.0%	$0	0.0%	$0.00
2028	1	3,449	3.9%	62,493	70.9%	$165,552	4.3%	$48.00
2029	0	0	0.0%	62,493	70.9%	$0	0.0%	$0.00
2030	1	2,700	3.1%	65,193	73.9%	$177,309	4.6%	$65.67
2031	0	0	0.0%	65,193	73.9%	$0	0.0%	$0.00
Thereafter(3)	1	2,287	2.6%	67,480	76.5%	$0	0.0%	$0.00
Vacant		20,694	23.5%	88,174	100.0%	$0	0.0%	$0.00
Total/Weighted Average	11	88,174	100.0%			$3,863,154	100.0%	$57.25

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the Lease Expiration Schedule.

(3)	Includes the 2,287 square foot management office where no lease is in effect.

The following table presents historical occupancy percentages at the 160 Pine Street Boulevard Property:

Historical Occupancy(1)

2016	2017	2018	2019	3/31/2021(2)
94.7%	92.5%	83.9%	95.1%	76.5%

(1)	Historical Occupancy provided by the 160 Pine Street Borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #9	Cut-off Date Balance:	$27,170,000
160 Pine Street	160 Pine Street	Cut-off Date LTV:	55.0%
San Francisco, CA 94111		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.2%

COVID-19 Update. As of March 1, 2021, the 160 Pine Street Property is open and operating; however, most of the office tenants are working remotely. As of March 23, 2021, 97.3% of tenants by UW base rent and 92.9% of tenants by occupied square footage, paid full rent in February and March 2021. Five tenants totaling 23.5% of occupied square footage requested rent relief, with 4 tenants totaling 21.1% receiving some form of rental relief. All tenants that requested relief are current on rent, with the exception of one tenant totaling 1.8% of underwritten base rent. As of March 23, 2021, the 160 Pine Street Mortgage Loan is not subject to any modification or forbearance request.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 160 Pine Street Property:

Cash Flow Analysis

	2017	2018	2019	2020	U/W	%(1)	U/W $ per SF
Base Rent	$3,569,031	$3,677,104	$4,297,374	$4,243,831	$5,117,486(2)	94.0%	$58.04
Grossed Up Vacant Space	0	0	0	0	0	0	0.00
Gross Potential Rent	$3,569,031	$3,677,104	$4,297,374	$4,243,831	$5,117,486	94.0%	$58.04
Total Recoveries	202,815	190,667	210,622	207,399	252,145	4.6	2.86
Other Income	162,420	152,772	171,319	156,052	71,752	1.3	0.81
Net Rental Income	$3,934,266	$4,020,543	$4,679,315	$4,607,282	$5,441,383	100.0%	$61.71
(Vacancy & Credit Loss)	0	0	0	0	(1,254,332)	(24.5)	(14.23)
Effective Gross Income	$3,934,266	$4,020,543	$4,679,315	$4,607,282	$4,187,051	76.9%	$47.49

Real Estate Taxes	173,921	176,344	185,448	196,650	335,971	8.0	3.81
Insurance	140,171	130,424	133,305	153,838	38,441(3)	0.9	0.44
Management Fee	116,325	123,351	133,261	133,226	125,612	3.0	1.42
Other Operating Expenses	1,337,360	1,277,686	1,415,341	1,263,091	1,447,890	34.6	16.42
Total Operating Expenses	$1,767,778	$1,707,806	$1,867,355	$1,746,805	$1,947,913	46.5%	$22.09

Net Operating Income(4)	$2,166,489	$2,312,737	$2,811,961	$2,860,477	$2,239,137	53.5%	$25.39
Replacement Reserves	0	0	0	0	20,280	0.5	0.23
TI/LC	0	0	0	0	85,484	2.0	0.97
Net Cash Flow	$2,166,489	$2,312,737	$2,811,961	$2,860,477	$2,133,373	51.0%	$24.20

NOI DSCR	2.19x	2.34x	2.85x	2.90x	2.27x
NCF DSCR	2.19x	2.34x	2.85x	2.90x	2.16x
NOI Debt Yield	8.0%	8.5%	10.3%	10.5%	8.2%
NCF Debt Yield	8.0%	8.5%	10.3%	10.5%	7.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent includes rent steps through April 2022 totaling $149,010.

(3)	The U/W Insurance expense is based on the actual property premium. The historical Insurance expense includes earthquake insurance, however, given earthquake insurance is not required under the 160 Pine Street loan documents, the expense was excluded.

(4)	The increase in YE NOI from 2018 to 2019 was primarily driven by an increase in occupancy from 83.9% in 2018 to 95.1% in 2019.

Appraisal. The appraiser concluded to an “As-Is Market Value” of $49,400,000 as of February 2, 2021. The appraiser also included a “Prospective Market Value at Stabilization” of $55,800,000 as of February 1, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated January 29, 2021, there are no Recognized, Controlled Recognized, or Historical Recognized Environmental Conditions at the 160 Pine Street Property.

Market Overview and Competition. The 160 Pine Street Property is located in the North Financial District in San Francisco, California. The area has access throughout the region via Interstate 80 and U.S. Highway 101, which are located 0.8 and 1.9 miles away, respectively. Additionally, the 160 Pine Street Property is located approximately two blocks from the Embarcadero BART/MUNI underground station, and one block from a Cable Car line that runs along California Street . The Financial district is the historical core of the central business district in San Francisco and contains two key landmarks including The Transamerica Pyramid and the Bank of America Building. The area is west of the Union Square District, which is considered a world-class shopping district. The neighborhood surrounding the 160 Pine Street Property consists of a mixture of office, retail and hotel development. According to a third party market research report, the estimated 2020 population within a two- and five-mile radius was approximately 251,990 and 654,906, respectively; and the estimated 2020 average household income within the same radii was approximately $138,701 and $151,762, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #9	Cut-off Date Balance:	$27,170,000
160 Pine Street	160 Pine Street	Cut-off Date LTV:	55.0%
San Francisco, CA 94111		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.2%

According to a third party market research report, the 160 Pine Street Property is situated within the Financial District office submarket of the San Francisco Office Market. As of March 17, 2021 the submarket reported a total inventory of approximately 30.6 million square feet with a 15.8% vacancy rate and averaging asking rent of $67.7.63 PSF.

The appraiser identified six office leases negotiated in competitive buildings in the marketplace with direct adjusted rents ranging from $59.00 to $85.00 per square foot, full service gross, with an average of $73.50 per square foot. The appraiser concluded to a market rent of $62.00 per square foot, full service gross.

The appraiser identified five retail leases negotiated in competitive buildings in the marketplace with direct adjusted rents ranging from $47.00 to $103.00 per square foot, triple net, with an average of $71.96 per square foot . The appraiser concluded to a market rent of $45.00 to $60.00 per square foot, triple net .

The following table presents certain information relating to the appraiser’s market rent conclusions for the 160 Pine Street Property:

Market Rent Summary(1)

	Office	Retail – Corner	Retail-Battery	Retail-Pine
Market Rent (PSF)	$62.00	$55.00	$60.00	$45.00
Lease Term (Years)	5	10	10	10
Lease Type (Reimbursements)	Full Service	NNN	NNN	NNN
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum
Tenant Improvements (New/Renew (PSF)	$55/$10	$55/$0	$55/$0	$55/$0
Free Rent (Months)(2)	6 / 2	6 / 0	6 / 0	6 / 0

(1)	Information obtained from the appraisal.

(2)	Due to COVID impact, Free rent is 6 months in Years 1-2 and 2 months thereafter.

The table below presents certain information relating to comparable sales pertaining to the 160 Pine Street Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
634 2nd Street	San Francisco, CA	1927/NAP	100%	46,752	Dec-20	$55,000,000	$1,176
Transamerica Pyramid Center	San Francisco, CA	1981/NAP	100%	191,142	Oct-20	$150,000,000	$785
1098 Harrison	San Francisco, CA	1924/NAP	100%	44,794	Sep-20	$52,000,000	$1,161
Townsend Building	San Francisco, CA	1903/NAP	100%	137,625	Jul-20	$140,000,000	$1,017
400 Montgomery St.	San Francisco, CA	1901/NAP	92%	85,580	Aug-19	$77,500,000	$906

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #9	Cut-off Date Balance:	$27,170,000
160 Pine Street	160 Pine Street	Cut-off Date LTV:	55.0%
San Francisco, CA 94111		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.2%

The following table presents certain information relating to comparable office leases related to 160 Pine Street Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
160 Pine Street (subject) San Francisco, CA	1956/1987	88,174(2)	76.5%(2)
200 Pine Street San Francisco, CA	1907/NAP	45,490	NAV	G4s Secure Solutions	5,263	Oct-20	1.0 Yrs	$62.00	FSG
832 Sansome St. San Francisco, CA	1912/NAP	14,154	NAV	Hill & Co	2,500	Nov-20	5.0 Yrs	$55.00	IG
201 California St. San Francisco, CA	1980/NAP	272,124	NAV	Mah & Company	5,500	Jan-21	2.0 Yrs	$85.00	FSG
Harold Dollar Building San Francisco, CA	1920/NAP	141,076	NAV	AlphaSights	8,435	Oct-20	3.8 Yrs	$80.00	IG
555 Montgomery St. San Francisco, CA	1984/NAP	242,509	NAV	Prometheus Partners	1,085	Oct-20	3.0 Yrs	$72.00	FSG
222 Kearny St. San Francisco, CA	1986/NAP	120,809	NAV	Vizio	8,000	Jun-20	2.0 Yrs	$79.00	FSG
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

The following table presents certain information relating to comparable retail leases related to 160 Pine Street Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
160 Pine Street (subject) San Francisco, CA	1956/1987	88,174(2)	76.5%(2)
600 California St. San Francisco, CA	1990/NAP	359,883	NAV	FedEx Office and Print	3,269	Mar-19	10.0 Yrs	$47.00	NNN
44 Montgomery St. San Francisco, CA	1966/NAP	688,902	NAV	First Republic Bank	4,713	Mar-19	12.0 Yrs	$103.00	NNN
Central Tower San Francisco, CA	1898/NAP	116,000	NAV	Blue Bottle Coffee	1,268	Feb-19	10.0 Yrs	$95.00	NNN
200 Pine St. San Francisco, CA	1907/NAP	45,490	NAV	Papyrus	603	Jan-19	5.0 Yrs	$54.82	NNN
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes - The loan documents require an upfront real estate tax reserve of $17,495 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $17,495).

Insurance - The loan documents require an upfront insurance reserve of $6,728 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially $3,364).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #9	Cut-off Date Balance:	$27,170,000
160 Pine Street	160 Pine Street	Cut-off Date LTV:	55.0%
San Francisco, CA 94111		U/W NCF DSCR:	2.16x
		U/W NOI Debt Yield:	8.2%

Replacement Reserve - The loan documents require ongoing monthly replacement reserves of $1,690 ($0.23 per square foot annually), capped  at $40,560 so long as no event of default exists and the 160 Pine Street Property is being adequately maintained as determined by lender based on annual site inspections.

TI/LC Reserve - The loan documents require an upfront general TI/LC reserve of $1,500,000 and ongoing monthly TI/LC reserves of $18,370 ($2.50 PSF annually), capped at $1,500,000, so long as no event of default exists. Leasing reserve funds will be disbursed for qualified leasing expenses in an amount that is the lesser of (a) the actual costs and (b) with respect to tenant improvements and leasing commission relating to a new or renewal lease, $5.00 per square foot per year of lease term, up to a maximum of $50.00 per square foot, provided that each lease will be for a minimum term of one year.

Structus Reserve - The loan documents require an upfront reserve of $55,632 related to tenant improvements relating to the Structus lease. In the event that a portion of the tenant improvement allowance under the Structus lease is converted to a rent credit, then the lender will disburse, to the cash management account on a monthly basis, the amount that corresponds to the amount of rent credit under the Structus lease for each month.

Existing Rent Concession Reserve - The loan documents require an upfront reserve of $71,418 related to outstanding free rent pursuant to the leases with Financial District (ACE) Hardware ($27,016), and Forell/Elsesser Engineers ($44,402).

Future TI/LC Reserve - The loan was originally structured with a $3.55 million economic holdback. Subsequent to loan closing, Posit Science, a sublease tenant in the building, signed a five year direct lease for their space, which produced a debt yield of 7.85%, and  thus resulted in the borrower satisfying the economic holdback release conditions. The holdback, net of the related tenant improvements, leasing commissions and free rent, has been released. The Future TI/LC reserve of $237,000 represents the amount of tenant improvements and leasing commissions which are payable in connection with the Posit Science lease.

Future Rent Concession Reserve - The Future Rent Concession reserve of $71,595 represents the amount of free rent which is payable in connection with the Posit Science lease. In addition, the 160 Pine Street Borrower may deposit the full amount of any future rent credits under a lease into this reserve for the purpose of the tenant to be deemed paying full rent.

Lockbox and Cash Management. The 160 Pine Street Mortgage Loan is structured with an in-place hard lockbox and the 160 Pine Street Borrower and property manager are required to direct the tenant to pay rent directly into such lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. All amounts in the lockbox account will be swept periodically into a lender-controlled cash management account and disbursed by the lender in accordance with the 160 Pine Street Mortgage Loan documents on each monthly payment date. So long as no Cash Trap Event Period (as defined below) is in effect, all excess cash flow on deposit in the lockbox account after application of the cash flow waterfall will be disbursed to the 160 Pine Street Borrower. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender and held as additional security for so long as the Cash Trap Event Period continues.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(iii)	the occurrence of an event of default under the loan documents; or

(iv)	the amortizing net cash flow debt service coverage ratio (“NCF DSCR”) being less than 1.25x for two consecutive calendar quarters.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the amortizing NCF DSCR being greater than or equal to 1.30x for two consecutive calendar quarters;

Property Management. The 160 Pine Street Property is managed by G&E Real Estate Management Services, Inc.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. A seismic risk assessment dated January 29, 2021 indicated a probable maximum loss of 18%. Earthquake insurance is not required.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Metairie MOB Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	AREF		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Various - Various
	Original Principal Balance:	$25,500,000		Location:	Metairie, LA
	Cut-off Date Balance:	$25,437,640		Size:	85,465 SF
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per SF:	$297.64
	Loan Purpose(1):	Recapitalization		Maturity Date Balance Per SF:	$242.35
	Borrower Sponsor:	John P. Hamide		Year Built/Renovated:	Various/Various
	Guarantor:	John P. Hamide		Title Vesting:	Fee
	Mortgage Rate:	4.6350%		Property Manager(2):	Various
	Note Date:	February 12, 2021		Current Occupancy (As of):	100.0% (2/9/2021)
	Seasoning:	2 months		YE 2020 Occupancy:	98.6%
	Maturity Date:	March 6, 2031		YE 2019 Occupancy:	98.7%
	IO Period:	0 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	120 months
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$38,200,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF:	$446.97
	Call Protection:	L(26),D(91),O(3)		As-Is Appraisal Valuation Date:	December 14, 2020
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(3)
	Additional Debt:	None		YE 2020 NOI(4):	$1,691,018
	Additional Debt Type (Balance):	NAP		YE 2019 NOI:	$1,725,195
				YE 2018 NOI:	$1,486,281
				U/W Revenues:	$2,867,717
				U/W Expenses:	$710,575
Escrows and Reserves(5)				U/W NOI(4):	$2,157,142
	Initial	Monthly	Cap	U/W NCF:	$2,140,049
Taxes	$65,170	$21,723	NAP	U/W DSCR based on NOI/NCF:	1.37x / 1.36x
Insurance	$56,008	$11,202	NAP	U/W Debt Yield based on NOI/NCF:	8.5% / 8.4%
Replacement Reserve	$0	$1,424	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.4% / 10.3%
TI/LC Reserve	$0	$8,903	NAP	Cut-off Date LTV Ratio:	66.6%
Immediate Repairs	$10,870	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$25,500,000	96.2%	Purchase price(1)	$15,219,277	57.4%
Sponsor Equity	1,008,323	3.8	Payoff amount(1)	10,390,454	39.2
			Closing Costs	766,545	2.9
			Upfront Reserves	132,048	0.5
Total Sources	$26,508,323	100.0%	Total Uses	$26,508,323	100.0%

(1)	The proceeds of the Metairie MOB Portfolio Mortgage Loan (as defined below) were used to acquire the Independence Plaza Property (as defined below) and an adjacent parking lot as well as to refinance a previous loan encumbering the 3530 Houma Boulevard Property (as defined below), which the borrower sponsor acquired in 2015. The borrower sponsor purchased the membership interest in the Independence Plaza Property on December 30, 2020 for $14,469,277 via seller financing (which was paid off at closing) and an adjacent parking lot for $750,000 in cash on January 26, 2021.

(2)	The Independence Plaza Property is managed by SRSA Gulf South Management, Inc. and the 3530 Houma Boulevard Property is self-managed by a sponsor affiliate.

(3)	While the Metairie MOB Portfolio Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Metairie MOB Portfolio Mortgage Loan more severely than assumed in the underwriting of the Metairie MOB Portfolio Mortgage Loan. The pandemic could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The increase in U/W NOI against YE 2020 NOI is primarily due to increase in rent achieved on new and renewal leases that were executed in early 2021.

(5)	See “Escrows” section below.

The Mortgage Loan. The mortgage loan (the “Metairie MOB Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 52,613 square foot, mixed-use property located at 4201 Veterans Memorial Boulevard and a 32,852 square foot, medical office property located at 3530 Houma Boulevard, Metairie, Louisiana (the “Metairie MOB Portfolio Properties”).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various Metairie, Louisiana 70006	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

The Borrower and Borrower Sponsor. The borrowing entity for the Metairie MOB Portfolio Mortgage Loan is MOB Holdings II, LLC, a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Metairie MOB Portfolio Mortgage Loan. John P. Hamide (“Dr. John P. Hamide”) is the borrower sponsor and guarantor of certain non-recourse carve-outs and environmental indemnities under the Metairie MOB Portfolio Mortgage Loan.

Dr. John P. Hamide is the owner of Capitol Imaging, a leading diagnostic imaging services firm with locations spanning both Louisiana and Alabama. Dr. John P. Hamide has nearly two decades of experience as a practicing physician focused on vascular / interventional radiology and cardiovascular diseases, specializing in targeted techniques to treat a range of diseases. Dr. John P. Hamide is also a real estate investor who owns 33 commercial properties comprised of approximately 367,000 square feet of office/medical office, retail, multifamily, raw land, and industrial, primarily located in Louisiana.

The Properties. The Metairie MOB Portfolio Properties consist of a mixed-use property located at 4201 Veterans Memorial Boulevard (the “Independence Plaza Property”) and a medical office property located at 3530 Houma Boulevard (the “3530 Houma Boulevard Property”) in Metairie, Louisiana. The Independence Plaza Property and 3530 Houma Boulevard Property are non-contiguous but are located approximately 0.2 miles from each other.

Independence Plaza Property

The Independence Plaza Property is a three-building, two-story, 52,613 square foot mixed-use (office/retail) property. The Independence Plaza Property is situated on a 3.8-acre site (inclusive of excess land parcel totaling 0.41 acres), was built in 1979 and renovated in 2020. The Independence Plaza Property was originally constructed as a strip shopping center, and is comprised of approximately 55.5% of medical office space (29,217 square feet), 32.9% of in-line retail space (17,288 square feet), and 11.6% of freestanding space (6,108 square feet). The Independence Plaza Property has been significantly improved via tenant build-out in recent years, including extensive renovation completed by the largest tenant, Diagnostic Imaging Services, Inc. (“DIS”) for reportedly $4.8 million and a $500,000 investment by tenant Chili’s (Brinker Louisiana, Inc.), in conjunction with its recent lease renewal at the Independence Plaza Property. The Independence Plaza Property features 336 surface parking spaces for a parking ratio of 6.39 per 1,000 square feet. The borrower sponsor acquired an 18,000 square foot parcel that is improved with surface parking for 52 vehicles along the east side of Houma Boulevard, to the rear of the main building (“DIS Parking”) in January 2021, which parcel is also collateral to the Metairie MOB Portfolio Mortgage Loan. The DIS Parking is leased to DIS for use as dedicated parking for its employees.

As of February 9, 2021, the Independence Plaza Property is 100.0% leased by a mix of 11 medical office and retail tenants. DIS, the largest tenant, occupies 50.6% of the NRA at Independence Plaza Property.

3530 Houma Boulevard Property

The 3530 Houma Boulevard Property is a three-story, 32,852 square foot medical office building. The 3530 Houma Boulevard Property was built in 2013, renovated in 2018 and is situated on a 1.11-acre site. The 3530 Houma Property is located three blocks south of East Jefferson General Hospital, a 420-bed hospital serving the East Bank of Jefferson Parish, Louisiana. The 3530 Houma Boulevard Property features 116 parking spaces (including spaces below the building) at 3.53 spaces per 1,000 square feet.

As of February 9, 2021, the 3530 Houma Boulevard Property is 100.0% occupied by five medical tenants. The largest tenant, HUM Provider Holdings, LLC, occupies 52.0% of the NRA at 3530 Houma Boulevard Property.

COVID-19 Update. As of April 6, 2021, the Metairie MOB Portfolio Properties are open. Tenants representing 100.0% of the underwritten base rent have made their rent payments for February and March 2021. Four tenants, representing 17.3% of NRA and 14.5% of underwritten base rent, paid deferred rent for the months of April and/or May 2020 or utilized 2019 CAM recovery reimbursements to cover rent for one to two months. All deferred rent has been repaid. As of April 8, 2021, there has been no forbearance or modification request on the Metairie MOB Portfolio Mortgage Loan, which has a first payment date of April 6, 2021.

Major Tenants.

Largest Tenant: Diagnostic Imaging Services, Inc (26,647 square feet; 31.2% of net rentable area; 36.2% of underwritten base rent; January 3, 2036 lease expiration; NYSE: DIS) – DIS is a sponsor-affiliated tenant that has been in occupancy at the Independence Plaza Property since August 2000. DIS specializes in providing outpatient imaging services including MRIs, 4D Ultrasounds, and mammography. DIS is a wholly owned subsidiary of and was acquired by Capitol Imaging in December 2016. DIS has twelve locations in southern Louisiana that generated a combined FY 2019 revenue of $23.175 million and EBITDA of $4.467 million, an EBITDA increase of 26% over FY 2018. The consolidated operations of Capitol Imaging generated $44.5 million in net revenue in FY 2019, and EBITDA of $11.9 million as of FY 2019.

Throughout its occupancy, DIS have renewed and/or expanded multiple times. DIS reportedly invested approximately $4.9 million ($183.89 per square foot) into upgrading its premises. In conjunction with the acquisition of the Independence Plaza Property, DIS executed a new 15-year lease at a rental rate of $32.00 per square foot triple net. The lease also provides for two, three-year renewal options and no termination options. DIS’ lease is personally guaranteed by the borrower sponsor.

Second Largest Tenant: HUM Provider Holdings, LLC (17,081 square feet; 20.0% of net rentable area; 21.8% of underwritten base rent; July 31, 2027 lease expiration) – HUM Provider Holdings, LLC, a tenant at the 3530 Houma Boulevard Property, is a subsidiary

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various Metairie, Louisiana 70006	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

of Humana Inc. (“Humana”) (BBB+/-Baa3/BBB+). Humana is a for-profit American health insurance company based in Louisville, Kentucky. Humana reported a 2020 revenue of $77.2 billion and net income of $3.4 billion. HUM Provider Holdings, LLC has been in occupancy at the 3530 Houma Boulevard Property since August 2017 and has since expanded its presence at the 3530 Houma Boulevard Property. Humana’s lease expires in July 2027, provides for two, five-year renewal options and has no termination options.

Third Largest Tenant: Chili’s (Brinker Louisiana, Inc.) (6,108 square feet; 7.1% of net rentable area; 8.2% of underwritten base rent; June 17, 2025 lease expiration) – Chili’s Grill & Bar, a tenant in the Independence Plaza Property, is an American casual dining restaurant chain. The company was founded in Texas in 1975 and is currently owned and operated by Brinker Louisiana, Inc. (“Brinker”). Brinker is an American multi-national hospitality industry company that owns Chili’s Grill & Bar and Maggiano’s Little Italy restaurant chains. Founded in 1975 and based in Dallas, Texas, Brinker currently owns, operates, or franchises 1,600 restaurants under the names Chili’s Grill & Bar and Maggiano’s Little Italy worldwide. Chili’s (Brinker Louisiana, Inc.) has been in occupancy at the Independence Plaza Property since June 1990. The Chili’s (Brinker Louisiana, Inc.) lease currently expires in June 2025 and has no renewal options, but Chili’s (Brinker Louisiana, Inc.) has previously renewed its tenancy at the Independence Plaza Property.

The following table presents certain information relating to the tenancy at the Metairie MOB Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Diagnostic Imaging Services, Inc(3)	NR/NR/NR	26,647	31.2%	$32.00	$852,704	36.2%	1/31/2036	2, 3-year	N
HUM Provider Holdings, LLC	BBB+/-Baa3/BBB+	17,081	20.0%	$28.00	$478,268	20.3%	7/31/2027	2, 5-year	N
Chili’s (Brinker Louisiana, Inc.)	NR/NR/NR	6,108	7.1%	$36.00	$219,888	9.3%	6/17/2025	NAP	N
PMR, LLC	NR/NR/NR	4,842	5.7%	$29.87	$144,631	6.1%	8/31/2027	2, 5-year	N
Sake Café (Rising Star Enterprises, LLC)	NR/NR/NR	5,000	5.9%	$17.00	$85,000	3.6%	5/31/2022	1, 5-year	N
Total Major Tenants		59,678	69.8%	$29.83	$1,780,491	75.5%

Non-Major Tenants		25,787	30.2%	$22.41	$577,884	24.5%

Occupied Collateral Total		85,465	100.0%	$27.59	$2,358,375	100.0%

Vacant Space		0	0.0%

Collateral Total		85,465	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through December 2021 totalling $12,779.

(3)	Diagnostic Imaging Services, Inc is owned by a sponsor affiliate and the lease is personally guaranteed by the borrower-sponsor.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various Metairie, Louisiana 70006	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

The following table presents certain information relating to the lease expiration schedule at the Metairie MOB Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	2,565	3.0%	2,565	3.0%	$28,215	1.2%	$11.00
2020	0	0	0.0%	2,565	3.0%	0	0.0%	0.00
2021	1	968	1.1%	3,533	4.1%	24,000	1.0%	24.79
2022	4	11,270	13.2%	14,803	17.3%	184,067	7.8%	16.33
2023	1	2,570	3.0%	17,373	20.3%	51,400	2.2%	20.00
2024	3	6,722	7.9%	24,095	28.2%	173,700	7.4%	25.84
2025	1	6,108	7.1%	30,203	35.3%	219,888	9.3%	36.00
2026	0	0	0.0%	30,203	35.3%	0	0.0%	0.00
2027	3	26,039	30.5%	56,242	65.8%	748,949	31.8%	28.76
2028	1	2,576	3.0%	58,818	68.8%	75,451	3.2%	29.29
2029	0	0	0.0%	58,818	68.8%	0	0.0%	0.00
2030	0	0	0.0%	58,818	68.8%	0	0.0%	0.00
Thereafter	2	26,647	31.2%	85,465	100.0%	852,704	36.2%	32.00
Vacant	1	0	0.0%	85,465	100.0%	0	0.0%	0.00
Total/Weighted Average	18	85,465	100.00%			$2,358,375	100.0%	$27.59

(1)	Information obtained from the underwritten rent roll dated February 9, 2021.

(2)	Annual U/W Base Rent includes contractual rent steps through December 2021 totaling $12,779.

The following table presents historical occupancy percentages at the Metairie MOB Portfolio Properties:

Metairie MOB Portfolio Properties - Historical Occupancy

	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	2/9/2021(2)
Metairie MOB Portfolio Properties	100.0%	98.7%	98.6%	100.0%
Independence Plaza Property	100.0%	97.9%	97.7%	100.0%
3530 Houma Boulevard Property	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various Metairie, Louisiana 70006	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Metairie MOB Portfolio Properties:

Cash Flow Analysis

	12/31/2018	12/31/2019	12/31/2020	U/W	%(1)	U/W $ per SF
Base Rent	$1,799,772	$2,084,290	$1,841,152	$2,345,596	77.7%	$27.45
Contractual Rent Steps(2)	0	0	0	12,779	0.4	0.15
Grossed Up Vacant Space	0	0	0	0	0.0	0.0
Gross Potential Rent	$1,799,772	$2,084,290	$1,841,152	$2,358,375	78.2%	$27.59
Other Income	(451)	50	1,251	23,823	0.8	0.28
Total Recoveries	328,438	297,174	512,560	635,199	21.1	7.43
Net Rental Income	$2,127,759	$2,381,514	$2,354,963	$3,017,396	100.0%	$35.31
(Vacancy & Credit Loss)	0	0	0	(149,679)	(5.0)(3)	(1.75)
Effective Gross Income	$2,127,759	$2,381,514	$2,354,963	$2,867,717	95.0%	$33.55

Real Estate Taxes	228,937	276,664	253,716	258,182	9.0	3.02
Insurance	99,192	93,652	122,343	138,419	4.8	1.62
Management Fee	58,404	54,088	59,943	86,032	3.0	1.01
Other Operating Expenses	254,944	231,915	227,942	227,942	7.9	2.67
Total Operating Expenses	$641,478	$656,319	$663,945	$710,575	24.8%	$8.31

Net Operating Income(4)	$1,486,281	$1,725,195	$1,691,018	$2,157,142	75.2%	$25.24
Replacement Reserves	0	0	0	17,093	0.6	0.20
TI/LC	0	0	0	0(5)	0.0	0.0
Net Cash Flow	$1,486,281	$1,725,195	$1,691,018	$2,140,049	74.6%	$25.04

NOI DSCR	0.94x	1.10x	1.07x	1.37x
NCF DSCR	0.94x	1.10x	1.07x	1.36x
NOI Debt Yield	5.8%	6.8%	6.6%	8.5%
NCF Debt Yield	5.8%	6.8%	6.6%	8.4%

(1)	Represents (i) percent of Net Rental Income for all revenue fields and for Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.

(2)	U/W Contractual Rent Steps include rent steps through December 2021 totalling $12,779.

(3)	The underwritten economic vacancy is 5.0%. The Metairie MOB Portfolio Properties were 100.0% physically occupied as of February 9, 2021.

(4)	The increase in U/W NOI against YE 2020 NOI is primarily due to increase in base rent of new and renewal leases that were executed in 2021.

(5)	U/W TI/LC includes 10.0% credit for the upfront TI/LC reserve of $1,068,313.

Appraisal. The appraiser concluded to an aggregate “as-is” Appraised Value of $38,200,000 for the Metairie MOB Portfolio Properties. The appraiser concluded to an “as-is” appraised value of $22,700,000 as of December 14, 2020 for the Independence Plaza Property. The appraised value is subject to the extraordinary assumptions that DIS finalizes its 15-year lease extension at a market rate of $32.00 per square foot, triple net and DIS Parking is purchased and utilized as parking. Both of the aforementioned conditions were satisfied. For the 3530 Houma Boulevard Property, the appraiser concluded to an “as-is” appraised value of $15,500,000 as of December 14, 2020.

Environmental Matters. According to the Phase I environmental site assessments dated December 22, 2020, there was no evidence of any recognized environmental conditions at the Metairie MOB Portfolio Properties.

Market Overview and Competition. The Metairie MOB Portfolio Properties are located within Metairie and Jefferson Parish, Louisiana, a part of the New Orleans-Metairie metro area. Primary highway access to the area is via Interstate 10 and public transportation is provided along Veterans Memorial Boulevard by Jefferson Transit, which provides bus service throughout the Metro area. The Metairie MOB Portfolio Properties are located on the primary commercial corridor in the market. The whole of the corridor from the Kenner City limits in the west to the Orleans Parish line in the east is one of the most highly trafficked thoroughfares in the market. The Metairie MOB Portfolio Properties are three blocks from East Jefferson General Hospital, a major demand generator for nearby medical office uses. In addition, Ochsner Health will develop a 185,000 square foot “super clinic” at the former Sears department store at the Clearview Mall on Veterans Memorial Boulevard in Metairie, located across from the Metairie MOB Portfolio Properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various Metairie, Louisiana 70006	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

Acccording to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius are 23,389, 122,582, and 252,234, respectively and the 2020 average household income in a one-, three- and five-mile radius are $72,146, $82,154 and $80,813, respectively.

According to the appraisal, the Metairie MOB Portfolio Properties are part of the Metairie submarket which is considered an upper tier submarket as compared to the other submarkets in the overall New Orleans MSA area due to its access to employment and population centers and well developed infrastructure. As of Q3 2020, the Metairie office submarket includes 10.5 million square feet of office inventory of the overall New Orleans MSA of 52.6 million square feet. Absorption for the last 12 months was flat for the overall market area and positive at the submarket level. As of third quarter 2020, the Metairie submarket had a vacancy of 7.6% in the Metairie submarket, with limited new construction of 0.1% of submarket inventory under development. As of Q3 2020, the average rental rate for the Metairie office submarket of $21.01 per square foot, is higher than the overall New Orleans MSA’s of $18.73 per square foot.

The Metairie retail submarket consists of approximately 12,460,000 square feet of inventory, which as of Q3 2020, benefits from an occupancy rate of 95.8%. Similar to the office market in Metairie, retail rents command a premium over the broader New Orleans MSA; retail rents for the Metairie submarket as of Q3 2020 were $21.22 per square foot NNN vs. $16.16 per square foot NNN for the New Orleans-Metairie market. The Metairie submarket benefits from limited new construction, with only 0.3% of submarket inventory under development as of Q3 2020. The overall market and submarket are largely built-out with little land available for large-scale development.

The following table presents certain information relating to rent comparable to the Metairie MOB Portfolio Properties:

Medical Office Rent Comparable Leases(1)

Property Name/Location	Distance from Subject	Tenant	Lease Term	Tenant Size (SF)(2)	Annual Base Rent PSF	Lease Type
Ochsner Boulevard Medical Office 1411 Ochsner Boulevard Covington, LA	35.7 miles	Confidential	5.0 Yrs	2,677	$22.50	NNN
3330 Kingman Street A 3330 Kingman Street Unit A Metairie, LA	0.3 miles	Crescent City Oral Surgery	5.0 Yrs	1,848	$29.22	NNN
Smile Doctors Office 2330 Gause Boulevard East Slidell, LA	39.1 miles	Smile Doctors, LLC	10.0 Yrs	3,523	$29.83	NNN
Smile Doctors Office 1206 East Judge Perez Drive Chalmette, LA	17.5 miles	Smile Doctors, LLC	10.0 Yrs	2,500	$33.60	NNN
Napolean Medical Building 2633 Napolean Avenue New Orleans, LA	10.7 miles	United HealthCare Services	5.0 Yrs	8,515	$34.32	Full Service

(1)	Information obtained from appraisal.

(2)	Displays tenant’s leased square footage

3530 Houma Boulevard Property

Office Rental Comparables Summary(1)

	Ochsner Boulevard Medical Office	3330 Kingman Street A	Smile Doctors Office – 2330 Gause Boulevard East	Smile Doctors Office – 1206 E Judge Perez Drive	Napolean Medical Building
Adjusted Market Rent (PSF)	$27.54	$34.07	$31.92	$35.95	$29.54
Square Footage	2,677	1,848	3,523	2,500	8,515
Lease Term (Years)	5.0	5.0	10.0	10.0	5.0
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	Full Service

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various Metairie, Louisiana 70006	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

Independence Plaza Property

Retail Rental Comparables Summary(1)

	Elmwood Shopping Center	Oakridge Shopping Center	Oakridge Shopping Center	Old Metairie Village	Trader Joe’s Center
Market Rent (PSF)	$36.00	$33.00	$32.00	$32.50	$36.56
Square Footage	1,378	3,030	950	1,000	5,217
Lease Term (Years)	5.5	9.6	3.0	5.0	5.0
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	Annually	Annually	None	Annually	Annually
Tenant Name	Main Squeeze	Ochsner Clinic	State Farm	Poke Loa	Krav Maga

(1)	Information obtained from the appraisal.

In-Line Retail Rent Comparable Leases(1)

Property Name/Location	Distance from Subject	Tenant	Lease Term	Tenant Size (SF)(2)	Annual Base Rent PSF	Rent Steps	Lease Type
Elmwood Shopping Center Elmwood, LA	4.3 miles	Main Squeeze	5.5 Yrs	1,378	$36.00	Annually	NNN
Oakridge Shopping Center Metairie, LA	3.9 miles	Ochsner Clinic	9.6 Yrs	3,030	$33.00	Annually	NNN
Oakridge Shopping Center Metairie, LA	3.9 miles	State Farm	3.0 Yrs	950	$32.00	None	NNN
Old Metairie Village Metairie, LA	4.0 miles	Poke Loa	5.0 Yrs	1,000	$32.50	Annually	NNN
Trader Joe’s Center Metairie, LA	1.7 miles	Krav Maga	5.0 Yrs	5,217	$36.56	Annually	NNN

(1)	Information obtained from appraisal.

(2)	Displays tenant’s leased square footage

Freestanding Retail Rent Comparable Leases(1)

Property Name/Location	Lease Date	Tenant	Lease Term	Tenant Size (SF) (2)	Annual Base Rent PSF	Rent Steps	Lease Type
Hammond Square Hammond, LA	Sep-20	Chipotle Mexican Grill	10.1 Yrs	2,507	$44.00	2.0% annually	NNN
69796 Stirling Boulevard Covington, LA	Feb-20	Walk-On’s Bistreaux	15.0 Yrs	8,720	$50.92	2.0% annually	NNN
4951 Lapalco Boulevard Marrero, LA	Sep-19	Chik-Fil-A	15.0 Yrs	4,877	$26.66	None	NNN
3420 Highway 190 Mandeville, LA	Dec-18	Chili’s	15.0 Yrs	5,532	$26.71	1.5% annually	NNN
3825 General De Gaulle Drive New Orleans, LA	Apr-18	Popeye’s	10.0 Yrs	1,976	$37.12	2.0% annually	NNN

(1)	Information obtained from appraisal.

(2)	Displays tenant’s leased square footage

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various Metairie, Louisiana 70006	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

The table below presents certain information relating to comparable sales pertaining to the Metairie MOB Portfolio Properties identified by the appraiser:

Independence Plaza Property - Comparable Sales Summary(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sales Price (PSF)	Adjusted Sales Price (PSF)
Outpatient Medical Offices	Rogers, AR	35,743	Apr-20	$15,925,000	$445.54	$431.73
Memorial Hermann	Bellaire, TX	99,768	May-20	$40,776,000	$408.71	$416.88
Wylie Medical Plaza	Wylie, TX	49,151	Feb-20	$18,000,000	$366.22	$298.83
The Aesthetic Medicine & Anti-Aging Clinic	Baton Rouge, LA	9,592	Mar-19	$2,650,000	$276.27	$290.09
Trader Joe’s Center	Metairie, LA	43,697	Nov-17	$29,921,250	$684.74	$447.82
Magazine Promenade	New Orleans, LA	22,596	Feb-16	$10,450,000	$462.47	$398.88

(1)	Information obtained from the appraisal.

3530 Houma Boulevard Property - Comparable Sales Summary(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sales Price (PSF)	Adjusted Sales Price (PSF)
Lafayette MOB	Lafayette, LA	99,055	Dec-20	$40,800,000	$411.89	$431.41
Texas Health Resources	Fort Worth, TX	29,020	Dec-20	$13,000,000	$447.97	$403.17
Memorial Hermann	Bellaire, TX	99,768	May-20	$40,776,000	$408.71	$458.57
Outpatient Medical Offices	Rogers, AR	35,743	Apr-20	$15,925,000	$445.54	$477.18
Wylie Medical Plaza	Wylie, TX	49,151	Feb-20	$18,000,000	$366.22	$392.22

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The Metairie MOB Portfolio Mortgage Loan documents require an upfront real estate tax reserve of $65,170 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initally $21,723).

Insurance – The Metairie MOB Portfolio Mortgage Loan documents require an upfront insurance reserve of $56,008 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months (initially $11,202).

Replacement Reserve – The Metairie MOB Portfolio Mortgage Loan documents require an ongoing monthly replacement reserve in an amount equal to $1,424 ($0.20 per square foot annually).

TI/LC Reserve – The Metairie MOB Portfolio Mortgage Loan documents require a monthly TI/LC reserve in an amount equal to $8,903. However, in lieu of the borrower depositing the monthly amount, the borrower is required to deposit a letter of credit on or before May 6, 2021 in an amount equal to $1,068,313.

Immediate Repairs – The Metairie MOB Portfolio Mortgage Loan documents require an upfront immediate repairs reserve of $10,870.

Lockbox and Cash Management. The Metairie MOB Portfolio Mortgage Loan is structured with a hard lockbox with springing cash management. At origination, established a lender-controlled lockbox account into which rents are required to be deposited by the borrower or manager within one business days of receipt, and the borrower was required to instruct tenants to deposit rents into such lockbox account. During a Cash Management Period (as defined below), all amounts in the lockbox account are to be transferred daily to the cash management account for the payment, among other things, of the debt service under the Metairie MOB Portfolio Mortgage Loan, monthly escrows and other expenses described in the Metairie MOB Portfolio Mortgage Loan documents. To the extent that there is excess cash flow following these disbursements and a Cash Management Period has occurred and is continuing, the excess cash will be held by the lender as additional security for the Metairie MOB Portfolio Mortgage Loan. Additionally, to the extent that a Lease Sweep Period (as defined below) has occurred and is continuing, the excess cash will be deposited into the Special Rollover Reserve subaccount. In the absence of a Cash Management Period and/or a Lease Sweep Period, the excess cash will be disbursed to the borrower.

A “Cash Management Period” will commence upon the earliest of (i) the stated maturity date, (ii) an event of default under the Metairie MOB Portfolio Mortgage Loan documents, (iii) if, as of the end of any quarter, the debt service coverage ratio of the Metairie MOB Portfolio Properties is less than 1.20x or (iv) a Lease Sweep Period. A Cash Management Period will end upon, with respect to clause

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various – Various	Loan #10	Cut-off Date Balance:	$25,437,640
Various Metairie, Louisiana 70006	Metairie MOB Portfolio	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	8.5%

(ii) above, the end of such event of default; with respect to clause (iii) above, the debt service coverage ratio being greater than or equal to 1.25x for on quarter; and with respect to clause (iii), the date on which all Lease Sweep Periods have ended.

A "Lease Sweep Period" will commence upon the occurrence of any of the following (i) the earlier of (a) the date that is 12 months prior to the end of the term of any Lease Sweep Lease (as defined below) including any renewal terms; or (b) the date the Lease Sweep Tenant (as defined below) gives such notice (whether actual or constructive) of its intention not to renew or extend; (ii) the date required under a Lease Sweep Lease by which the applicable Lease Sweep Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any Lease Sweep Tenant gives notice of its intention not to renew or extend its Lease Sweep Lease; (iii) any Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or any Lease Sweep Tenant gives notice of its intention to terminate, surrender or cancel its Lease Sweep Lease; (iv) any Lease Sweep Tenant discontinues its business in any material portion of its premises (i.e., "goes dark") or give notice that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder; (vi) the occurrence of a Lease Sweep Tenant insolvency proceeding; or

(vii) the credit rating of any Lease Sweep Tenant (or any replacement Tenant) being downgraded below "B" by S&P (or its functional equivalent by any other rating agency), to the extent a Lease Sweep Tenant (or any replacement Tenant) is, or becomes, graded by S&P (or its functional equivalent by any other rating agency).

“Lease Sweep Lease” means the HUM Provider lease, the Diagnostic Imaging Services, Inc lease, and any other lease (leased by such tenant and/or its affiliates) which (a) covers 15,000 square feet or more rentable square feet of the improvements at any of the Metairie MOB Portfolio Properties and/or (b) has a gross annual rent of more than 15% of the total annual rents of any Metairie MOB Portfolio Properties.

"Lease Sweep Tenant" means any tenant under a Lease Sweep Lease.

Property Management. The Independence Plaza Property is managed by SRSA Gulf South Management, Inc., a third party and the 3530 Houma Boulevard Property is self-managed.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Right of First Offer/Right of First Refusal. Humana has a right of first refusal to purchase its leased premises in the 3530 Houma Boulevard Property in the event that the borrower receives a bona fide third-party offer to purchase the related building. The borrower is required to provide Humana with notice of any such third-party offer. Upon receipt of such notice, Humana will have five days to provide the borrower written notice of its intent to exercise the right of first refusal. Humana’s right of first refusal is subordinate to the Metairie MOB Portfolio Mortgage Loan.

Terrorism Insurance. The Metairie MOB Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism insurance in an amount equal to the full replacement cost of the Metairie MOB Portfolio Properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

VI.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

UBS Securities, LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.